Exhibit 10.3

EXECUTION VERSION

SENIOR SECURED TERM LOAN AGREEMENT

Dated as of March 23, 2012

among

ENERGY TRANSFER EQUITY, L.P.,

as the Borrower,

CREDIT SUISSE AG,

as Administrative Agent,

and

The Other Lenders Party Hereto

$2.0 Billion Senior Secured Term Loan Facility

CREDIT SUISSE AG,

Syndication Agent

WELLS FARGO BANK, N.A., THE ROYAL BANK OF SCOTLAND PLC

SUNTRUST BANK, AND BNP PARIBAS

as Documentation Agents

CREDIT SUISSE SECURITIES (USA) LLC,

WELLS FARGO SECURITIES, LLC, BNP PARIBAS SECURITIES CORP.,

RBS SECURITIES INC., AND SUNTRUST ROBINSON HUMPHREY, INC.

as Co-Lead Arrangers and Joint Bookrunners

MERRILL LYNCH PIERCE, FENNER & SMITH INCORPORATED, J.P. MORGAN

SECURITIES LLC, THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. AND UBS

SECURITIES LLC

as Arrangers

TABLE OF CONTENTS

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5.12	Environmental Laws	55
5.13	Borrower’s Subsidiaries	56
5.14	Title to Properties; Licenses	56
5.15	Government Regulation	56
5.16	Solvency	57
5.17	Margin Regulations	57
5.18	Status as Senior Debt of the Borrower	57
5.19	Merger	57
5.20	Collateral Documents	57

ARTICLE VI AFFIRMATIVE COVENANTS		58
6.01	Payment and Performance	58
6.02	Books, Financial Statements and Reports	58
6.03	Other Information and Inspections	61
6.04	Notice of Material Events	61
6.05	Maintenance of Properties	62
6.06	Maintenance of Existence and Qualifications	62
6.07	Payment of Trade Liabilities, Taxes, etc	63
6.08	Insurance	63
6.09	Compliance with Law	63
6.10	Environmental Matters	63
6.11	Guaranties by Restricted Subsidiaries	64
6.12	[Reserved]	65
6.13	Further Assurances	65
6.14	Miscellaneous Business Covenants	65
6.15	Restricted/Unrestricted Persons	66
6.16	Pledge of SUG Holdco Stock; Common Collateral	66

ARTICLE VII NEGATIVE COVENANTS		66
7.01	Indebtedness	66
7.02	Limitation on Liens	68
7.03	Limitation on Mergers, Issuances of Subsidiary Securities	70
7.04	Limitation on Sales of Property	71
7.05	Limitation on Restricted Payment	72
7.06	Limitation on Investments, Loans and Advances	73
7.07	Transactions with Shareholders and Affiliates	73
7.08	Conduct of Business	74
7.09	Restrictive and Negative Pledge Agreements	74
7.10	Hedging Contracts	74
7.11	Commingling of Deposit Accounts and Accounts	74
7.12	Financial Covenants	75
7.13	Amendments or Waivers of Certain Agreements; Material Contracts	75
7.14	Sales and Lease-Back Transactions	75
7.15	Fiscal Year	75
7.16	Tax Status	75

ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES		76
8.01	Events of Default	76
8.02	Remedies Upon Event of Default	79
8.03	Application of Funds	79

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ARTICLE IX ADMINISTRATIVE AGENT		80
9.01	Appointment and Authority	80
9.02	Rights as a Lender	80
9.03	Exculpatory Provisions	81
9.04	Reliance by Administrative Agent	82
9.05	Delegation of Duties	82
9.06	Resignation of Administrative Agent	82
9.07	Non-Reliance on Administrative Agent and Other Lenders	83
9.08	No Other Duties, Etc	83
9.09	Administrative Agent May File Proofs of Claim	83
9.10	Guaranty and Collateral Matters	84
9.11	Release With Respect to Senior Note Obligations	84

ARTICLE X MISCELLANEOUS		84
10.01	Amendments, Etc	84
10.02	Notices; Effectiveness; Electronic Communication	86
10.03	No Waiver; Cumulative Remedies	87
10.04	Expenses; Indemnity; Damage Waiver	87
10.05	Payments Set Aside	89
10.06	Successors and Assigns	90
10.07	Treatment of Certain Information; Confidentiality	93
10.08	Right of Setoff	93
10.09	Interest Rate Limitation	94
10.10	Counterparts; Integration; Effectiveness	94
10.11	Survival of Representations and Warranties	94
10.12	Severability	94
10.13	Replacement of Lenders	95
10.14	Governing Law; Jurisdiction; Etc	95
10.15	Waiver of Jury Trial	96
10.16	USA PATRIOT Act Notice	97
10.17	Time of the Essence	97
10.18	No Recourse	97
10.19	Separateness	97
10.20	Effectiveness	98

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EXHIBITS

Exhibit A	Form of Assignment and Assumption
Exhibit B	Form of Compliance Certificate
Exhibit C	Form of Guaranty
Exhibit D	Form of Solvency Certificate
Exhibit E	Form of Loan Notice
Exhibit F	Form of Note
Exhibit G	Form of Perfection Certificate
Exhibit H-1	Form of Exemption Certificate for Non-U.S. Lenders that are not partnerships for U.S. Federal income tax purposes
Exhibit H-2	Form of Exemption Certificate for Non-U.S. Lenders that are partnerships for U.S. Federal income tax purposes

SCHEDULES

Schedule 1	Commitments
Schedule 2	Disclosure Schedule
Schedule 3	Notice Information

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SENIOR SECURED TERM LOAN AGREEMENT

This SENIOR SECURED TERM LOAN AGREEMENT is entered into as of March 23, 2012, among ENERGY TRANSFER EQUITY, L.P., a Delaware limited partnership (the “Borrower”), CREDIT SUISSE AG, as Administrative Agent and each lender from time to time party to this Agreement (collectively, the “Lenders” and individually, a “Lender”).

In consideration of the mutual covenants and agreements contained herein and in consideration of the loans which may hereafter be made by the Lenders to the Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms. As used in this Agreement, the following terms have the meanings set forth below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acquisition” means the acquisition, pursuant to the Merger Agreement, of all of the Equity Interests of the Company by the Borrower, either directly or through one of its Subsidiaries.

“Act” has the meaning given to such term in Section 10.16.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum equal to the LIBO Rate for such Interest Period multiplied by the Statutory Reserve Rate; provided in no event shall the Adjusted LIBO Rate be less than 0.75% per annum.

“Administrative Agent” means Credit Suisse AG in its capacity as administrative agent for the Lenders hereunder.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 3, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders. As of the Closing Date, the Administrative Agent’s Office is in New York, New York.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitments” means the Commitments of all the Lenders. The initial amount of the Aggregate Commitments is $2,000,000,000, subject to adjustment as set forth in this Agreement.

“Agreement” means this Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Alternate Base Rate” means, for any day, an interest rate per annum equal to the greatest of (a) the Prime Rate in effect on that day, (b) the Federal Funds Rate in effect on that day plus  1/2 of 1%, and (c) the Adjusted LIBO Rate for a one-month Interest Period on that day (or if that day is not a Business Day, the immediately preceding Business Day) plus 1% per annum; provided that for the avoidance of doubt the Adjusted LIBO Rate for any day shall be based on the rate determined on that day at approximately 11:00 a.m. (London time) by reference to the British Bankers’ Association Interest Settlement Rates for deposits in dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the British Bankers’ Association as an authorized vendor for the purpose of displaying such rates). Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Rate or the Adjusted LIBO Rate shall be effective on the effective date of such change in the Prime Rate, the Federal Funds Rate or the Adjusted LIBO Rate, as the case may be.

“Applicable ETP Credit Agreement” means the ETP Credit Agreement, as amended, modified, suspended, waived, restated, refinanced, extended or renewed after the Closing Date.

“Applicable MLP Credit Agreement” means the Applicable ETP Credit Agreement and the Applicable Regency Credit Agreement.

“Applicable Percentage” means with respect to any Lender, (a) prior to the Funding Date, the percentage of the Aggregate Commitments represented by such Lender’s Commitment and (b) thereafter, the percentage of the principal amount all Loans outstanding at such time represented by such Lender’s Loans.

“Applicable Rate” means, on any day, with respect to any Eurodollar Loan, 3.00% per annum and with respect to any ABR Loan, 2.00% per annum.

“Applicable Regency Credit Agreement” means the Regency Credit Agreement, as amended, modified, supplemented, waived, restated, refinanced, extended or renewed after the Closing Date.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and UBS Securities LLC, in their respective capacities as arrangers.

“Asset Sale” means in respect of any Person, a sale, lease or sublease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer or other disposition to, or any exchange of property with, any other Person, in one transaction or a series of transactions, of all or any part of such Person’s businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, the Equity Interests of an MLP, the Company or any of the Borrower’s Subsidiaries which has a gross sales price of more than $50,000,000 in the aggregate. For the avoidance of doubt, (i) each of the Citrus Drop Down and any conveyance, transfer or other disposition by the Borrower or any of its Subsidiaries (other than intercompany transfers among any of the Borrower or any of its Subsidiaries) related to the SUGS Drop Down/Transfer is an Asset Sale and (ii) no Other Drop Down/Transfer will be considered an Asset Sale.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by the definition thereof), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent.

“Attributable Debt” means, with respect to any Sale and Lease-Back Transaction not involving a Capital Lease Obligation, as of any date of determination, the total obligation (discounted to present value at the rate of interest implicit in the lease included in such transaction) of the lessee for rental payments (other than accounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items which do not constitute payments for property rights) during the remaining portion of the term (including extensions which are at the sole option of the lessor) of the lease included in such transaction (in the case of any lease which is terminable by the lessee upon the payment of a penalty, such rental obligation shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated).

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” has the meaning given such term in the introductory paragraph hereto.

“Borrowing” means Loans of the same Type, made, Converted or Continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Business Day” means any day other than (i) a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and (ii) if such day relates to any Eurodollar Loan, a day on which banks are not open for dealings in Dollar deposits in the London interbank eurodollar market.

“Capital Lease” means a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Capital Lease Obligation” means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease that would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

“Cash” means money, currency or a credit balance in any deposit account.

“Cash Equivalents” means Investments in:

(a) marketable obligations, maturing within 12 months after acquisition thereof, issued or unconditionally guaranteed by the United States or an instrumentality or agency thereof and entitled to the full faith and credit of the United States;

(b) demand deposits and time deposits (including certificates of deposit) maturing within 12 months from the date of deposit thereof, (i) with any office of any Lender or (ii) with a domestic office of any national or state bank or trust company which is organized under the Laws of the United States or any state therein, which has capital, surplus and undivided profits of at least $500,000,000, and whose long-term certificates of deposit are rated BBB+ or Baa1 or better, respectively, by any of the Rating Agencies;

(c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in subsection (a) above entered into with (i) any Lender or (ii) any other commercial bank meeting the specifications of subsection (b) above;

(d) open market commercial paper, maturing within 270 days after acquisition thereof, which are rated at least P-1 by Moody’s or A-1 by S&P; and

(e) money market or other mutual funds substantially all of whose assets comprise securities of the types described in subsections (a) through (d) above.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority. Notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith (whether or not having the force of law) or in implementation thereof, and (ii) all requests, rules, regulations, guidelines, interpretations, requirements, interpretations and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of law), in each case pursuant to Basel III, shall, in each case, be deemed to be a Change in Law, regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means the existence of any of the following: (a) any person or group (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than an Exempt Person, shall be the direct or indirect legal or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the combined voting power of the then total Equity Interests of the General Partner or (b) the General Partner shall not be the sole legal and beneficial owner of all of the general partner interests of the Borrower. As used herein “Exempt Person” means (i) any of Ray C. Davis, Kelcy L. Warren, the heirs at law of such individuals, entities or trusts owned by or established for the benefit of such individuals or their respective heirs at law (such as entities or trusts established for estate planning purposes) or (ii) entities owned solely by existing and former management employees of the General Partner.

“Citrus Drop Down” means, if the Citrus Transfer has not occurred on or prior to the Funding Date, the sale or transfer (by merger or otherwise) of the Company’s direct or indirect interest in Citrus Corp. to the Borrower (or any of its Subsidiaries or a newly formed affiliated entity) and the subsequent sale or transfer (by merger or otherwise) of such interest to ETP or its subsidiaries, and all transactions related thereto.

“Citrus Transfer” means the sale or transfer (by merger or otherwise) of the Company’s direct or indirect interest in Citrus Corp. to ETP or its subsidiaries.

“Closing Date” means the date on which this Agreement was duly executed and delivered by the parties, which date is March 23, 2012.

“Code” means the Internal Revenue Code of 1986, as amended, together with all rules and regulations promulgated with respect thereto.

“Collateral” means, collectively, all of the real, personal and mixed property (including Equity Interests) in which Liens are purported to be granted to the Collateral Agent, pursuant to the Collateral Documents in order to secure the Obligations.

“Collateral Agency Agreement” means that certain Collateral Agency Agreement among the Collateral Agent, the Revolving Administrative Agent, the Administrative Agent and the Indenture Trustee, as the same may be amended, modified, restated or replaced from time to time.

“Collateral Agent” means U.S. Bank National Association in its capacity as collateral agent pursuant to the Collateral Agency Agreement.

“Collateral Documents” means, collectively, the Pledge Agreement, the Collateral Agency Agreement and all other instruments, documents and agreements delivered by any Restricted Person pursuant to this Agreement or any other Loan Document that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

“Commission” means the United States Securities and Exchange Commission.

“Commitment” means, as to each Lender, its Commitment to make Loans to the Borrower in an aggregate principal amount set forth as its Commitment on Schedule 1 hereto or in an Assignment and Assumption pursuant to which such Lender becomes a party hereto, or as increased or decreased in an Assignment and Assumption, or decreased from time to time pursuant to Section 2.10, in each case as applicable.

“Commitment Period” means the period from and including the Closing Date to and including the earliest of (a) the Termination Date (as defined in the Merger Agreement in effect as of July 19, 2011, including as such date may be extended in accordance with Section 7.1(b) of the Merger Agreement in effect as of the Closing Date), (b) the date that the Merger Agreement is terminated or expires, and (c) 180 days after July 4, 2012, such termination to occur at 11:59 p.m. on such date.

“Company” means Southern Union Company, a Delaware corporation.

“Company Material Adverse Effect” means a “Company Material Adverse Effect” as defined in the Merger Agreement as in effect on July 19, 2011.

“Compliance Certificate” means a certificate substantially in the form of Exhibit B.

“Consolidated” refers to the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a Person’s Consolidated financial statements, financial condition, results of operations, cash flows, assets, liabilities, etc. refer to the consolidated financial statements, financial condition, results of operations, cash flows, assets, liabilities, etc. of such Person and its properly consolidated subsidiaries.

“Consolidated EBITDA of SUG” means, for any period, “Consolidated EBITDA” as defined in the SUG Credit Agreement.

“Consolidated EBITDA of the Borrower” means, for any period of four Fiscal Quarters, the sum of (without duplication):

(a) four times the amount of cash distributions payable with respect to the last Fiscal Quarter in such period by an MLP or any Drop Down Entity to the Borrower or its Restricted Subsidiaries in respect of limited partnership units in such MLP or Equity Interests in a Drop Down Entity to the extent actually received on or prior to the date the financial statements with respect to such Fiscal Quarter referred in Section 6.02 are required to be delivered by the Borrower; provided that if the Borrower has acquired or disposed of any limited partnership units in such MLP or the Borrower or any of its subsidiaries has made a Specified Acquisition or Specified Disposition at any time after the first day of such Fiscal Quarter, the determinations in this clause (a) shall be made giving pro forma effect to such acquisition or disposition as if such acquisition or disposition had occurred on the first day of the Fiscal Quarter; plus

(b) four times the amount of cash distributions payable with respect to the last Fiscal Quarter in such period by an MLP to the Borrower or its Restricted Subsidiaries in respect of the general partnership interests or incentive distribution rights to the extent actually received on or prior to the date the financial statements with respect to such Fiscal Quarter referred in Section 6.02 are required to be delivered by the Borrower; provided that if the Borrower has acquired or disposed of any general partnership interests or incentive distribution rights in an MLP at any time after the first day of such Fiscal Quarter, the determinations in this clause (b) shall be made giving pro forma effect to such acquisition or disposition as if such acquisition or disposition had occurred on the first day of the Fiscal Quarter; plus

(c) four times the amount of SUG Pro Forma Cash Distributions calculated with respect to the last Fiscal Quarter in such period; plus

(d) Consolidated Net Income of the Borrower and its Restricted Subsidiaries for such four Fiscal Quarter period, plus, but without duplication, (i) each of the following to the extent deducted in determining such Consolidated Net Income (A) all Consolidated Interest Expense, (B) all income taxes (including any franchise taxes to the extent based upon net income), (C) all depreciation and amortization (including amortization of intangible assets), (D) Prepayment Hedge Termination Expenses to the extent not included in Consolidated Interest Expense, and (E) any other non-cash charges or losses (including any non-cash losses resulting from the impairment of long-lived assets, goodwill or intangible assets) , minus (ii) each of the following (A) all non-cash items of income or gain which were included in determining such Consolidated Net Income, and (B) any cash payments made during such period in respect of items described in clause (i)(E) of this clause (d) subsequent to the Fiscal Quarter in which the relevant non-cash charges or losses were reflected as a charge in the statement of Consolidated Net Income; provided that the determinations in this clause (d) shall be made excluding each MLP and its subsidiaries, the Company and its subsidiaries or any Drop Down Entity and its subsidiaries and provided further, that if the Borrower or its Restricted Subsidiaries has made a Specified Acquisition or Specified Disposition at any time after the first day of such Fiscal Quarter, the determinations in this clause (d) shall be made giving pro forma effect to such acquisition or disposition as if such acquisition or disposition had occurred on the first day of the Fiscal Quarter. For the avoidance of doubt, the determinations in this clause (d) shall not include Consolidated Net Income attributable to distributions by an MLP, the Company or any Drop Down Entity.

“Consolidated Fixed Charges” means, for any period, without duplication, the sum of (i) the preferred distributions paid in cash during such period on the Restructuring Preferred Units and (ii) Consolidated Interest Expense (other than Prepayment Hedge Termination Expenses to the extent included in Consolidated Interest Expense) for such period.

“Consolidated Funded Debt of the Borrower” means, as at any date of determination, the sum of the following (without duplication): (i) all Indebtedness on a Consolidated balance sheet of the Borrower and its Restricted Subsidiaries prepared as of such date in accordance with GAAP, (ii) Indebtedness for borrowed money of the Borrower and its Restricted Subsidiaries outstanding under a revolving credit or similar agreement, notwithstanding the fact that any such borrowing is made within one year of the expiration of such agreement, (iii) obligations of the Borrower and its Restricted Subsidiaries in respect of Capital Leases, (iv) all Indebtedness in respect of any Guarantee by a Restricted Person of Indebtedness of any Person other than a Restricted Person, other than any Drop Down/Transfer Guarantees; provided that the determinations in this definition shall be made excluding each MLP, the Company, the Drop Down Entities and their respective subsidiaries, and (v) the maximum amount required to be paid to the holders thereof in cash upon the exercise of any redemption (other than an optional redemption elected by the Borrower) or put right in respect of the Restructuring Preferred Units. For the avoidance of doubt, in no event shall any Drop Down Equity or Drop Down/Transfer Debt constitute “Consolidated Funded Debt of the Borrower”.

“Consolidated Interest Expense” means, for any period, all interest reflected on the income statement of the Borrower during such period on, and all fees and related charges in respect of, Indebtedness which was deducted in determining Consolidated Net Income of the Borrower during such period; provided that the determinations in this definition shall be made excluding each MLP, the Company, the Drop Down Entities and their respective subsidiaries. For the avoidance of doubt, in no event shall any Drop Down Equity or Drop Down/Transfer Debt constitute “Indebtedness” for purposes of this definition.

“Consolidated Net Income” means, for any Person and any period, such Person’s and its subsidiaries’ gross revenues for such period, minus such Person’s and its subsidiaries’ expenses and other proper charges against income (including taxes on income to the extent imposed), determined on a Consolidated basis after eliminating earnings or losses attributable to outstanding minority interests and excluding the net earnings or losses of any Person, other than a subsidiary of such Person, in which such Person or any of its subsidiaries has an ownership interest. Consolidated Net Income shall not include (a) any gain or loss from the sale of assets other than in the ordinary course of business, (b) any extraordinary gains or losses, or (c) any non-cash gains or losses resulting from mark to market activity as a result of SFAS 133. Consolidated Net Income of a Person for any period shall include any cash dividends and distributions actually received during such period from any Person, other than a subsidiary, in which such Person or any of its subsidiaries has an ownership interest.

“Continue,” “Continuation,” and “Continued” refer to the continuation pursuant to Section 2.03 of a Eurodollar Loan as a Eurodollar Loan from one Interest Period to the next Interest Period.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Convert,” “Conversion,” and “Converted” refers to a conversion pursuant to Section 2.03 or ARTICLE III of one Type of Loan into another Type of Loan.

“Cumulative Amount” means, on any date of determination (the “Reference Date”),

(a)	the aggregate amount received by the Borrower or any Restricted Person from cash dividends and distributions received from the Company or any Person owned by the Company and the net cash proceeds received in connection with the disposition of assets of or the Borrower’s direct or indirect Equity Interests in the Company or any Person owned by the Company, in each case, during the period from the Funding Date through and including the Reference Date minus

(b)	the aggregate amount of Investments then outstanding made using the Cumulative Amount pursuant to clause (g) of the definition of “Permitted Investment”.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means, at the time in question, (a) for any Eurodollar Loan (up to the end of the applicable Interest Period), 2.00% per annum plus the Applicable Rate for Eurodollar Loans plus the Adjusted LIBO Rate then in effect and (b) for each ABR Loan, 2.00% per annum plus the Applicable Rate for ABR Loans plus the Alternate Base Rate; provided, however, the Default Rate shall never exceed the Maximum Rate.

“Defaulting Lender” means any Lender, as reasonably determined by the Administrative Agent in consultation with the Borrower, that has (a) on the Funding Date, failed to fund any portion of its Loans within three Business Days of the date required to be funded by it hereunder (unless (i) that Lender and at least one other unaffiliated Lender have notified the Administrative Agent and the Borrower in writing of their good faith determination that a condition to their obligation to fund their Loans has not been satisfied and (ii) Lenders representing a majority in interest of the Commitments have not advised the Administrative Agent in writing of their determination that such condition has been satisfied), (b) on or before the Funding Date, notified the Borrower, the Administrative Agent or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements generally in which it commits to extend credit, (c) failed within three Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund its prospective Loans on the Funding Date (unless (i) that Lender and at least one other unaffiliated Lender have notified the Administrative Agent and the Borrower in writing of their good faith determination that a condition to their obligation to fund their Loans has not been satisfied and (ii) Lenders representing a majority in interest of the Commitments have not advised the Administrative Agent in writing of their determination that such condition has been satisfied), (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good-faith dispute, or (e) on or before the Funding Date, become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such capacity, or has consented to, approved of or acquiesced in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has consented to, approved of or acquiesced in any such proceeding or appointment; provided that (i) if a Lender would be a “Defaulting Lender” solely by reason of events relating to a parent company of that Lender as described in clause (e) above, the Administrative Agent may, in its discretion, determine that such Lender is not a “Defaulting Lender” if and for so long as the Administrative Agent is satisfied that such Lender will continue to perform its funding obligations hereunder, (ii) the Administrative Agent and the Borrower, collectively, may, by notice to the Lenders, declare that a Defaulting Lender is no longer a “Defaulting Lender” if the Administrative Agent and the Borrower, collectively, determine, in their discretion, that the circumstances that resulted in that Lender becoming a “Defaulting Lender” no longer apply, and (iii) no Lender shall be considered a Defaulting Lender under clause (e) above solely because of the acquisition or maintenance of an interest in such Lender or its parent company or the exercise of control over such Lender or its parent company by a Governmental Authority.

“Disclosure Schedule” means Schedule 2 hereto.

“Discounted Term Loan Prepayments” has the meaning set forth in Section 2.05(a)(ii).

“Dollar” and “$” mean lawful money of the United States.

“Drop Down” means any of the Citrus Drop Down, the SUGS Drop Down/Transfer or any Other Drop Down/Transfer.

“Drop Down Entity” means each of Citrus Corp., Southern Union Gas Services, Ltd. and any Other Business or any other Person owning assets that are the subject of a Drop Down, for so long as any such Person is a direct or indirect Subsidiary of the Borrower but not a direct or indirect subsidiary of an MLP or the Company (or any of their subsidiaries).

“Drop Down Equity” means any series of Equity Interests of the Borrower issued to the Company and/or one or more of its subsidiaries as consideration for any Drop Down, provided that the terms of such Equity Interests do not (i) require the Borrower to redeem any of such Equity Interests prior to the date which is one year after the Maturity Date, (ii) require the payment of a cash dividend greater than 10% per annum and (iii) contain any covenants or provisions which would be more onerous than those contained in this Agreement.

“Drop Down/Transfer Debt” means any Indebtedness of the Borrower or any of its Subsidiaries issued to the Company, either MLP and/or their respective subsidiaries or a Drop Down/Transfer Joint Venture in connection with any Drop Down or Transfer; provided that (i) such Drop Down/Transfer Debt is contractually subordinated in right of payment under usual and customary terms of subordination which include payment blockage rights in favor of any senior Indebtedness associated with payment defaults under such senior Indebtedness and 180-day blockage rights in favor of senior Indebtedness associated with non-payment defaults, (ii) such Drop Down/Transfer Debt has no amortization , (iii) the tenor of such Drop Down/Transfer Debt is at least one year later than the latest Maturity Date then applicable to the Loans, (iv) such Drop Down/Transfer Debt contains no agreements, covenants or events of default which would be more onerous than those contained in this Agreement and (v) such Drop Down/Transfer Debt is not secured.

“Drop Down/Transfer Guarantees” means, (a) in respect of any Transfer, any Guarantee by the transferor or any of its subsidiaries in such Transfer of Indebtedness of the transferee (or its parent or subsidiaries) issued or incurred to finance such Transfer, and (b) in respect of any

Drop Down, any Guarantee by the Borrower or any of its subsidiaries in such Drop Down of Indebtedness of the transferee (or its parent or subsidiaries) issued or incurred to finance such Drop Down; provided that, in each case, (i) the Person issuing such Guarantee is expressly secondarily and not primarily liable in respect of such Guarantee and (ii) such Guarantee is enforceable only after all remedies against the primary obligor for such Indebtedness have been exhausted.

“Drop Down/Transfer Joint Venture” means (a) a joint venture, which may be structured as a partnership, limited liability company or other form of Person, among any of the Borrower, the Company, either MLP and/or their respective subsidiaries or (b) any subsidiary of such joint venture.

“Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by the Administrative Agent; provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

“Environmental Laws” means any and all Laws relating to the environment, to the protection of wildlife, or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution use, treatment, storage, disposal, transport, or handling of, or exposure to, pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or non-voting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, together with all rules and regulations promulgated with respect thereto.

“ERISA Affiliate” means each Restricted Person and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that, together with such Restricted Person, are treated as a single employer under Section 414 of the Code.

“ERISA Plan” means any employee pension benefit plan subject to Title IV of ERISA in respect of which any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be determined to be) an “employer” as defined in Section 3(5) of ERISA.

“ETP” means Energy Transfer Partners, L.P., a Delaware limited partnership, or the corporate, partnership or limited liability successor thereto.

“ETP Credit Agreement” means the Second Amended and Restated Credit Agreement dated as of October 27, 2011, by and among ETP, Wells Fargo Bank, National Association, as administrative agent and the other agents and the lenders from time to time party thereto, as amended, modified, waived, restated, replaced, refinanced or otherwise supplemented on or prior to the date hereof.

“ETP GP” means Energy Transfer Partners GP, L.P., a Delaware limited partnership, or the corporate, partnership or limited liability successor thereto, in either case which is the sole general partner of ETP.

“ETP LLC” means Energy Transfer Partners, L.L.C., a Delaware limited liability company, or the corporate, partnership or limited liability successor thereto, in either case which is the general partner of ETP GP.

“ETP Material Adverse Effect” means a material adverse effect on (i) the financial condition, operations or properties of ETP and its subsidiaries, taken as a whole, or (ii) the ability of ETP to perform its obligations under the Applicable ETP Credit Agreement or the ability of its subsidiaries, taken as a whole, to perform their respective obligations under the guarantee of the Applicable ETP Credit Agreement, or (iii) the validity or enforceability of the Applicable ETP Credit Agreement and related documents.

“ETP Reporting” means all information or reports that relate to ETP and its subsidiaries (including their respective financial condition, operations, properties, prospects, business, liabilities, or compliance): (i) required to be provided pursuant to Section 6.02 or 6.04; (ii) provided to the management of the Borrower; or (iii) that has become publicly available.

“Eurodollar Loan” means a Loan or portion of a Loan that bears interest at a rate based on the Adjusted LIBO Rate.

“Event of Default” has the meaning given to such term in Section 8.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes) by the United States of America (or any political subdivision thereof), or by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located, (c) any United States federal backup withholding tax required to be withheld from amounts payable to a Lender as a result of such Lender’s failure to comply with Section 3.01(e), (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 10.13), any United States withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.01, and (e) any U.S. federal withholding Taxes imposed under FATCA.

“Extended Maturity Date” has the meaning given to such term in Section 2.12(a).

“Extension” has the meaning given to such term in Section 2.12(a).

“Extension Amendment” has the meaning given to such term in Section 2.12(d).

“Extension Loan” means a Loan that is subject to an Extension Amendment.

“Extension Offer” has the meaning given to such term in Section 2.12(a).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Federal Funds Rate”means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

“Fiscal Quarter” means a three-month period ending on the last day of March, June, September and December or such other four consecutive three-month periods in a Fiscal Year as may be adopted by the General Partner.

“Fiscal Year” means a twelve-month period ending on December 31 or such other day as may be adopted by the General Partner.

“Foreign Lender” means any Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“Funding Date” means the date on which all the conditions precedent in Section 4.01 and Section 4.02 are satisfied or waived in accordance with Section 10.01, and on which the initial Borrowings are made.

“GAAP” means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of the Borrower and its Consolidated subsidiaries, are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the Initial Financial Statements. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to the Borrower or with respect to the Borrower and its Consolidated subsidiaries may be prepared in accordance with such change, but all calculations and determinations to be made hereunder may be made in accordance with such change only after notice of such change is given to each Lender, and the Borrower and Majority Lenders agree to such change insofar as it affects the accounting of the Borrower or of the Borrower and its Consolidated subsidiaries.

“General Partner” means LE GP, LLC, a Delaware limited partnership, or the corporate, partnership or limited liability successor thereto.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The term “Guarantee” shall exclude endorsements in the ordinary course of business of negotiable instruments in the course of collection. The amount of any Guarantee shall be deemed to be an amount equal to the lesser of (i) the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made, or (ii) if not stated or determinable or if such Guarantee by its terms is limited to less than the full amount of such primary obligation, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith or the amount to which such Guarantee is limited. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means any Restricted Subsidiary of the Borrower that now or hereafter executes and delivers a Guaranty to the Administrative Agent pursuant to Section 6.11.

“Guaranty” means, collectively, one or more Guarantees of the Obligations made by the Guarantors in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit C, including any supplements to an existing Guaranty in substantially the form that is a part of Exhibit C.

“Hazardous Materials” means any substances regulated under any Environmental Law, whether as pollutants, contaminants, or chemicals, or as industrial, toxic or hazardous substances or wastes, or otherwise.

“Hedging Contract” means (a) any agreement providing for options, swaps, floors, caps, collars, forward sales or forward purchases involving interest rates, commodities or commodity prices, equities, currencies, bonds, or indexes based on any of the foregoing, (b) any option, futures or forward contract traded on an exchange, and (c) any other derivative agreement or other similar agreement or arrangement.

“Hedging Termination Value” means, in respect of any one or more Hedging Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Contracts, (a) for any date on or after the date such Hedging Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Contracts.

“Indebtedness” means, with respect to any Person, without duplication:

(a) indebtedness for borrowed money, all obligations upon which interest charges are customarily paid and all obligations evidenced by any bond, note, debenture or other similar instrument that such Person has directly or indirectly created, incurred or assumed;

(b) obligations of others secured by any Lien in respect of property owned by such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness; provided that the amount of such Indebtedness, if such Person has not assumed the same or become liable therefor, shall in no event be deemed to be greater than the fair market value from time to time of the property subject to such Lien;

(c) indebtedness, whether or not for borrowed money (excluding trade payables and accrued expenses arising in the ordinary course of business and payable in the ordinary course of business), with respect to which such Person has become directly or indirectly liable and which represents the deferred purchase price (or a portion thereof) or has been incurred to finance the purchase price (or a portion thereof) of any property or service or business acquired by such Person, whether by purchase, consolidation, merger or otherwise;

(d) the principal component of Capital Lease Obligations to the extent such obligations would, in accordance with GAAP, appear on a balance sheet of such Person;

(e) Attributable Debt of such Person in respect of Sale and Lease-Back Transactions not involving a Capital Lease Obligation;

(f) mandatory obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in cash in respect of any Equity Interest (other than Drop Down Equity) in such Person or any other Person, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends or distribution;

(g) obligations, contingent or fixed, of such Person as an account party in respect of letters of credit (other than letters of credit incurred in the ordinary course of business and consistent with past practice or letters of credit outstanding on the effective date of this Agreement);

(h) liabilities of such Person in respect of unfunded vested benefits under pension plans (determined on a net basis for all such plans) and all asserted withdrawal liabilities of such Person or a commonly controlled entity to a multi-employer plan;

(i) obligations of such Person in respect of bankers’ acceptances (other than in respect of accounts payable to suppliers incurred in the ordinary course of business consistent with past practice);

(j) Guarantees by such Person in respect of obligations of the character referred to in clause (a), (b), (c), (d), (e), (f), (g), (h) or (i) of this definition of any other Person;

(k) obligations of the character referred to in clause (a), (b), (c), (d), (e), (f), (g), (h), (i) or (j) of this definition deemed to be extinguished under GAAP but for which such Person remains legally liable;

(l) amendment, supplement, modification, deferral, renewal, extension or refunding of any obligation or liability of the types referred to in clauses (a) through (k) above; and

(m) obligations arising out of Hedging Contracts (on a net basis to the extent netting is provided for in the applicable Hedging Contract).

For the avoidance of doubt, for no purposes of this Agreement or any other Loan Document shall the Drop Down Equity constitute “Indebtedness”.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning given to such term in Section 10.04(b).

“Indenture” means the Indenture dated as of September 20, 2010, between the Borrower and the Indenture Trustee, as supplemented from time to time.

“Indenture Trustee” means U.S. Bank National Association, in its capacity as trustee, under the Indenture, together with any successors in such capacity.

“Initial Borrower Financial Statements” means the audited Consolidated financial statements for each of the Borrower and the Company including the related Consolidated balance sheets and related statements of income, partners’ equity and cash flow (i) with respect to the Borrower, for the Fiscal Years ended December 31, 2011, December 31, 2010 and December 31, 2009 and (ii) with respect to the Company, for the three most recent Fiscal Years ended at least 90 days prior to the Funding Date.

“Initial ETP Financial Statements” means the audited Consolidated annual financial statements of ETP as of December 31, 2011.

“Initial Financial Statements” means (a) the Initial Borrower Financial Statements, (b) the Initial ETP Financial Statements and (c) the Initial Regency Financial Statements.

“Initial Regency Financial Statements” means the audited Consolidated annual financial statements of Regency as of December 31, 2011.

“Interest Payment Date” means (a) as to any Eurodollar Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates and (b) as to any ABR Loan, the last Business Day of each Fiscal Quarter and the Maturity Date.

“Interest Period” means, as to each Eurodollar Loan, the period commencing on the date such Eurodollar Loan is disbursed or Converted to or Continued as a Eurodollar Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Loan Notice, or such period that is nine or twelve months thereafter if requested by the Borrower and consented to by all the Lenders, provided that: (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period, (c) no Interest Period may extend beyond a date on which a payment of principal is then scheduled if the effect of such payment would cause the Borrower to repay a Eurodollar Loan prior to the last day of the then current Interest Period, and (d) no Interest Period may extend beyond the Maturity Date.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees obligations of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of determining the outstanding amount of an Investment, the amount of any Investment shall be the amount actually invested (without adjustment for subsequent increases or decreases in the value of such Investment) reduced by the cash proceeds received upon the sale, liquidation, repayment or disposition of such Investment (less all costs thereof) or other cash proceeds received as a return of capital of such Investment in an aggregate amount up to but not in excess of the amount of such Investment.

“Laws” means any statute, law (including common law), regulation, ordinance, rule, treaty, judgment, order, decree, permit, concession, franchise, license, agreement or other governmental restriction of the United States or any state or political subdivision thereof or of any foreign country or any department, state, province or other political subdivision thereof.

“Lead Arrangers” means Credit Suisse Securities (USA) LLC, Wells Fargo Securities, LLC, BNP Paribas Securities Corp., RBS Securities Inc., and SunTrust Robinson Humphrey, Inc., in their respective capacities as co-lead arrangers and joint bookrunners.

“Lender” has the meaning given to such term in the introductory paragraph hereto.

“Lender Hedging Obligations” means all obligations arising from time to time under Hedging Contracts entered into from time to time between the Borrower or any of its Restricted Subsidiaries and a counterparty that is a Revolving Lender or an Affiliate of a Revolving Lender which constitute “Lender Hedging Obligations” under the Revolving Credit Agreement.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means each letter of credit under the Revolving Credit Agreement.

“Leverage Ratio of the Borrower” means, on any date, the ratio of (a) Consolidated Funded Debt of the Borrower outstanding on the specified date to (b) the Consolidated EBITDA of the Borrower for the four Fiscal Quarter period most recently ended.

“Liabilities” means, as to any Person, all indebtedness, liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered liabilities pursuant to GAAP.

“LIBO Rate” means, for any Interest Period, (a) the rate per annum determined by the Administrative Agent at approximately 11:00 a.m., London, England time, on the date that is two Business Days prior to the commencement of that Interest Period by reference to the British Bankers’ Association Interest Settlement Rates for deposits in Dollars (as set forth by the Bloomberg Information Service or any successor thereto or any other service selected by the Administrative Agent which has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to that Interest Period or (b) if at any time the rate specified in clause (a) of this definition is not provided by any such service (or any successor or substitute page or any such successor to or substitute for such service), “LIBO Rate” means, with respect to each day during each Interest Period pertaining to applicable Borrowings of Eurodollar Loans comprising part of the same Borrowing, the rate per annum equal to the rate at which the Administrative Agent is offered deposits in dollars at approximately 11:00 a.m., London, England time, two Business Days prior to the first day of such Interest Period in the London interbank market for delivery on the first day of such Interest Period for the number of days comprised therein; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m., London, England time, on the date that is two Business Days prior to the beginning of that Interest Period.

“Lien” means, with respect to any property or assets, any right or interest therein of a creditor to secure Liabilities owed to it or any other arrangement with such creditor that provides for the payment of such Liabilities out of such property or assets or that allows such creditor to have such Liabilities satisfied out of such property or assets prior to the general creditors of any owner thereof, including any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic’s or materialman’s lien, or any other charge or encumbrance for security purposes, whether arising by Law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business. “Lien” also means any filed financing statement, any registration of a pledge (such as with an issuer of uncertificated securities), or any other arrangement or action that would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists.

“Loan Documents” means, collectively, this Agreement, each Note, each Guaranty, each Collateral Document and all other agreements, certificates and instruments at any time delivered in connection herewith or therewith (exclusive of term sheets and commitment letters).

“Loan Notice” means a notice of (a) a Borrowing, (b) a Conversion of Loans from one Type to the other, pursuant to Section 2.03, or (c) a Continuation of Eurodollar Loans, pursuant to Section 2.03, which, if in writing, shall be substantially in the form of Exhibit E.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Majority Lenders” means, as of any date of determination, (a) prior to the Funding Date, Lenders having more than 50% of the Aggregate Commitments and (b) thereafter, Lenders holding in the aggregate more than 50% of the principal amount of the Loans then outstanding; provided that, prior to the Funding Date, the Commitment held by any Defaulting Lender shall be excluded for purposes of making a determination of Majority Lenders.

“Material Adverse Effect” means a material adverse effect on (a) the financial condition, operations or properties of the Borrower and its Restricted Subsidiaries, taken as a whole, (b) the ability of any Restricted Person to fully and timely perform its obligations under the Loan Documents to which it is a party, (c) the validity or enforceability against a Restricted Person of a Loan Document to which it is a party, or (d) the material rights, remedies and benefits available to, or conferred upon, the Administrative Agent or any Lender under any Loan Document.

“Material Unrestricted Person” means any Unrestricted Person that is a “significant subsidiary” as defined in Article I, Rule1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as amended, as such regulation is in effect on any date of determination.

“Maturity Date” means the later of (a) the date that is the fifth annual anniversary of the Funding Date and (b) if maturity of any Loan is extended pursuant to Section 2.12, such Extended Maturity Date as determined pursuant to such Section (provided that such Extended Maturity Date shall only apply to the Loans so extended); provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the immediately preceding Business Day.

“Maximum Rate” has the meaning given to such term in Section 10.09.

“MEP Interests” means (a) ETP’s 100% interest in Midcontinent Express Pipeline III, L.L.C., a Delaware limited liability company and the owner of a 49.9% interest in Midcontinent Express Pipeline, LLC, a Delaware limited liability company, and (b) an Option Agreement to acquire ETP’s 100% interest in Midcontinent Express Pipeline II, L.L.C., a Delaware limited liability company and the owner of a .1% interest in Midcontinent Express Pipeline, LLC.

“Merger Agreement” means that certain agreement and plan of merger dated as of June 15, 2011 entered into among Sigma Acquisition Corporation, a Delaware corporation, the Borrower and the Company, as amended and restated on July 19, 2011 and as further amended, amended and restated, supplemented or otherwise modified prior to the Funding Date as permitted by Section 7.13.

“Minimum Extension Condition” has the meaning given to such term in Section 2.12.

“MLP” means either of ETP or Regency, as applicable, and “MLPs” means both of ETP and Regency.

“MLP Credit Document” means the Applicable MLP Credit Agreement and all other documents, instruments or agreements executed and delivered by the MLP party thereto or its subsidiaries in connection therewith.

“MLP Limited Partnership Agreement” means the Agreement of Limited Partnership of each of ETP and Regency.

“Moody’s” means Moody’s Investors Service, Inc., or its successor.

“Net Asset Sale Proceeds” means, with respect to any Asset Sale, an amount equal to (a) Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by the Borrower or any of its Restricted Subsidiaries from such Asset Sale, minus (b) any bona fide direct costs incurred in connection with such Asset Sale, including income or gains taxes payable by the seller as a result of any gain recognized in connection with such Asset Sale, minus (c) all payments made on any Revolving Obligations to the extent required by the terms of the Revolving Credit Agreement or any Indebtedness which is secured by any of the assets subject to such Asset Sale in accordance with the terms of the agreements creating the Lien on such asset.

“Non-Extending Lender” has the meaning given to such term in Section 2.12(a).

“Note” means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit F.

“Obligations” means the Loans and all interest, fees and premium, if any, due under this Agreement and the other Loan Documents and debts, liabilities, obligations, covenants and duties of, any Restricted Person arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees, and premium, if any, that accrue after the commencement by or against any Restricted Person or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Other Business” means any subsidiary of the Company, or assets of the Company or any of its subsidiaries (excluding, for the avoidance of doubt, Citrus Corp. and Southern Union Gas Services, Ltd. and any holding company of either such Person owned directly or indirectly by the Company).

“Other Drop Down/Transfer” means (a) the sale or transfer (by merger or otherwise) of all or part of the Company’s direct or indirect interest in any Other Business to the Borrower (or any of its Subsidiaries or a newly formed affiliated entity) and the subsequent sale or transfer (by merger or otherwise) of such interest to either MLP or its subsidiaries or a Drop Down/Transfer Joint Venture, (b) the sale or transfer (by merger or otherwise) of all or part of the Company’s direct or indirect interest in any Other Business to ETP or its subsidiaries, to Regency or its subsidiaries, or a Drop Down/Transfer Joint Venture, or (c) any combination of the foregoing, and in each case, all transactions related thereto.

“Other Hedging Obligations” means all obligations arising from time to time under Hedging Contracts entered into from time to time between the Borrower or any of its Restricted Subsidiaries and a counterparty that is a lender or an Affiliate of a lender under an Applicable MLP Credit Agreement or the SUG Credit Agreement (but only to the extent that such lender or Affiliate of a lender under such Applicable MLP Credit Agreement or the SUG Credit Agreement, as the case may be, is not a Lender); provided that (a) if such counterparty ceases to be a lender under such Applicable MLP Credit Agreement or the SUG Credit Agreement, or an Affiliate of a lender under such Applicable MLP Credit Agreement or the SUG Credit Agreement, as the case may be, Other Hedging Obligations shall only include such obligations to the extent arising from transactions entered into at the time such counterparty was a lender under such Applicable MLP Credit Agreement or the SUG Credit Agreement, or an Affiliate of a lender under such Applicable MLP Credit Agreement or the SUG Credit Agreement, as the case may be, and (b) for any of the foregoing to be included within “Other Hedging Obligations” hereunder, the applicable counterparty or the Borrower must have provided the Administrative Agent written notice of the existence thereof certifying that such transaction is an Other Hedging Obligation and is not prohibited under this Agreement.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Participant” has the meaning given to such term in Section 10.06(d).

“Participant Register” has the meaning given to such term in Section 10.06(d).

“Partnership Agreement” means the Agreement of Limited Partnership of the Borrower as in effect on the date of this Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Perfection Certificate” means a certificate substantially in the form of Exhibit G that provides information with respect to the personal or mixed property of any Restricted Person.

“Permitted Acquisitions” means (a) the acquisition of all of the Equity Interests in a Person (exclusive of director-qualifying shares and other Equity Interests required to be held by an Affiliate to comply with a requirement of Law), (b) any other acquisition of all or a substantial portion of the business, assets or operations of a Person (whether in a single transaction or a series of related transactions), or (c) a merger or consolidation of any Person with or into a Restricted Person so long as the survivor is or becomes a Restricted Person upon consummation thereof (and Borrower is the survivor, if it is a party); provided, that (i) prior to and after giving effect to such acquisition, no Default or Event of Default shall have occurred and be continuing, (ii) all representations and warranties contained in the Loan Documents shall be true and correct in all material respects as if restated immediately following the consummation of such acquisition, and (iii) the Borrower has provided to the Administrative Agent an officer’s certificate, in form satisfactory to the Administrative Agent, certifying that each of the foregoing conditions has been satisfied.

“Permitted Investments” means:

(a) Cash Equivalents;

(b) Investments in the Borrower or any Restricted Person;

(c) (i) Investments held directly by ETP GP in its general partnership units and incentive distribution rights of ETP, plus additional contributions by ETP GP to maintain its general partnership interest in ETP, and (ii) Investments held directly by Regency GP in its general partnership units and incentive distribution rights of Regency, plus additional contributions by Regency GP to maintain its general partnership interest in Regency;

(d) unsecured Guarantees of Indebtedness of Unrestricted Persons (other than an MLP and its respective subsidiaries) in an amount not to exceed $15,000,000 at any one time;

(e) Investments held directly by the Borrower or a Restricted Subsidiary in limited partnership units of an MLP or Equity Interests of the Company;

(f) Investments (other than Guarantees) in MLPs and their respective subsidiaries made after the Funding Date in an aggregate amount not to exceed at any one time outstanding $90,000,000;

(g) Investments (other than Guarantees) in Unrestricted Persons (other than an MLP and its respective subsidiaries) made after the Funding Date in an aggregate amount not to exceed at any one time outstanding the sum of (i) $150,000,000 plus (ii) the Cumulative Amount at the time of such Investment;

(h) Investments contemplated by any Drop Down; and

(i) any Drop Down/Transfer Guarantees.

“Permitted Lien” has the meaning given to such term in Section 7.02.

“Permitted Line of Business” means, with respect to the specified Person, lines of business engaged in by such Person and its subsidiaries such that such Person and its subsidiaries, taken as a whole, are substantially engaged in businesses that generate revenue from energy-related activities that satisfy the requirements for “qualifying income” under Section 7704(c) of the Code.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Pledge Agreement” means that certain Amended and Restated Pledge and Security Agreement dated of even date herewith and effective as of the Funding Date among the Borrower, the other grantors party thereto and the Collateral Agent, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Prepayment Hedge Termination Expenses” means any cash payments made to terminate any Hedging Contract in connection with the Acquisition or any Transfer or Drop Down.

“Prime Rate” means the rate of interest per annum established from time to time by Credit Suisse AG as its prime rate in effect at its principal office in New York City. Each change in the Prime Rate shall be effective from and including the date such change is established as being effective.

“Quarterly Testing Date” means the last day of each Fiscal Quarter.

“Rabbi Trusts” means those four (4) certain non-qualified deferred compensation irrevocable trusts existing as of the date hereof, previously established by the Company for the benefit of its executive employees, so long as the assets in each of such trusts which have not yet been distributed to one or more executive employees of the Company remain subject to the claims of the Company’s general creditors.

“Rating Agency” means S&P or Moody’s.

“Reference Date” has the meaning set forth in the definition of “Cumulative Amount”.

“Regency” means Regency Energy Partners LP, a Delaware limited partnership.

“Regency Credit Agreement” means the Fifth Amended and Restated Credit Agreement dated March 3, 2010 among Regency, Regency Gas Services LP, as borrower, the subsidiary guarantors named therein, Wells Fargo Bank, National Association, successor to Wachovia Bank, National Association, as administrative agent, and the other agents and the lenders from time to time party thereto, as amended, modified, waived, restated, replaced, refinanced or otherwise supplemented on or prior to the date hereof.

“Regency GP” means Regency GP LP, a Delaware limited partnership, or the corporate, partnership or limited liability successor thereto, in either case which is the general partner of Regency.

“Regency LLC” means Regency GP LLC, a Delaware limited liability company, or the corporate, partnership or limited liability successor thereto, in either case which is the general partner of Regency GP.

“Regency Material Adverse Effect” means a material adverse effect on (i) the financial condition, operations or properties of Regency and its subsidiaries, taken as a whole, or (ii) the ability of Regency to perform its obligations under the Applicable Regency Credit Agreement or the ability of its subsidiaries, taken as a whole, to perform their respective obligations under the guarantee of the Applicable Regency Credit Agreement, or (iii) the validity or enforceability of the Applicable Regency Credit Agreement and related documents.

“Regency Reporting” means all information or reports that relates to Regency and its subsidiaries (including their respective financial condition, operations, properties, prospects, business, liabilities, or compliance): (i) required to be provided pursuant to Sections 6.02 or 6.04, (ii) provided to the management of the Borrower, or (iii) that has become publicly available.

“Register” has the meaning given to such term in Section 10.06(c).

“Reinvestment Notice” means, with respect to any Asset Sale, other than an applicable Drop Down or a Transfer, a written notice delivered by the Borrower stating that (i) no Event of Default has occurred and in continuing and (ii) the Borrower (directly or indirectly through one or more of its Subsidiaries) intends to use all or a specified portion of the Net Asset Sale Proceeds to acquire assets which are in a Permitted Line of Business or to make Investments permitted by Section 7.06.

“Reinvestment Period” means, with respect to any Asset Sale, other than an applicable Drop Down or a Transfer, the period beginning on the day such Asset Sale is consummated and ending on the first Business Day which is at least 365 days thereafter (provided that in the event the Borrower or any Subsidiary enters into a commitment to reinvest such proceeds within such 365-day period, the Reinvestment Period shall be extended for an additional period not to exceed 120 days).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, trustees, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Responsible Officer” means the chief executive officer, president, chief financial officer or treasurer of a Restricted Person. Any document delivered hereunder that is signed by a Responsible Officer of a Restricted Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Restricted Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Restricted Person.

“Restricted Payment” means any dividends on, or other distribution in respect of, any Equity Interests in any Restricted Person, or any purchase, redemption, acquisition, or retirement of any Equity Interests in any Restricted Person (whether such interests are now or hereafter issued, outstanding or created), or any reduction or retirement of the Equity Interest of any Restricted Person, except, in each case, distributions, dividends or any other of the above actions payable solely in shares of capital stock of (or other ownership or profit interests in) such Restricted Person, or warrants, options or other rights for the purchase or acquisition from such Restricted Person of shares of capital stock of (or other ownership or profit interests in) such Restricted Person.

“Restricted Person” means each of the Borrower, ETP GP, ETP LLC, Regency GP, Regency LLC and each Restricted Subsidiary.

“Restricted Subsidiary” means any Subsidiary of the Borrower other than the Unrestricted Persons.

“Restructuring Preferred Units” means the 3,000,000 units of the class of new units of the Borrower designated as the “Series A Convertible Preferred Units” of the Borrower issued pursuant to the Restructuring Transactions with an aggregate redemption value of $300,000,000 on the date of issuance, with a quarterly cumulative preferred distribution of $2.00 per unit (8% per annum) and subject to mandatory redemption and other provisions as described in Amendment No. 3 to the Borrower’s Third Amended and Restated Agreement of Limited Partnership, dated as of May 26, 2010, as filed with the Securities & Exchange Commission on Form 8-K on June 2, 2010, as Exhibit 3.1 thereto.

“Restructuring Transactions” means (i) the redemption by ETP of 12,273,830 common limited partnership units of ETP held by the Borrower in exchange for the MEP Interests, (ii) the exchange by the Borrower with Regency of the MEP Interests for 26,266,791 limited partnership units of Regency, and (iii) the acquisition by the Borrower from General Electric Energy Financial Services, a unit of General Electric Capital Corporation, and Regency GP Acquirer, L.P. and certain of Regency GP’s management parties of 100% of the equity interest in Regency GP and Regency LLC in consideration for the Restructuring Preferred Units.

“Revolving Administrative Agent” means the administrative agent under the Revolving Credit Agreement.

“Revolving Credit Agreement” means that certain Revolving Credit Agreement dated as of September 20, 2010 among the Borrower, Credit Suisse AG, as the administrative agent, and the other lenders party thereto, as amended effective as of the Funding Date, as further amended, modified, restated, increased or replaced. For the avoidance of doubt, any agreement providing for a revolving credit facility entered into after the termination of the Revolving Credit Agreement shall be considered a replacement of the Revolving Credit Agreement.

“Revolving Lenders” means the lenders party to the Revolving Credit Agreement from time to time, including the Swingline Lender (as defined in the Revolving Credit Agreement).

“Revolving Loan Document” means each Loan Document under the Revolving Credit Agreement.

“Revolving Loans” means the loans made by the Revolving Lenders to the Borrower pursuant to the Revolving Credit Agreement, including the Revolving Loans and the Swingline Loans (as defined in Section 2.02 of the Revolving Credit Agreement).

“Revolving Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Restricted Person arising under any Revolving Loan Document or otherwise with respect to any Revolving Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Restricted Person or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“S&P” means Standard & Poor’s Ratings Services (a division of McGraw Hill, Inc.) or its successor.

“Sale and Lease-Back Transaction” means, with respect to any Person (a “Transferor”), any arrangement (other than between the Borrower and a Wholly Owned Subsidiary of the Borrower that is a Restricted Person or between Wholly Owned Subsidiaries of the Borrower that are each Restricted Persons) whereby (a) property (the “Subject Property”) has been or is to be disposed of by such Transferor to any other Person with the intention on the part of such Transferor of taking back a lease of such Subject Property pursuant to which the rental payments are calculated to amortize the purchase price of such Subject Property substantially over the useful life of such Subject Property, and (b) such Subject Property is in fact so leased by such Transferor or an Affiliate of such Transferor.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, the Revolving Administrative Agent, the Revolving Lenders, the holders of the Lender Hedging Obligations, the Indenture Trustee and the holders of the Senior Notes.

“Senior Note Obligations” means the “Note Obligations” of the Borrower, as issuer of the Senior Notes, under the Indenture.

“Senior Note Refinancing Indebtedness” has the meaning given to such term in Section 7.01(i).

“Senior Notes” means the Borrower’s $1,800,000,000 7.500% senior notes due 2020 issued under the Indenture.

“Solvency Certificate” means the solvency certificate in substantially the form of Exhibit D.

“Specified Acquisition” means an acquisition of assets or entities or operating lines or divisions for a purchase price of not less than $25,000,000. For the avoidance of doubt, the Acquisition is not a Specified Acquisition.

“Specified Acquisition Period” means a period elected by the Borrower that commences on the date elected by the Borrower, by notice to the Administrative Agent, following the occurrence of a Specified Acquisition by the Borrower or its subsidiaries and ending on the earliest of (a) the third Quarterly Testing Date occurring after the consummation of such Specified Acquisition, and (b) if the Leverage Ratio is less than or equal to 5.5 to 1.0 on such date, the date set forth in a Borrower’s notice to the Administrative Agent terminating such Specified Acquisition Period accompanied by a certificate reflecting compliance with such Leverage Ratio as of such date; provided, in the event the Leverage Ratio exceeds 5.5 to 1.0 as of the end of any Fiscal Quarter in which a Specified Acquisition has occurred, the Borrower shall be deemed to have so elected a Specified Acquisition Period with respect thereto on such last day of such Fiscal Quarter; provided, further, following the election (or deemed election) of a Specified Acquisition Period, the Borrower may not elect (or be deemed to have elected) a subsequent Specified Acquisition Period unless, at the time of such subsequent election, the Leverage Ratio does not exceed 5.5 to 1.0. Only one Specified Acquisition Period may be elected (or deemed elected) with respect to any particular Specified Acquisition.

“Specified Disposition” means a disposition of assets or entities or operating lines or divisions for a purchase price of not less than $25,000,000.

“Specified Representations” means those representations and warranties in Sections5.03, 5.04(a)(ii), 5.04(a)(iii), 5.04(b), 5.05, 5.08, 5.15(a)(ii), 5.16, 5.17 and 5.18.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

“Subsidiary” means, except as used in connection with Consolidated financial statements, financial condition, results of operations, cash flows, assets, liabilities, etc., or unless otherwise specified, any subsidiary of the Borrower, excluding each MLP, the Company, each Drop Down Entity, Sigma Acquisition Corporation, Citrus ETE Acquisition, L.L.C., SUG Holdco and their respective subsidiaries.

“SUG Credit Agreement” means the Eighth Amended and Restated Revolving Credit Agreement dated March 26, 2012 among the Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents and the lenders from time to time party thereto, as amended, modified, waived, restated, replaced, refinanced or otherwise supplemented on or prior to the date hereof.

“SUG Holdco” means ETE Sigma Holdco Corporation, a Delaware corporation.

“SUG Material Adverse Effect” means a material adverse effect on (i) the financial condition, operations or properties of the Company and its subsidiaries, taken as a whole, or (ii) the ability of the Company to perform its obligations under the SUG Credit Agreement or the ability of its subsidiaries, taken as a whole, to perform their respective obligations under the guarantee of the SUG Credit Agreement, or (iii) the validity or enforceability of the SUG Credit Agreement and related documents.

“SUG Pro Forma Cash Distributions” means, for any Fiscal Quarter, an amount equal to Consolidated EBITDA of SUG less (a) interest expense of the Company and its subsidiaries, determined in accordance with GAAP and paid in cash during such Fiscal Quarter, (b) taxes paid in cash during such Fiscal Quarter, (c) maintenance capital expenditures in such Fiscal Quarter and (d) any other amounts appropriately deducted in calculating “available cash” of a master limited partnership for such Fiscal Quarter as determined by the Borrower in good faith, provided that if any Transfer or Drop Down occurs in such Fiscal Quarter, such amount will be calculated on a pro forma basis as if such Transfer or Drop Down had occurred on the first day of such Fiscal Quarter.

“SUGS Drop Down/Transfer” means (a) the sale or transfer (by merger or otherwise) of all or part of the Company’s direct or indirect interest in Southern Union Gas Services, Ltd. to the Borrower (or any of its Subsidiaries or a newly formed affiliated entity) and the subsequent sale or transfer (by merger or otherwise) of such interest to either MLP or its subsidiaries or Drop Down/Transfer Joint Venture, (b) the sale or transfer (by merger or otherwise) of all or part of the Company’s direct or indirect interest in Southern Union Gas Services, Ltd. to ETP or its subsidiaries, to Regency or its subsidiaries, or a Drop Down/Transfer Joint Venture, or (c) any combination of the foregoing, and in each case, all transactions related thereto.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan Refinancing Indebtedness” means any refinancings, renewals or extensions of all or any part of any Obligations which do not constitute Extension Loans, including without limitation with one or more new term loan facilities that may be unsecured or that may be secured by the Collateral on a pari passu or junior basis with the Obligations or with one or more series of senior unsecured notes or senior secured notes that will be secured by the Collateral on a pari passu or junior basis with the Obligations, in each case as determined by the Borrower; provided that (i) the maturity date of any such Term Loan Refinancing Indebtedness is no earlier than one year after the latest Maturity Date then in effect as of the date such Term Loan Refinancing Indebtedness is incurred, (ii) the weighted average life to maturity of each series of Term Loan Refinancing Indebtedness is no shorter than the weighted average life to maturity of the Loans, (iii) the documents or instruments governing such Indebtedness do not contain covenants, events of default or other terms which are materially more onerous, taken as a whole, to the Borrower and the Restricted Persons than those contained in this Agreement, (iv) such Indebtedness is not secured on a basis which is senior to the Loans and other Obligations under this Agreement, and (v) the principal amount of such Term Loan Refinancing Indebtedness does not exceed the principal amount of Obligations being refinanced, renewed or extended except by an amount equal to accrued and unpaid interest, prepayment premium, original issue discount, fees and expenses incurred in connection with such refinancing, renewal or extension.

“Termination Event” means (a) the occurrence with respect to any ERISA Plan of (i) a reportable event described in Sections 4043(c)(5) or (6) of ERISA or (ii) any other reportable event described in Section 4043(c) of ERISA other than a reportable event not subject to the provision for 30-day notice to the PBGC pursuant to a waiver by the PBGC under Section 4043(a) of ERISA, (b) the withdrawal of any ERISA Affiliate from an ERISA Plan (i) during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or (ii) pursuant to Sections 4201 or 4203 of ERISA, (c) the filing of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041 of ERISA, (d) the institution of proceedings to terminate any ERISA Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan, (e) the incurrence by any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any ERISA Plan, including but not limited to the imposition of any Lien in favor of the PBGC or any ERISA Plan, or (f) the receipt by any ERISA Affiliate of a determination that an ERISA Plan is, or is expected to be, “at-risk” (within the meaning of Section 303 of ERISA), in “endangered” or “critical” status (within the meaning of Section 305 of ERISA), or “insolvent” or in “reorganization” within the meaning of Title IV of ERISA.

“Transfer” means any of the Citrus Transfer, the SUGS Drop Down/Transfer or any Other Drop Down/Transfer.

“Tribunal” means any government, any arbitration panel, any court or any governmental department, commission, board, bureau, agency or instrumentality of the United States or any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village or municipality, whether now or hereafter constituted or existing.

“Type” means, with respect to a Loan, its character as an ABR Loan or a Eurodollar Loan.

“U.S. Tax Compliance Certificate” has the meaning assigned to that term in Section 3.01(e)(ii)(C).

“UCC” means the Uniform Commercial Code as in effect in the State of New York from time to time.

“United States” and “U.S.” mean the United States of America.

“Unrestricted Persons” means each MLP, the Company, each Drop Down Entity and their respective subsidiaries, Sigma Acquisition Corporation, Citrus ETE Acquisition, L.L.C., SUG Holdco and, unless subsequently designated as a Restricted Subsidiary pursuant to Section 6.11, any Subsidiary of the Borrower that is designated as an Unrestricted Person pursuant to Section 6.11.

“Value” means as of any date of determination (i) the combined market value of limited partnership units of each MLP held by the Borrower as determined by reference to the price of the common units of such MLP as quoted on the New York Stock Exchange at the close of business on the date of determination plus (ii) 20 times Consolidated EBITDA of the Borrower derived from the general partnership interests and incentive distribution rights under the Agreement of Limited Partnership of such MLP as in effect from time to time (other than expenses relating to the Borrower) for the four Fiscal Quarter period most recently ended prior to the date of determination as set forth in clause (b) of the definition of “Consolidated EBITDA of the Borrower” plus (iii) (a) 11.5 times Consolidated EBITDA of SUG for the four Fiscal Quarter period most recently ended prior to the date of determination minus (b) all net Indebtedness on a Consolidated balance sheet of the Company and its subsidiaries prepared as of such date in accordance with GAAP.

“Wholly Owned Subsidiary” means, with respect to a Person, any subsidiary of such Person, all of the issued and outstanding stock, limited liability company membership interests, or partnership interests of which (including all rights or options to acquire such stock or interests) are directly or indirectly (through one or more subsidiaries) owned by such Person, excluding any general partner interests owned, directly or indirectly, by General Partner in any such subsidiary that is a partnership, in each case such general partner interests not to exceed two percent (2%) of the aggregate ownership interests of any such partnership and directors’ qualifying shares if applicable.

1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to “Articles,” “Sections,” “Exhibits” and “Schedules” shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, (vi) the word “incur” shall be construed to mean incur, create, issue, assume or become liable in respect of (and the words “incurred” and “incurrence” shall have correlative meanings), and (vii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03 Accounting Terms.

(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Initial Financial Statements, except as otherwise specifically prescribed herein.

(b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Majority Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Majority Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein, and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding anything in this Agreement to the contrary, any change in GAAP that would require operating leases to be treated similarly to Capital Leases shall not be given effect in the definition of Indebtedness or any related definitions or in the computation of any financial ratio or requirement hereunder.

1.04 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

ARTICLE II

THE LOANS

2.01 Commitment to Lend. Subject to the terms and conditions hereof, each Lender agrees to make a Loan to the Borrower on the Funding Date in a Dollar amount equal to such Lender’s Commitment. The Aggregate Commitments are not revolving and amounts borrowed under this Section 2.01 and repaid or prepaid may not be reborrowed. The Loans will be funded at 98% of par.

2.02 Request for Loans. The Borrower must give to the Administrative Agent a written Loan Notice (or telephonic notice promptly confirmed in writing) which Loan Notice must:

(a) specify (i) the aggregate amount of any Borrowing of ABR Loans and the date on which such ABR Loans are to be advanced, which shall be the Funding Date or (ii) the aggregate amount of any Borrowing of Eurodollar Loans and the date on which such Eurodollar Loans are to be advanced (which shall be the Funding Date and which shall be the first day of the Interest Period which is to apply thereto); and

(b) be received by the Administrative Agent not later than 12:00 p.m. (i) one Business Day preceding the Funding Date if such Borrowing is to be comprised of ABR Loans, or (ii) on the third Business Day preceding the Funding Date if such Borrowing is to be comprised of Eurodollar Loans.

Each such written request or confirmation must be made in the form and substance of the Loan Notice, duly completed. Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by the Borrower as to the matters which are required to be set out in such written confirmation. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Upon receipt of the Loan Notice requesting Loans, the Administrative Agent shall give each Lender prompt notice of the terms thereof. If all conditions precedent to the Funding Date have been met, each Lender will by 11:00 a.m. on the date requested promptly remit to the Administrative Agent at the Administrative Agent’s Office the amount of such Lender’s Loan in immediately available funds, and upon receipt of such funds, unless to its actual knowledge any conditions precedent to the Loan have been neither met nor waived as provided herein, the Administrative Agent shall promptly make such Loans available to the Borrower.

2.03 Continuations and Conversions of Loans. The Borrower may make the following elections with respect to Loans already outstanding: to Convert, in whole or in part, ABR Loans to Eurodollar Loans; to Convert, in whole or in part, Eurodollar Loans to ABR Loans on the last day of the Interest Period applicable thereto; and to Continue, in whole or in part, Eurodollar Loans beyond the expiration of such Interest Period by designating a new Interest Period to take effect at the time of such expiration. In making such elections, the Borrower may combine existing Loans made pursuant to separate Borrowings into one new

Borrowing or divide existing Loans made pursuant to one Borrowing into separate new Borrowings, provided that the Borrower may have no more than eight (8) Borrowings of Eurodollar Loans outstanding at any time; provided further that (i) the aggregate amount of all ABR Loans in any Borrowing shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof and (ii) the aggregate amount of all Eurodollar Loans in any Borrowing must be equal to $3,000,000 or any higher integral multiple of $1,000,000. To make any such election, the Borrower must give to the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of any such Conversion or Continuation of existing Loans, with a separate notice given for each new Borrowing. Each such notice must:

(a) specify the existing Loans which are to be Continued or Converted;

(b) specify (i) the aggregate amount of any Borrowing of ABR Loans into which such existing Loans are to be Converted and the date on which such Conversion is to occur, or (ii) the aggregate amount of any Borrowing of Eurodollar Loans into which such existing Loans are to be Continued or Converted, the date on which such Continuation or Conversion is to occur (which shall be the first day of the Interest Period which is to apply to such Eurodollar Loans), and the length of the applicable Interest Period; and

(c) be received by the Administrative Agent not later than 12:00 p.m. (i) on the day on which any such Conversion to ABR Loans is to occur, or (ii) on the third Business Day preceding the day on which any such Continuation or Conversion to Eurodollar Loans is to occur.

Each such written request or confirmation must be made in the form and substance of the Loan Notice, duly completed. Each telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by the Borrower as to the matters which are required to be set out in such written confirmation. Upon receipt of any such Loan Notice, the Administrative Agent shall give each Lender prompt notice of the terms thereof. Each Loan Notice shall be irrevocable and binding on the Borrower. During the continuance of any Default, the Borrower may not make any election to Convert existing Loans into Eurodollar Loans or Continue existing Loans as Eurodollar Loans beyond the expiration of their respective and corresponding Interest Period then in effect. If (due to the existence of a Default or for any other reason) the Borrower fails to timely and properly give any Loan Notice with respect to a Borrowing of existing Eurodollar Loans at least three Business Days prior to the end of the Interest Period applicable thereto, such Eurodollar Loans, to the extent not prepaid at the end of such Interest Period, shall automatically be Converted into ABR Loans at the end of such Interest Period. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month’s duration. No new funds shall be repaid by the Borrower or advanced by any Lender in connection with any Continuation or Conversion of existing Loans pursuant to this Section, and no such Continuation or Conversion shall be deemed to be a new advance of funds for any purpose; such Continuations and Conversions merely constitute a change in the interest rate, Interest Period or Type applicable to already outstanding Loans.

2.04 Use of Proceeds. The Borrower shall use the proceeds of all Loans (a) to partially fund the Acquisition, (b) to pay any upfront fees with respect to the Loans, (c) to repay Revolving Obligations outstanding on the Funding Date, (d) for working capital and other lawful corporate purposes, and (e) for the payment of the fees and expenses incurred in connection with the Acquisition, this Agreement and other transactions incidental thereto.

2.05 Prepayments and Repayment of Loans.

(a) Voluntary Prepayments.

(i) The Borrower may, upon notice to the Administrative Agent at any time or from time to time, voluntarily prepay Loans in whole or in part without premium or penalty (other than as set forth in this Section) if (a) such notice is received by the Administrative Agent not later than 12:00 p.m. three Business Days prior to any date of prepayment; and (b) any partial prepayment is in a principal amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice must specify the date and amount of such prepayment. The Administrative Agent shall promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. Any prepayment of a Loan must be accompanied by (1) all accrued interest thereon, and (2) any amount owing pursuant to Section 3.05. No Lender may reject any voluntary prepayment pursuant to this Section 2.05(a). Notwithstanding the foregoing, in the event that, prior to the first (1st) anniversary of the Funding Date, the Borrower (x) prepays, refinances, substitutes or replaces all or any portion of the Loans with the incurrence by the Borrower or any Restricted Subsidiary of any debt financing having an applicable total yield that is less than the effective total yield of the Loans being repaid, refinanced, substituted or replaced or (y) effects any amendment of this Agreement resulting in the Loans having an applicable total yield that is less than the effective total yield of the Loans immediately prior to such amendment, then each Lender shall be paid (1) in the case of clause (x), a prepayment premium equal to 1.0% of the aggregate principal amount of such Loans so repaid, refinanced, substituted or replaced and (2) in the case of clause (y), a fee equal to 1.0% of the aggregate principal amount of the applicable Loans outstanding immediately prior to such amendment.

(ii) If no Event of Default has occurred and is continuing, the Borrower may, from time to time, prepay Loans (without premium or penalty, other than pursuant to Section 3.05), in each case, on a non-pro rata basis through Dutch auction procedures open to all applicable Lenders on a pro rata basis in accordance with customary procedures to be agreed between the Borrower and the Administrative Agent (or other applicable agent managing such auction). Any prepayments made pursuant to this Section 2.05(a)(ii) are referred to herein as “Discounted Term Loan Prepayments”.

(b) Mandatory Prepayments. Unless a Reinvestment Notice has been given, then no later than the third Business Day following the date of receipt by the Borrower or any of its Restricted Subsidiaries of any Net Asset Sale Proceeds (including, for the avoidance of doubt, Net Asset Sale Proceeds received by the Borrower or its Restricted Subsidiaries from any Asset

Sale of Equity Interests of its Restricted Subsidiaries, of Equity Interests of an MLP, or from the Citrus Drop Down, the SUGS Drop Down or the SUGS Transfer), the Borrower shall prepay, without premium or penalty, the Loans with 100% of such Net Asset Sale Proceeds in excess of $25,000,000. On the 1st Business Day after the expiration of any Reinvestment Period, the Borrower shall prepay, without premium or penalty, the Loans with any portion of such Net Asset Sale Proceeds in excess of $25,000,000 which have not been reinvested in accordance with the preceding sentence.

Concurrently with any prepayment of the Loans pursuant to this Section 2.05(b), the Borrower shall deliver to the Administrative Agent (i) a certificate of a Responsible Officer demonstrating the calculation of the amount of the applicable Net Asset Sale Proceeds, and (ii) at least three Business Days prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date, the Type of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid. All prepayments of Borrowings under this Section 2.05(b) shall be subject to Section 3.05, but shall otherwise be without premium or penalty, and shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment. In the event that the Borrower shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, the Borrower shall promptly make an additional prepayment of the Loans in an amount equal to such excess, and the Borrower shall concurrently therewith deliver to the Administrative Agent a certificate of a Responsible Officer demonstrating the derivation of such excess amount.

(c) Application of Prepayments. Any prepayment of a Loan pursuant to Section 2.05(a) and 2.05(b) shall be applied to reduce the principal on the Loan and shall be applied first to ABR Loans to the full extent thereof before application to Eurodollar Loans, in each case in a manner which minimizes the amount of any payments required to be made by the Borrower pursuant to Section 3.05. All such prepayments made pursuant to Section 2.05(a) shall be applied as directed by the Borrower. All such prepayments made pursuant to Section 2.05(b) shall be applied in direct order of maturity.

(d) Repayment of Loans. The outstanding principal amount of the Loans shall be repaid in full on the applicable Maturity Date, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

2.06 Interest Rates and Fees.

(a) Interest Rates. Unless the Default Rate shall apply, (i) each ABR Loan shall bear interest on each day outstanding at the Alternate Base Rate plus the Applicable Rate for ABR Loans in effect on such day and (ii) each Eurodollar Loan shall bear interest on each day during the related Interest Period at the related Adjusted LIBO Rate plus the Applicable Rate for Eurodollar Loans in effect on such day. Accrued unpaid interest is due and payable on each Interest Payment Date, upon prepayment or repayment on the principal amount so prepaid or repaid, and, on past due amounts, on demand. The interest rate shall change whenever the applicable Alternate Base Rate or the LIBO Rate changes. In no event shall the interest rate on any Loan exceed the Maximum Rate.

(b) Administrative Agent’s Fees. In addition to all other amounts due to the Administrative Agent under the Loan Documents, the Borrower shall pay fees to the Administrative Agent as agreed in writing between the Administrative Agent and the Borrower.

(c) Calculations and Determinations. All calculations of interest chargeable with respect to Eurodollar Loans and of fees shall be made on the basis of actual days elapsed (including the first day but excluding the last day) and a year of 360 days. All calculations under the Loan Documents of interest chargeable with respect to ABR Loans shall be made on the basis of actual days elapsed (including the first day but excluding the last day) and a year of 365 or 366 days, as appropriate.

(d) Past Due Obligations. The Borrower hereby promises to pay to each Lender interest at the Default Rate on all Obligations (including Obligations to pay fees or to reimburse or indemnify any Lender) that the Borrower has in this Agreement promised to pay to such Lender and that are not paid when due. Such interest shall accrue from the date such Obligations become due until they are paid.

2.07 Evidence of Debt. The Loan made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. Subject to Section 10.06(c), the accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note in the form of Exhibit F, which shall evidence such Lender’s Loan in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loan and payments with respect thereto.

2.08 Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed. Each such payment shall be made at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 12:00 p.m. on the date specified herein. Subject to Section 2.11, the Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of each such payment with respect to Loans in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 12:00 p.m. may, in the Administrative Agent’s sole discretion, be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. Except as otherwise provided in this Agreement, if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as applicable.

(b) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.01 and Section 2.02 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to ABR Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(c) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.08(c) shall be conclusive, absent manifest error.

(d) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this ARTICLE II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions set forth in ARTICLE IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payment under Section 10.04(c).

(f) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.09 Sharing of Payments by Lenders. Except in connection with Discounted Term Loan Prepayments and differing payments made to Non-Extending Lenders and those Lenders that have agreed to an Extended Maturity Date, if any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans and accrued interest thereon greater than its prorata share thereof as provided herein, then the Lender receiving such greater proportion shall (A) notify the Administrative Agent of such fact, and (B) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(a) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(b) the provisions of this Section shall not be construed to apply to (i) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (ii) any payment obtained by a Lender as consideration for the assignment or sale of a participation in any of its Loans to any assignee or participant.

Each Restricted Person consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Restricted Person rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Restricted Person in the amount of such participation.

2.10 Termination of Commitments.

(a) In the event the Funding Date has not occurred prior to the last day of the Commitment Period, on the next Business Day, the Commitments of the Lenders shall automatically terminate and the Loan Documents shall automatically be fully released, terminated and of no further force and effect.

(b) At 11:59 p.m. on the Funding Date, any unused portion of the Aggregate Commitments shall expire.

2.11 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender on or prior to the Funding Date, then for so long as such Lender is a Defaulting Lender, any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 2.09 but excluding Section 10.13(b)) may, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent and, subject to any applicable requirements of Law, be applied (i) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, (ii) second, to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent and (iv) third, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is (x) a prepayment of the principal amount of any Loans and (y) made at a time when the conditions set forth in ARTICLE IV are satisfied, such payment shall be applied solely to prepay the Loans of all non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans of any Defaulting Lender.

The rights and remedies against a Defaulting Lender under this Section 2.11 are in addition to other rights and remedies that Borrower, the Administrative Agent and the non-Defaulting Lenders may have against such Defaulting Lender. The arrangements permitted or required by this Section 2.11 shall be permitted under this Agreement, notwithstanding any limitation on Liens or the pro rata sharing provisions or otherwise.

2.12 Extension of Maturity Date.

(a) The Borrower may from time to time, pursuant to the provisions of this Section 2.12, without the consent of the Administrative Agent or the Majority Lenders, agree with one or more Lenders to extend the Maturity Date for a period of not less than six months then applicable to such Lender’s Loan, and otherwise modify the economic terms of any such Loans or any portion thereof (including, without limitation, by modifying the interest rate or fees payable and/or the amortization schedule in respect of such Loans or any portion thereof (each such modification an “Extension”) pursuant to one or more written offers (each an “Extension Offer”) made from time to time by the Borrower to all Lenders whose Loans have the same Maturity Date that is proposed to be extended under this Section 2.12, in each case on a pro rata basis (based on the relative principal amounts of the outstanding Loans of each such Lender holding such Loans) and on the same terms to each such Lender, which Extension Offer may be conditioned as determined by the Borrower and set forth in such offer. In connection with each Extension, the Borrower will provide notification to Administrative Agent (for distribution to the applicable Lenders), no later than 30 days (or such shorter period as Administrative Agent may agree) prior to the maturity of the applicable Loans to be extended of the requested new maturity date for the proposed Extension Loans (each an “Extended Maturity Date”) and the due date for Lender responses. The Borrower and the Administrative Agent shall agree to such procedures, if any, as may be reasonably established by, or acceptable to, the Administrative Agent to accomplish the purposes of this Section 2.12. In connection with any Extension, each applicable Lender wishing to participate in such Extension shall, prior to such due date, provide Administrative Agent with a written notice thereof. Any Lender that does not respond to an Extension Offer (referred to herein as a “Non-Extending Lender”) by the applicable due date shall be deemed to have rejected such Extension.

(b) Each Extension shall be subject to the following:

(i) no Event of Default shall have occurred and be continuing at the time of such Extension;

(ii) except as to interest rates, fees, scheduled amortization, optional prepayment terms, required prepayment dates, final maturity date (which shall, subject to clause (iii) below, be determined by the Borrower and set forth in the relevant Extension Offer) and covenants and other provisions applicable to periods after the Maturity Date of any non-Extension Loans, the Extension Loans of any Lender extended pursuant to any Extension shall have terms that are no more favorable in any material respect, taken as a whole, than the applicable Loans prior to the related Extension Offer;

(iii) the final maturity date of the Extension Loans shall be later than the final maturity date of the Loans that are not being so extended, and the weighted average life to maturity of the Extension Loans shall be no shorter than the weighted average life to maturity of the applicable Loans subject to an Extension Offer that are not so extended;

(iv) if the aggregate principal amount of Loans in respect of which Lenders shall have accepted an Extension Offer exceeds the maximum aggregate principal amount of Loans offered to be extended by the Borrower pursuant to the relevant Extension Offer, then such Loans shall be extended ratably up to such maximum amount based on the relative principal amounts thereof (not to exceed any Lender’s actual holdings of record) with respect to which such Lenders accepted such Extension Offer;

(v) all documentation in respect of such Extension shall be consistent with the foregoing, and all written communications by the Borrower generally directed to the applicable Lenders under the applicable class of Extension Loans in connection therewith shall be in form and substance consistent with the foregoing;

(vi) any applicable Minimum Extension Condition shall be satisfied;

(vii) no more than four Maturity Dates may be effectuated hereunder;

(viii) no Extension shall become effective unless, on the proposed effective date of such Extension, (1) the representations and warranties contained herein are true and correct in all material respects on and as of the applicable date of such Extension to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; and (2) no event shall have occurred and be continuing or would result from the consummation of the applicable Extension that would constitute an Event of Default; and

(ix) the ratio of (i) Value at the time of such Extension to (ii) the outstanding principal amount of Obligations at the time of such Extension is not less than 2.0 to 1.0.

(c) The consummation and effectiveness of any Extension will be subject to a condition set forth in the relevant Extension Offer (a “Minimum Extension Condition”) that a minimum amount (to be determined in the Borrower’s discretion and specified in the relevant Extension Offer, but in no event less than $50,000,000, unless another lesser amount is agreed to by the Administrative Agent) of Loans be tendered. For the avoidance of doubt, it is understood and agreed that the provisions of Section 2.09 will not apply to Extensions of Loans pursuant to Extension Offers made pursuant to and in accordance with the provisions of this Section 2.12, including to any payment of interest or fees in respect of any Loans that have been extended pursuant to an Extension at a rate or rates different from those paid or payable in respect of Loans not extended pursuant to such Extension Offer, in each case as is set forth in the relevant Extension Offer.

(d) The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments (collectively, “Extension Amendments”) to this Agreement and the other Loan Documents as may be necessary in order to establish new tranches of Loans created pursuant to an Extension (including without limitation amending the definition of “Applicable Percentage” to effectuate the payment of different rates and fees to be made to those Lenders who have agreed to extend the maturity date of their Loans), in each case on terms consistent with this Section 2.12, and any such Extension Amendments entered into with the Borrower by the Administrative Agent hereunder shall be binding on the Lenders. The term of any Extension Amendment shall be binding upon only the Lenders agreeing to participate in the Extension Offer and then, only with respect to the Extension Loans of such Lenders. For the avoidance of doubt, no Extension Amendment shall modify in any respect any Loans of a Lender without the written consent of such Lender. All Extension Loans and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Obligations under this Agreement and the other Loan Documents.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower or any Guarantor hereunder or under any other Loan Document shall be made free and clear of, and without reduction or withholding for, any Indemnified Taxes or Other Taxes, provided that if any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Taxes (including any Indemnified Taxes or Other Taxes) from any such payment by a withholding agent, then (i) the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law, and (ii) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the Borrower or the applicable Guarantor shall be increased as necessary so that after making all required deductions or withholdings (including deductions and withholdings applicable to additional sums payable under this Section) the Administrative Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made.

(b) Payment of Other Taxes by the Borrower. Without limiting the provisions of Section 3.01(a), the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent and each Lender within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto (provided that the Borrower shall not indemnify the Administrative Agent or any Lender for any such penalties, interest and reasonable expenses arising solely from such party’s failure to notify the Borrower of such Indemnified Taxes or Other Taxes within a reasonable period of time after such party has actual knowledge of such Indemnified Taxes or Other Taxes), whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive, absent manifest error.

(d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or any Guarantor to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Status of Lenders. Any Lender that is entitled to an exemption from or reduction of United States withholding tax, or any treaty to which the United States is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing,

(i) any Lender that is a “United States Person” as defined in Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of Internal Revenue Service Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(ii) any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(A) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of Internal Revenue Service Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, Internal Revenue Service Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(B) duly completed executed originals of Internal Revenue Service Form W-8ECI;

(C) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) duly completed executed originals of Internal Revenue Service Form W-8BEN;

(D) to the extent a Foreign Lender is not the beneficial owner, executed originals of Internal Revenue Service Form W-8IMY, accompanied by Internal Revenue Service Form W-8ECI, Internal Revenue Service Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-1, Internal Revenue Service Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 on behalf of each such direct and indirect partner; or

(E) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made;

(iii) the Administrative Agent shall also deliver two duly completed copies of Internal Revenue Service Form W-8IMY certifying that it is a “U.S. branch” and that the payments it receives for the account of others are not effectively connected with the conduct of its trade or business in the United States and that it is using such form as evidence of its agreement with the Borrower to be treated as a U.S. person with respect to such payments; and

(iv) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Upon the reasonable request of the Borrower or the Administrative Agent, any Lender shall update any form or certification previously delivered pursuant to this Section 3.01(e). If any form or certification previously delivered pursuant to this Section 3.01(e) expires or becomes obsolete in any respect with respect to a Lender, such Lender shall promptly (and in any event within 10 days after such expiration, obsolescence or inaccuracy) notify the Borrower and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so. Notwithstanding the foregoing, a Lender shall not be required to deliver any form pursuant to this Section 3.01(e) that such Lender is not legally able to deliver.

(f) Treatment of Certain Refunds. If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

(g) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for the full amount of any Taxes (but, in the case of any Indemnified Taxes, only to the extent that the Borrower or any Guarantor has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower or any Guarantor to do so) attributable to such Lender that are paid or payable by the Administrative Agent in connection with this Agreement or any other Loan Document and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered by the Administrative Agent shall be conclusive, absent manifest error.

3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Loans, or to determine or charge interest rates based upon the Adjusted LIBO Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Loans or to Convert ABR Loans to Eurodollar Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, Convert all Eurodollar Loans of such Lender to ABR Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Loans. Upon any such prepayment or Conversion, the Borrower shall also pay accrued interest on the amount so prepaid or Converted.

3.03 Inability to Determine Rates. If the Majority Lenders determine that for any reason in connection with any request for a Eurodollar Loan or a Conversion to or Continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Loan, (b) adequate and reasonable means do not exist for determining the Adjusted LIBO Rate for any requested Interest Period with respect to a proposed Eurodollar Loan, or (c) the Adjusted LIBO Rate for any requested Interest Period with respect to a proposed Eurodollar Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Loans shall be suspended until the Administrative Agent (upon the instruction of the Majority Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, Conversion to or Continuation of Eurodollar Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of ABR Loans in the amount specified therein.

3.04 Increased Costs; Reserves on Eurodollar Loans.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii) subject any Lender or the Administrative Agent to any Tax with respect to this Agreement or any Loan made by it, or change the basis of taxation of payments to such Lender or the Administrative Agent in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender); or

(iii) impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender or the Administrative Agent of making or maintaining any Eurodollar Loan or in the case of clause (ii), making any Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender or the Administrative Agent hereunder (whether of principal, interest or any other amount), then, upon request of such Lender or the Administrative Agent, the Borrower will pay to such Lender or the Administrative Agent, as the case may be, such additional amount or amounts as will compensate such Lender or the Administrative Agent, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company, if any, could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company, if any, with respect to capital adequacy or liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company, if any, for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Sections 3.04(a) and 3.04(b) and delivered to the Borrower shall be conclusive, absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any Continuation, Conversion, payment or prepayment of any Loan other than an ABR Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, Continue or Convert any Loan other than an ABR Loan on the date or in the amount notified by the Borrower; or

(c) any assignment of a Eurodollar Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained (but excluding any loss of anticipated profits). The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section, each Lender shall be deemed to have funded each Eurodollar Loan made by it at the Adjusted LIBO Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Loan was in fact so funded.

3.06 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If (i) any Lender requests compensation under Section 3.04, (ii) the Borrower is required to pay any additional amount to any Lender, (iii) any Governmental Authority for the account of any Lender pursuant to Section 3.01, or (iv) if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (x) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (y) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. The Borrower may replace any Lender to the extent contemplated by, and in accordance with, Section 10.13.

3.07 Survival. All of the Borrower’s obligations under this ARTICLE III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTICLE IV

CONDITIONS PRECEDENT

4.01 Conditions to Loans. No Lender shall have any obligation to make its Loan under Section 2.01 until the following conditions precedent have been satisfied or waived in accordance with Section 10.01:

(a) The Administrative Agent shall have received all of the following, each in form and substance reasonably satisfactory to the Administrative Agent:

(i) counterparts of (A) this Agreement executed by the Borrower, the Administrative Agent and the Lenders listed on the signature pages to this Agreement, (B) to the extent required, the Guaranty executed by the Guarantors and the Administrative Agent, (C) the Collateral Agency Agreement executed by the Collateral Agent, the Revolving Administrative Agent, the Administrative Agent and the Trustee and (D) the other Collateral Documents executed by the Borrower, the Additional Grantors (as defined in the Pledge Agreement) and the Collateral Agent, as applicable;

(ii) a Note executed by the Borrower in favor of each Lender requesting a Note reasonably in advance of the Funding Date;

(iii) all UCC financing statements and other documents or instruments necessary or advisable to perfect the security interests created by the Pledge Agreement;

(iv) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Restricted Person as the Administrative Agent may reasonably require, in form and substance reasonably satisfactory to the Administrative Agent, evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which the such Restricted Person is a party;

(v) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Restricted Person is duly organized or formed, and that each Restricted Person is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(vi) a favorable opinion of each of (A) Latham & Watkins LLP, counsel to the Restricted Persons and (B) the General Counsel of ETP, LLC, in each case in form and substance reasonably satisfactory to the Administrative Agent, addressed to the Administrative Agent and each Lender; and the Borrower hereby requests such counsel to deliver such opinion;

(vii) a certificate signed by a Responsible Officer of the Borrower certifying that (A) the Acquisition and the other transactions contemplated under the Merger Agreement are being consummated simultaneously with the funding of the Loans on the Funding Date, (B) the Merger Agreement has not been amended or modified since July 19, 2011, and that no condition therein has been waived or any consent granted since July 19, 2011, in each case, in any respect that is material and adverse to the Lenders without the Administrative Agent’s prior written consent (such consent not to be unreasonably withheld or delayed), and (C) there has been no event, change, effect, development, condition or occurrence since December 31, 2010 that has had or would reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect;

(viii) the Initial Borrower Financial Statements;

(ix) [Reserved];

(x) the Solvency Certificate executed by the Chief Financial Officer of the Borrower; and

(xi) either (i) a duly executed copy of Amendment No. 2 to the Revolving Credit Agreement, effective as of the Closing Date or (ii) evidence satisfactory to it that (A) all Revolving Loans (as defined in the Revolving Credit Agreement as in effect on the Closing Date) shall have been or shall concurrently be repaid in full, together with any accrued interest thereon and any accrued fees payable pursuant to the Revolving Credit Agreement as in effect on the Closing Date, and (B) the commitments of the Revolving Lenders under the Revolving Credit Agreement as in effect on the Closing Date shall have been or shall concurrently be terminated.

(b) After giving effect to this Agreement, the Acquisition and the other transactions contemplated hereby and thereby, the Borrower shall not have any Indebtedness for borrowed money or preferred Equity Interests other than (i) the Obligations, (ii) the Senior Note Obligations, (iii) the Restructuring Preferred Units, (iv) the obligations pursuant to the Revolving Credit Agreement and any amendment, modification, refinancing, restatement or replacement thereof, (v) Indebtedness incurred under agreements and instruments set forth on the most recent applicable periodic filing made by the Borrower with the Securities and Exchange Commission and (vi) Indebtedness permitted under Sections 7.01(b) and (h).

(c) Unless waived by the Administrative Agent, the Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced at least two (2) days prior to the Funding Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

(d) The Lenders shall have received at least three (3) Business Days prior to the Funding Date, to the extent requested at least five (5) Business Days prior to the Funding Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(e) The ratio of (i) Value on such date to (ii) the principal amount of Loans, the outstanding principal amount of the Revolving Loans, LC Obligations (as defined in the Revolving Credit Agreement), the principal amount of the Senior Notes, and Hedging Termination Value of Lender Hedging Obligations and Other Hedging Obligations on such date is not less than 2.0 to 1.0.

Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section, each Lender that has executed and delivered this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Funding Date specifying its objection thereto.

4.02 Additional Conditions Precedent to the Loans. No Lender has any obligation to make its Loan unless the following conditions precedent have been satisfied:

(a) The representations and warranties of the Company and its subsidiaries set forth in the Merger Agreement as are material to the interests of the Lenders shall be true and correct, but only to the extent the Borrower has (or a Subsidiary has) the right to terminate the Borrower’s (or its) obligations under the Merger Agreement as a result of a breach of such representation in the Merger Agreement; and

(b) The Specified Representations shall be true and correct, provided, however, for purposes of this Section, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct as of such date.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

To induce each Lender to enter into this Agreement and to make its Loan on the Funding Date, and with the understanding that the only representations and warranties in this ARTICLE V that shall be conditions to the effectiveness of this Agreement or the making of the Loans shall be the Specified Representations as described in Section 4.02(b), the Borrower represents and warrants on the Funding Date to each Lender that:

5.01 No Default. No event has occurred and is continuing that constitutes a Default.

5.02 Organization and Good Standing. Each of the Restricted Persons and the General Partner is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, having all powers required to carry on its business and enter into and carry out the transactions contemplated hereby. Each of the Restricted Persons and the General Partner is duly qualified, in good standing, and authorized to do business in all other jurisdictions wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary except where the failure to so qualify has not had, and could not reasonably be expected to have, a Material Adverse Effect.

5.03 Authorization. Each Restricted Person has duly taken all action necessary to authorize the execution and delivery by it of the Loan Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder. The Borrower is duly authorized to borrow funds hereunder.

5.04 No Conflicts or Consents. The execution and delivery by the various Restricted Persons of the Loan Documents to which each is a party, the performance by each of its obligations under such Loan Documents, and the consummation of the transactions contemplated by the various Loan Documents, do not and will not (a) conflict with any provision of (i) any Law, (ii) the organizational documents of the Borrower, any of its Subsidiaries or the General Partner, (iii) any agreement governing material Indebtedness for borrowed money of the Restricted Persons or (iv) any other material agreement, judgment, license, order or permit applicable to or binding upon the Borrower, any of its Restricted Subsidiaries or the General Partner, (b) result in the acceleration of any material Indebtedness owed by the Borrower, any of its Restricted Subsidiaries or the General Partner, or (c) result in or require the creation of any Lien upon any assets or properties of the Borrower, any of its Restricted Subsidiaries or the

General Partner. Except as expressly contemplated in the Loan Documents or disclosed in the Disclosure Schedule, no permit, consent, approval, authorization or order of, and no notice to or filing, registration or qualification with, any Tribunal or third party is required in connection with the execution, delivery or performance by any Restricted Person of any Loan Document or to consummate any transactions contemplated by the Loan Documents. Neither the Borrower, nor any of its Restricted Subsidiaries nor the General Partner is in breach of or in default under any instrument, license or other agreement applicable to or binding upon it, which breach or default has had, or could reasonably be expected to have, a Material Adverse Effect.

5.05 Enforceable Obligations. This Agreement is, and the other Loan Documents when duly executed and delivered will be, legal, valid and binding obligations of each Restricted Person that is a party hereto or thereto, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors’ rights.

5.06 Initial Financial Statements; No Material Adverse Effect.

(a) The Borrower has heretofore delivered to the Lenders true, correct and complete copies of the Initial Financial Statements. The Initial Borrower Financial Statements were prepared in accordance with GAAP. The Initial Borrower Financial Statements fairly present the Borrower’s or the Company’s, as applicable, Consolidated financial position at the date thereof, the Consolidated results of the Borrower’s or the Company’s, as applicable, operations for the periods thereof and the Borrower’s or the Company’s, as applicable, Consolidated cash flows for the periods thereof.

(b) Since December 31, 2011, no event or circumstance has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect. Since December 31, 2011, based upon the ETP Reporting, no event or circumstance has occurred that has had, or could reasonably be expected to have, an ETP Material Adverse Effect. Since December 31, 2011, based upon the Regency Reporting, no event or circumstance has occurred that has had or would reasonably be expected to have a Regency Material Adverse Effect.

5.07 Taxes and Obligations. No Restricted Person has any outstanding Liabilities of any kind (including contingent obligations, tax assessments, and unusual forward or long term commitments) that exceed $10,000,000 in the aggregate and not shown in the Initial Financial Statements, disclosed in the Disclosure Schedule or otherwise permitted under Section 7.01. Each Restricted Person has timely filed all tax returns and reports required to have been filed and has paid all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property, except to the extent that any of the foregoing is not yet due or is being in good faith contested as permitted by Section 6.07.

5.08 Full Disclosure. No written certificate, statement or other information, taken as a whole, delivered herewith or heretofore by any Restricted Person to any Lender in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not materially misleading as of the date made or deemed made. All information regarding the Borrower’s Consolidated financial position or results of operations and all other written information regarding Restricted Persons, taken as a whole, furnished after the date hereof by or on behalf of any Restricted Person to the Administrative Agent or any Lender in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect in light of the circumstances in which made, or based on reasonable estimates on the date as of which such information is stated or certified.

5.09 Litigation. Except as disclosed in the Initial Financial Statements, the Applicable Regency Credit Agreement, or in the Applicable ETP Credit Agreement or in the Disclosure Schedule and except for matters that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect (a) there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending or, to the knowledge of the Borrower, threatened, by or before any Tribunal against the Borrower, any of its Restricted Subsidiaries or the General Partner or affecting any property of the Borrower, any of its Restricted Subsidiaries or the General Partner, and (b) there are no outstanding judgments, injunctions, writs, rulings or orders by any such Tribunal against the Borrower, any of its Restricted Subsidiaries or the General Partner or affecting any property of the Borrower, any of its Restricted Subsidiaries or the General Partner.

5.10 ERISA. All currently existing ERISA Plans are listed in the Disclosure Schedule. Except as disclosed in the Initial Financial Statements or in the Disclosure Schedule, no Termination Event has occurred with respect to any ERISA Plan and all ERISA Affiliates are in compliance with ERISA and the provisions of the Code relating to ERISA Plans in all material respects. No ERISA Affiliate is required to contribute to, or has any other absolute or contingent liability in respect of, any “multiemployer plan” as defined in Section 4001 of ERISA. Except as set forth in the Disclosure Schedule: (a) no “accumulated funding deficiency” or failure to meet applicable “minimum funding standards” (each as defined in Section 412(a) of the Code) exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, and (b) the current value of each ERISA Plan’s benefit obligations does not exceed the current fair market value of such ERISA Plan’s assets available for the payment of such benefits by more than $10,000,000.

5.11 Compliance with Laws. Except as set forth in the Disclosure Schedule, each of the Borrower, its Restricted Subsidiaries and the General Partner has all permits, licenses and authorizations required in connection with the conduct of its businesses, except to the extent failure to have any such permit, license or authorization has not had, and could not reasonably be expected to have, a Material Adverse Effect. Each of the Borrower, its Restricted Subsidiaries and the General Partner is in compliance with the terms and conditions of all such permits, licenses and authorizations, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply has not had, and could not reasonably be expected to have, a Material Adverse Effect. Each of the Borrower, its Restricted Subsidiaries and the General Partner (a) has filed and maintained all tariffs applicable to its business with each applicable agency, (b) all such tariffs are in compliance with all Laws administered or promulgated by each applicable agency and (c) has imposed charges on its customers in compliance with such tariffs, all contracts applicable to its business and all applicable Laws except to the extent such failure to file or impose has not had, and could not reasonably be expected to have, a Material Adverse Effect. As used herein, “agency” includes the Federal Energy Regulatory Commission and each other United States federal, state, or local governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over any Restricted Person or its properties.

5.12 Environmental Laws. Without limiting theprovisionsof Section 5.11 and except as disclosed in the Disclosure Schedule or as has not had, and could not reasonably be expected to have, a Material Adverse Effect (or with respect to (c), (d) and (e) below, where the failure to take such actions has not had, and could not reasonably be expected to have, a Material Adverse Effect):

(a) Neither any property of any of the Borrower, or its Restricted Subsidiaries, nor the operations conducted thereon nor any other operations of any of the Borrower or its Restricted Subsidiaries violate any order or requirement of any Governmental Authority or any Environmental Laws;

(b) Without limitation of clause (a) above, no property of any of the Borrower, or its Restricted Subsidiaries nor the operations currently conducted thereon or, to the best knowledge of the Borrower, by any prior owner or operator of such property or operation, are in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any Governmental Authority or to any remedial obligations under Environmental Laws;

(c) All notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all property of the Borrower and its Restricted Subsidiaries, including without limitation past or present treatment, storage, disposal or release of a hazardous substance, hazardous waste or solid waste into the environment, have been duly obtained or filed, and the Borrower and its Restricted Subsidiaries are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations;

(d) All hazardous substances, hazardous waste, solid waste, and oil and gas exploration and production wastes, if any, generated at any and all property of the Borrower or any of its Restricted Subsidiaries have in the past been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an endangerment to public health or welfare or the environment, and, to the best knowledge of the Borrower, all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws;

(e) The Borrower and its Restricted Subsidiaries have taken all steps reasonably necessary to determine and have determined that no hazardous substances, hazardous waste, solid waste, or oil and gas exploration and production wastes, have been disposed of or otherwise released and there has been no threatened release of any hazardous substances on or to any property of the Borrower or any of its Restricted Subsidiaries;

(f) To the extent applicable, all property of the Borrower and its Restricted Subsidiaries currently satisfies all design, operation, and equipment requirements imposed by the Environmental Laws or scheduled as of the date hereof to be imposed by the Environmental Laws during the term of this Agreement, and the Borrower does not have any reason to believe that such property, to the extent subject to the Environmental Laws, will not be able to maintain compliance with the Environmental Laws requirements during the term of this Agreement; and

(g) Neither the Borrower nor any of its Restricted Subsidiaries has any known contingent liability in connection with any release or threatened release of any oil, hazardous substance, hazardous waste or solid waste into the environment.

5.13 Borrower’s Subsidiaries. The Borrower does not have any Subsidiary or own any Equity Interests in any other Person except those listed in the Disclosure Schedule (which includes the Borrower’s good faith estimate of its organizational structure assuming the Acquisition has been consummated) or disclosed to the Administrative Agent in writing. Neither the Borrower nor any of its Subsidiaries is a member of any general or limited partnership, limited liability company, joint venture or association of any type whatsoever except those listed in the Disclosure Schedule or disclosed to the Administrative Agent in writing. The Borrower owns, directly or indirectly, the equity membership or partnership interest in each of its Subsidiaries, which is indicated in the Disclosure Schedule or disclosed to the Administrative Agent in writing.

5.14 Title to Properties; Licenses. Each Restricted Person has good and defensible title to or valid leasehold interests in all of its material properties and assets, free and clear of all Liens other than Permitted Liens and of all impediments to the use of such properties and assets in such Restricted Person’s business. Each Restricted Person possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, and other intellectual property (or otherwise possesses the right to use such intellectual property without violation of the rights of any other Person) that are necessary to carry out its business as presently conducted and as presently proposed to be conducted hereafter, and no Restricted Person is in violation in any material respect of the terms under which it possesses such intellectual property or the right to use such intellectual property unless, in each case, such failure to possess or violation has not had, and could not reasonably be expected to have, a Material Adverse Effect.

5.15 Government Regulation. (a) Neither the Borrower nor any other Restricted Person owing Obligations is subject to regulation under (i) the Federal Power Act, (ii) the Investment Company Act of 1940, or (iii) any other Law which regulates the incurring by such Person of Indebtedness.

(b) Neither the Borrower nor any of its Restricted Subsidiaries, nor any Person having “control” (as that term is defined in 12 U.S.C. § 375b(9) or in regulations promulgated pursuant thereto) of the Borrower or any of its Restricted Subsidiaries, is a “director” or an “executive officer” or “principal shareholder” (as those terms are defined in 12 U.S.C. § 375b(8) or (9) or in regulations promulgated pursuant thereto) of any Lender, of a bank holding company of which any Lender is a subsidiary or of any subsidiary of a bank holding company of which any Lender is a subsidiary. Neither the Borrower nor any subsidiary or Affiliate of the Borrower is (i) named on the list of Specially Designated Nationals or Blocked Persons maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control available at http://www.treas.gov/offices/enforcement/ofac/sdn/sdnlist.txt, or (ii) (A) an agency of the government of a country, (B) an organization controlled by a country, or (C) a person resident in a country that is subject to a sanctions program identified on the list maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control and available at http://www.treas.gov/offices/enforcement/ofac/programs/index.html, or as otherwise published from time to time, as such program may be applicable to such agency, organization or person, and the proceeds from the loan will not be used to fund any operations in, finance any investments or activities in, or make any payments to, any such country, agency, organization or person.

5.16 Solvency. The certifications set forth in the Solvency Certificate are true and correct.

5.17 Margin Regulations. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of, or is inconsistent with, any of the Regulations of the Board, including Regulations T, U and X. Without limiting the foregoing, the Borrower represents and warrants that the Borrower is not engaged principally, or as one of the Borrower’s important activities, in the business of extending credit to others for the purpose of purchasing or carrying margin stock unless the Borrower and the Lenders (or the Administrative Agent with the approval of the Lenders) shall have executed an appropriate Form U-1 evidencing compliance with Regulations T, U, and X.

5.18 Status as Senior Debt of the Borrower. The Loans constitute senior debt of the Borrower and, without regard to the Collateral, are paripassu with the Borrower’s other unsecured, non-subordinated Indebtedness for borrowed money.

5.19 Merger. The copy of the Merger Agreement previously delivered by the Borrower to the Administrative Agent is true, accurate and complete and has not been amended or modified in any manner, other than as permitted by Section 7.13.

5.20 Collateral Documents. The Collateral Documents are effective to create in favor of the Collateral Agent (for the benefit of the Secured Parties) a legal, valid and enforceable Lien in the Collateral described therein and proceeds thereof. In the case of the Collateral consisting of certificated securities, when certificates representing such Collateral are delivered to the Collateral Agent and in the case of the other Collateral described in the Collateral Documents, when financing statements in appropriate form are filed in the offices specified in the Perfection Certificate, the Collateral Agent shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Restricted Persons in such Collateral and, subject to Section 9-315 of the New York UCC, the proceeds thereof, as security for the Obligations, the Revolving Obligations, the Lender Hedging Obligations, the Other Hedging Obligations, the Senior Note Obligations and any other obligations secured by the Collateral Documents, in each case prior and superior in right to any other Person other than Permitted Liens which are permitted to attach under the terms of this Agreement.

ARTICLE VI

AFFIRMATIVE COVENANTS

To conform with the terms and conditions under which each Lender is willing to have credit outstanding to the Borrower, and to induce each Lender to enter into this Agreement and extend credit hereunder, the Borrower covenants and agrees that from and after the Funding Date until the full and final payment of the Obligations and the termination of this Agreement, unless the Majority Lenders, or all Lenders as required under Section 10.01, have previously agreed otherwise:

6.01 Payment and Performance. Each Restricted Person will pay all amounts due under the Loan Documents to which it is a party, in accordance with the terms thereof.

6.02 Books, Financial Statements and Reports. The Borrower will maintain and will cause its Restricted Subsidiaries to maintain a standard system of accounting and proper books of record and account in accordance with GAAP, will maintain its Fiscal Year, and will furnish the following statements and reports to the Administrative Agent for distribution to each Lender at the Borrower’s expense:

(a) As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year, (i) complete Consolidated financial statements of the Borrower together with all notes thereto, prepared in reasonable detail in accordance with GAAP, together with an unqualified opinion relating to such financial statements, based on an audit using generally accepted auditing standards, by Grant Thornton LLP, or other independent certified public accountants selected by the General Partner and acceptable to the Administrative Agent, stating that such Consolidated financial statements have been so prepared; provided,however, that at any time when the Borrower shall be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, delivery within the time period specified above of copies of the Annual Report on Form 10-K of the Borrower for such Fiscal Year prepared in compliance with the requirements therefor and filed with the Commission shall be deemed to satisfy the requirements of this clause (a)(i), and (ii) a consolidating balance sheet and a consolidating statement of operations reflecting the consolidating information for the Borrower, the Unrestricted Persons (reflecting the consolidating information for each MLP, the Company, each Drop Down Entity, each Drop Down/Transfer Joint Venture and their respective subsidiaries on a Consolidated basis) and the Restricted Subsidiaries (individually or with one or more on a combined basis) for such Fiscal Year, setting forth, in each case, in comparative form, figures for the preceding Fiscal Year, such financial statements and information of the Borrower furnished, in each case, pursuant to clause (ii) to be certified by an authorized financial officer of the Borrower as presenting fairly, in all material respects, the information contained therein, on a basis consistent with the Consolidated financial statements, which consolidating statement of operations may be in summary form in detail satisfactory to the Administrative Agent. Such financial statements shall contain a Consolidated balance sheet as of the end of such Fiscal Year and Consolidated statements of earnings for such Fiscal Year. Such financial statements shall set forth in comparative form the corresponding figures for the preceding Fiscal Year.

(b) As soon as available, and in any event within fifty (50) days after the end of each Fiscal Quarter (i) the Borrower’s Consolidated balance sheet as of the end of such Fiscal Quarter and the Borrower’s Consolidated statements of income, partners’ capital and cash flows for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments; provided, however, that at any time when the Borrower shall be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, delivery within the time period specified above of copies of the Quarterly Report on Form 10-Q of the Borrower for such Fiscal Quarter prepared in accordance with the requirements therefor and filed with the Commission shall be deemed to satisfy the requirements of this clause (b)(i) for any of the first three Fiscal Quarters of a Fiscal Year and (ii) a consolidating balance sheet and a consolidating statement of operations reflecting the consolidating information for the Borrower, the Unrestricted Persons (reflecting the consolidating information for each MLP, the Company, each Drop Down Entity, each Drop Down/Transfer Joint Venture and their respective subsidiaries on a Consolidated basis) and the Restricted Subsidiaries (individually or with one or more on a combined basis) for such Fiscal Quarter, setting forth, in each case, in comparative form, figures for same period of the preceding Fiscal Year, such financial statements and information of the Borrower furnished, in each case, pursuant to clauses (b)(i) and (ii), to be certified by an authorized financial officer of the Borrower as presenting fairly, in all material respects, the information contained therein, on a basis consistent with the Consolidated financial statements, which consolidating statement of operations may be in summary form in detail satisfactory to the Administrative Agent. Such financial statements shall set forth in comparative form the corresponding figures for the same period or date of the preceding Fiscal Year. In addition the Borrower will, together with each such set of financial statements and each set of financial statements furnished under subsection (a) or (b) of this Section, furnish a Compliance Certificate, signed on behalf of the Borrower by the chief financial officer, principal accounting officer or treasurer of the General Partner, setting forth that such financial statements of the Borrower as presenting fairly, in all material respects, the information contained therein (subject, in the case of Fiscal Quarter-end statements, to normal year-end adjustments), stating that such officer has reviewed the Loan Documents, containing calculations showing compliance (or non-compliance) at the end of such Fiscal Quarter with the requirements of Section 7.12, and stating that no Default exists at the end of such Fiscal Quarter or at the time of such certificate or specifying the nature and period of existence of any such Default.

(c) Promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Borrower or any of its Subsidiaries to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such Lender), and each prospectus and all amendments thereto filed by the Borrower or any of its Subsidiaries with the Commission and of all press releases and other statements made available generally by the Borrower or any of its Subsidiaries to the public concerning material developments; provided that the Borrower shall be deemed to have furnished the information specified in this clause (c) on the date that such information is posted at the Borrower’s, the Company’s or an MLP’s web site on the Internet or at such other web sites as notified to the Lenders.

(d) The Borrower will furnish to the Administrative Agent prompt written notice of any change (but in no event later than 10 Business Days after such change, unless otherwise agreed by the Administrative Agent) in (i) any Restricted Person’s name, (ii) any Restricted Person’s identity or organizational form or jurisdiction of incorporation, or (iii) any Restricted Person’s Federal Taxpayer Identification Number. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless, promptly therewith, it shall have provided the Administrative Agent with all filings under the UCC or otherwise that are required in order for the Administrative Agent to continue to have a valid, legal and perfected security interest in all the Collateral as contemplated in the Collateral Documents. The Borrower also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

(e) At the time of delivery of financial statements pursuant to Section 6.02(b), if Collateral consists of any property other than the property that was Collateral on the Closing Date, the Borrower shall deliver to the Administrative Agent an Officer’s Certificate (i) either confirming that there has been no change in such information since the Perfection Certificate was delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section and/or identifying such changes, and (ii) certifying that all UCC financing statements (including fixtures filings, as applicable) or other appropriate filings, recordings or registrations, have been filed of record in each applicable governmental, municipal or other appropriate office in each applicable jurisdiction to the extent necessary to protect and perfect the security interests under the Collateral Documents.

(f) At the time of the delivery thereof pursuant to the Applicable MLP Credit Agreement or any indenture or agreement governing Indebtedness of an MLP and its subsidiaries, copies of (i) each financial statement of such MLP and/or its subsidiaries accompanied by each report, opinion or certificate required to be provided in connection with such financial statement, (ii) each certificate regarding compliance with representations, warranties and covenants and/or the absence of default, and (iii) each other report or notice regarding any default or potential default in such Indebtedness or other Indebtedness, any material adverse change or material adverse effect, or other material event or circumstance, including those related to any claim or notice of potential liability under Environmental Laws, any filing of any suit or proceeding or the assertion of any claim or violation of any Laws, in each case as required under the provisions of the Applicable MLP Credit Agreement or such other indenture or agreement; provided that the Borrower shall be deemed to have furnished the information specified in this clause (f) on the date that such information is posted at the applicable MLP’s web site on the Internet or at such other web sites as notified to the Lenders.

(g) Promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by an MLP or any of its subsidiaries to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such Lender), and each prospectus and all amendments thereto filed by an MLP or any of its subsidiaries with the Commission and of all press releases and other statements made available generally by an MLP or any of its subsidiaries to the public concerning material developments; provided that the Borrower shall be deemed to have furnished the information specified in this clause (g) on the date that such information is posted at the applicable MLP’s web site on the Internet or at such other web sites as notified to the Lenders.

6.03 Other Information and Inspections. Each Restricted Person will furnish to each Lender any information which the Administrative Agent or any Lender may from time to time reasonably request concerning any representation, warranty, covenant, provision or condition of the Loan Documents or any matter in connection with Restricted Persons’ businesses and operations. Each Restricted Person will permit representatives appointed by the Administrative Agent (including independent accountants, auditors, agents, attorneys, appraisers and any other Persons) to visit and inspect during normal business hours (which right to visit and inspect shall be limited to once during any Fiscal Year unless an Event of Default has occurred and is continuing) any of such Restricted Person’s property, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and each Restricted Person shall permit the Administrative Agent or its representatives to investigate and verify the accuracy of the information furnished to the Administrative Agent or any Lender in connection with the Loan Documents and to discuss all such matters with its officers, employees and, upon prior notice to the Borrower, its representatives.

6.04 Notice of Material Events. The Borrower will notify the Administrative Agent for delivery to each Lender promptly, and not later than five (5) Business Days in the case of subsection (b) below and not later than thirty (30) days in the case of any other subsection below, after any Responsible Officer of the Borrower has knowledge thereof, stating that such notice is being given pursuant to this Agreement, of:

(a) the occurrence of any event or circumstance that has had, or could reasonably be expected to have, a Material Adverse Effect or an ETP Material Adverse Effect or a Regency Material Adverse Effect or a SUG Material Adverse Effect;

(b) the occurrence of (i) any Default or any “Default” as defined in the Applicable MLP Credit Agreement, (ii) any “Default” or “Event of Default” as defined in the Indenture, (iii) any “Default” or “Event of Default” as defined in the Revolving Credit Agreement or (iv) any “Default” or “Event of Default” as defined in the SUG Credit Agreement;

(c) the acceleration of the maturity of any Indebtedness owed by the Borrower or any of its Subsidiaries or of any default by the Borrower or any of its Subsidiaries under any indenture, mortgage, agreement, contract or other instrument to which it is a party or by which it or any of its properties is bound, if such acceleration or default has had or could have a Material Adverse Effect, an ETP Material Adverse Effect, a Regency Material Adverse Effect, or a SUG Material Adverse Effect;

(d) the occurrence of any Termination Event;

(e) under any Environmental Law, any claim of $10,000,000 or more with respect to any Restricted Person or of $50,000,000 or more with respect to any Unrestricted Person, any notice of potential liability that could reasonably be expected to exceed such amount with respect to such Person, or any other material adverse claim asserted against any Restricted Person or any Unrestricted Person or with respect to any Restricted Person’s or any Unrestricted Person’s properties taken as a whole; and

(f) the filing of any suit or proceeding, or the assertion in writing of a claim, against any Restricted Person or any Unrestricted Person or with respect to any Restricted Person’s or any Unrestricted Person’s properties, in which an adverse decision could reasonably be expected to have a Material Adverse Effect, or an ETP Material Adverse Effect, or a Regency Material Adverse Effect, or a SUG Material Adverse Effect.

Upon the occurrence of any of the foregoing, Restricted Persons will take all necessary steps to, or in the case of an MLP, the Company, an Unrestricted Person or their respective subsidiaries, will use commercially reasonable efforts to cause such Person to, remedy promptly any such Material Adverse Effect, Default, acceleration, default, or Termination Event, to protect against any such adverse claim, to defend any such suit or proceeding, and to resolve all controversies on account of any of the foregoing. Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to herein and stating what action the Restricted Person has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.04(b) shall describe with particularity any and all provisions of this Agreement and other Loan Documents, if applicable, that have been breached.

6.05 Maintenance of Properties. The Borrower shall, and shall cause each other Restricted Person to, maintain and keep, or cause to be maintained and kept, its properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent any Restricted Person from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Borrower has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.06 Maintenance of Existence and Qualifications. The Borrower shall, and shall cause each other Restricted Person to, (a) maintain and preserve its existence and its rights and franchises in full force and effect and (b) qualify to do business in all states or jurisdictions where required by applicable Law, except where the failure so to qualify has not had, and could not reasonably be expected to have, a Material Adverse Effect, or except in a transaction otherwise permitted by Section 7.03.

6.07 Payment of Trade Liabilities, Taxes, etc. The Borrower shall, and shall cause each other Restricted Person to:

(a) timely file all tax returns required to be filed in any jurisdiction;

(b) timely pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a lien on properties or assets of the Borrower or any other Restricted Person;

(c) timely pay all Liabilities owed by it on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business;

(d) timely pay and discharge when due all other Liabilities now or hereafter owed by it, other than royalty payments suspended in the ordinary course of business; and

(e) maintain appropriate accruals and reserves for all of the foregoing in accordance with GAAP.

Each Restricted Person may, however, delay paying or discharging any of the foregoing so long as (i) the amount, applicability or validity thereof is contested by the Borrower or such Restricted Person on a timely basis in good faith and in appropriate proceedings, and the Borrower or such Restricted Person has established adequate reserves therefor in accordance with GAAP on the books of the Borrower or such Restricted Person or (ii) the non-payment of all such taxes, assessments, charges, levies and Liabilities in the aggregate could not reasonably be expected to have a Material Adverse Effect.

6.08 Insurance. The Borrower shall, and shall cause each other Restricted Person to, at all times maintain at its own expense with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

6.09 Compliance with Law. The Borrower shall, and shall cause each other Restricted Person to, conduct its business and affairs in compliance with all Laws applicable thereto and will maintain in good standing all licenses that may be necessary or appropriate to carry on its business, except for failures so to comply that have not had, and could not reasonably be expected to have, a Material Adverse Effect.

6.10 Environmental Matters. The Borrower shall, and shall cause each other Restricted Person to:

(a) comply in all material respects with all Environmental Laws now or hereafter applicable to such Restricted Person as well as all contractual obligations and agreements with respect to environmental remediation or other environmental matters and shall obtain, at or prior to the time required by applicable Environmental Laws, all environmental, health and safety permits, licenses and other authorizations necessary for its operations and will maintain such authorizations in full force and effect;

(b) promptly furnish to the Administrative Agent all written notices of violation, orders, claims, citations, complaints, penalty assessments, suits or other proceedings received by any Restricted Person or General Partner, or of which it has notice, pending or threatened against any Restricted Person, the potential liability of which exceeds or might reasonably be expected to exceed $15,000,000 or could reasonably be expected to have a Material Adverse Effect if resolved adversely against any Restricted Person, by any Governmental Authority with respect to any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations in connection with its ownership or use of its properties or the operation of its business; and

(c) promptly furnish to the Administrative Agent all requests for information, notices of claim, demand letters, and other notifications, received by any Restricted Person or General Partner in connection with its ownership or use of its properties or the conduct of its business, relating to potential responsibility with respect to any investigation or clean-up of Hazardous Material at any location, the potential liability of which exceeds or might reasonably be expected to exceed $15,000,000 or could reasonably be expected to have a Material Adverse Effect if resolved adversely against any Restricted Person.

6.11 Guaranties by Restricted Subsidiaries.

(a) The Borrower shall cause each Restricted Subsidiary, whether existing on the Closing Date or created, acquired or coming into existence after the Closing Date, that Guarantees any other Indebtedness of the Borrower (including the Revolving Credit Agreement) to execute and deliver to the Administrative Agent a Guaranty for so long as such other Indebtedness is Guaranteed.

(b) Simultaneously with its delivery of such a Guaranty, the Borrower shall cause each Restricted Subsidiary to, at the reasonable request of the Administrative Agent, provide written evidence reasonably satisfactory to the Administrative Agent that such Restricted Subsidiary has taken all corporate, limited liability company or partnership action necessary to duly approve and authorize its execution, delivery and performance of such Guaranty and any other documents which it is required to execute.

(c) The Borrower may redesignate any Unrestricted Person to be a Restricted Subsidiary, provided that the Borrower shall not make such a designation unless at the time of such action and after giving effect thereto, (i) none of such Unrestricted Persons have outstanding Indebtedness or Guarantees, other than Indebtedness permitted under Section 7.01, or Liens on any of their property, other than Permitted Liens (in each case taking into account the other Indebtedness and Liens of the Restricted Persons), (ii) no Default or Event of Default shall exist, (iii) all representations and warranties herein will be true and correct in all material respects if remade at the time of such designation, except to the extent such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date, and (iv) the Borrower has provided to the

Administrative Agent an officer’s certificate in form satisfactory to the Administrative Agent to the effect that each of the foregoing conditions have been satisfied. In no event will either MLP or any of their respective subsidiaries be designated a Restricted Subsidiary.

(d) The Borrower may designate any Person who becomes a Subsidiary of the Borrower after the date hereof to be an Unrestricted Person, provided that all Investments in such Subsidiary at the time of such designation shall be treated as Investments made on the date of such designation in an amount equal to the fair market value of all Restricted Persons’ Investments in such Unrestricted Person at the time of such designation, and provided further that at the time of such action and after giving effect thereto, (i) such Subsidiary does not own, directly or indirectly, any Indebtedness or Equity Interests of the Borrower or any Restricted Subsidiary, other than any Drop Down Equity or Drop Down/Transfer Debt, (ii) no Default or Event of Default shall exist, (iii) all representations and warranties herein will be true and correct in all material respects if remade at the time of such designation, except to the extent such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date, (iv) the Investment represented by such designation is permitted under the definition of Permitted Investments and (v) the Borrower has provided to the Administrative Agent an officer’s certificate in form satisfactory to the Administrative Agent to the effect that each of the foregoing conditions have been satisfied.

6.12 [Reserved].

6.13 Further Assurances. At any time or from time to time upon the reasonable request of the Administrative Agent, the Borrower shall, and shall cause each other Restricted Person to, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order to effect fully the purposes of the Loan Documents. In furtherance and not in limitation of the foregoing, the Borrower shall, and shall cause each other Restricted Person to, take such actions as the Administrative Agent may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors and secured by substantially all of the assets of the Restricted Persons (other than ETP GP and Regency GP), including all of the outstanding Equity Interests of any Restricted Subsidiary acquired or created after the Closing Date.

6.14 Miscellaneous Business Covenants. The Borrower shall, and shall cause each other Restricted Person to, (i) maintain entity records and books of account separate from those of any other entity, including each MLP, the Company, each Drop Down Entity or any of their respective subsidiaries, which is an Affiliate of such entity; (ii) not commingle its funds or assets with those of any other entity, including each MLP, the Company, each Drop Down Entity or any of their respective subsidiaries, which is an Affiliate of such entity; and (iii) provide that the board of directors or other analogous governing body of the General Partner will hold all appropriate meetings to authorize and approve such entity’s actions, which meetings will be separate from those of other entities, including each MLP, the Company, each Drop Down Entity or any of their respective subsidiaries; provided that such governing bodies may from time to time hold joint meetings for administrative purposes (e.g.: to provide information about the respective businesses and operations of the Borrower, on the one hand, and an MLP, the Company, a Drop Down Entity or any of their respective subsidiaries, on the other hand).

6.15 Restricted/Unrestricted Persons. The Borrower:

(a) will not, and will not permit any Restricted Person to guaranty any Indebtedness of any of the Unrestricted Persons, other than the Drop Down/Transfer Guarantees or pursuant to clause (d) of the definition of Permitted Investments;

(b) will not permit any Unrestricted Person to hold any equity or other ownership interest in any Restricted Person other than the Drop Down Equity to be held by the Company;

(c) will operate each Unrestricted Person in such a manner as to make it apparent to all creditors of such Unrestricted Person that such Unrestricted Person is a legal entity separate and distinct from all of the Restricted Persons and as such is solely responsible for its debts;

(d) will cause ETP and each of its subsidiaries which has a Restricted Person as its general partner to incur Indebtedness only under notes, loan agreements or other applicable agreements that expressly state that such Indebtedness is being incurred by ETP and, if applicable, such subsidiaries, on a basis that is non-recourse to ETP’s general partner; and

(e) will cause each Unrestricted Person (other than an MLP, the Company and their respective subsidiaries) to incur Indebtedness only under notes, loan agreements or other applicable agreements that expressly state that such Indebtedness is being incurred by such Unrestricted Person on a basis that is non-recourse to the Restricted Persons.

6.16 Pledge of SUG Holdco Stock; Common Collateral. Promptly and in any event within 30 days following the Funding Date, the Borrower will (a) grant or cause to be granted pursuant to the Pledge Agreement a first priority Lien on all of the issued and outstanding shares of Equity Interests of SUG Holdco and (b) if requested by the Administrative Agent, deliver to the Administrative Agent customary certificates and legal opinions relating to the matters described above.

Notwithstanding the foregoing, if any assets are granted to secure the Revolving Obligations, the Borrower shall promptly grant to the Collateral Agent for the benefit of the Secured Parties a first priority Lien on such assets as security for the Obligations.

ARTICLE VII

NEGATIVE COVENANTS

To conform with the terms and conditions under which each Lender is willing to have credit outstanding to the Borrower, and to induce each Lender to enter into this Agreement and make the Loans, the Borrower covenants and agrees that, from and after the Funding Date until the full and final payment of the Obligations and the termination of this Agreement, unless Majority Lenders, or all Lenders as required under Section 10.01, have previously agreed otherwise:

7.01 Indebtedness. The Borrower shall not, and shall not permit any other Restricted Person to, in any manner owe or be liable for Indebtedness except for the following:

(a) the Obligations and one or more series of Indebtedness comprising Term Loan Refinancing Indebtedness;

(b) Indebtedness of any Restricted Person (other than ETP GP, ETP LLC, Regency GP and Regency LLC) to any other Restricted Person (other than ETP GP, ETP LLC, Regency GP and Regency LLC); provided, (i) all such Indebtedness shall be evidenced by promissory notes and all such notes shall be subject to a first priority Lien pursuant to the Pledge Agreement, (ii) all such Indebtedness shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement that in any such case is reasonably satisfactory to the Administrative Agent, and (iii) any payment by any Restricted Person that is a Guarantor under any guaranty of the Obligations shall result in a pro rata reduction of the amount of any such Indebtedness owed by such Guarantor to the Borrower or to any Restricted Subsidiary that is a Guarantor for whose benefit such payment is made;

(c) Indebtedness in respect of bonds that are performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(d) Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts;

(e) Indebtedness of (i) ETP LLC arising by operation of law as a result of ETP LLC being the general partner of ETP GP, (ii) ETP GP arising by operation of law as a result of ETP GP being the general partner of ETP, (iii) Regency LLC arising by operation of law as a result of Regency LLC being the general partner of Regency GP, and (iv) Regency GP arising by operation of law as a result of Regency GP being the general partner of Regency;

(f) Indebtedness in respect to future payment for non-competition covenants and similar payments under agreements governing a Permitted Acquisition by a Restricted Person not to exceed at any time $5,000,000;

(g) Indebtedness of any Person that becomes a Restricted Subsidiary after the date hereof incurred prior to the time such Person becomes a Subsidiary, not to exceed at any time $15,000,000; provided that (i) such Indebtedness is not created in contemplation of such Person becoming a Subsidiary and (ii) such Indebtedness is not assumed or Guaranteed by any other Restricted Person;

(h) other Indebtedness of the Borrower (and, without duplication, Guarantees thereof by Subsidiaries of the Borrower who are Guarantors of the Obligations hereunder) in an aggregate principal amount not to exceed at any time $20,000,000;

(i) Senior Note Obligations; provided the amount of such Indebtedness shall not exceed an aggregate principal amount of $1,800,000,000 outstanding at any one time and any refinancings, renewals or extensions of all or any part of any Senior Note Obligations (“Senior

Note Refinancing Indebtedness”), provided that (i) the maturity date of such Senior Note Refinancing Indebtedness is no earlier than one year after the Maturity Date, (ii) there are no scheduled repayments of principal of such Senior Note Refinancing Indebtedness or sinking fund payments thereon prior to the date that is one year after the Maturity Date, (iii) the documents or instruments governing such Indebtedness do not contain any maintenance financial covenant, (iv) such Indebtedness is not secured on a basis which is senior to the Loans and other Obligations under this Agreement, and (v) the principal amount of such Senior Note Refinancing Indebtedness does not exceed the principal amount of Senior Note Obligations being refinanced, renewed or extended except by an amount equal to accrued and unpaid interest, prepayment premium, fees and expenses reasonably incurred in connection with such refinancing, renewal or extension;

(j) Indebtedness under the Revolving Credit Agreement; provided that the amount of such Indebtedness shall not exceed an aggregate amount of $200,000,000 outstanding at any one time except by an amount equal to accrued and unpaid interest, prepayment premium, fees and expenses reasonably incurred in connection with any refinancing, renewal or extension of such Indebtedness;

(k) [Reserved;]

(l) any Drop Down/Transfer Guarantees and any Drop Down/Transfer Debt; and

(m) other Indebtedness not permitted by this Section 7.01, which may include additional Indebtedness under the Revolving Credit Agreement, provided that after giving pro forma effect to the incurrence of such Indebtedness, the Borrower shall be in compliance with the requirements of Section 7.12.

7.02 Limitation on Liens. The Borrower shall not, and shall not permit any other Restricted Person to, create, assume or permit to exist any Lien upon or with respect to any of its properties or assets now owned or hereafter acquired, except the following Liens (to the extent permitted by this Section, herein called “Permitted Liens”):

(a) Liens existing on the date of this Agreement and listed in the Disclosure Schedule;

(b) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet due or the validity of which is being contested in good faith and by appropriate proceedings, if necessary, for which adequate reserves are maintained on the books of any Restricted Person in accordance with GAAP;

(c) pledges or deposits of cash or securities under worker’s compensation, unemployment insurance or other social security legislation;

(d) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlord’s, or other like Liens (including Liens on property of any Restricted Person in the possession of storage facilities, pipelines or barges) arising in the ordinary course of business for amounts which are not more than sixty (60) days past due or the validity of which is being contested in good faith and by appropriate proceedings, if necessary, and for which adequate reserves are maintained on the books of any Restricted Person in accordance with GAAP;

(e) deposits of cash or securities to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(f) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of real property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of any Restricted Person;

(g) rights reserved to or vested in any Governmental Authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of law, to revoke or terminate any such right, power, franchise, grant, license or permit or to condemn or acquire by eminent domain or similar process;

(h) rights reserved to or vested by Law in any Governmental Authority to control or regulate in any manner any of the properties of any Restricted Person or the use thereof or the rights and interests of any Restricted Person therein under any and all Laws;

(i) rights reserved to the grantors of any properties of any Restricted Person, and the restrictions, conditions, restrictive covenants and limitations, in respect thereto, pursuant to the terms, conditions and provisions of any rights-of-way agreements, contracts or other agreements therewith;

(j) inchoate Liens in respect of pending litigation or with respect to a judgment that has not resulted in an Event of Default under Section 8.01;

(k) statutory Liens in respect of payables;

(l) any Lien existing on any property prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property of the Borrower or any Subsidiary, (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be; and (iv) such Liens together with all Liens permitted under Section 7.02(m) do not secure Indebtedness in excess of the amount permitted by Section 7.02(m);

(m) Liens securing Indebtedness permitted by Sections 7.01(f),7.01(g) or 7.01(h); provided that such Liens do not secure Indebtedness that together with (but without duplication) all Indebtedness secured by Liens permitted under Section 7.02(l) exceeds a principal amount at any one time of $35,000,000;

(n) Liens on cash margin collateral securing Hedging Contracts permitted under Section 7.10;

(o) Liens in respect of operating leases covering only the property subject thereto; and

(p) Liens securing (i) Revolving Obligations in an original principal amount not to exceed $300,000,000, the Lender Hedging Obligations secured ratably thereunder and the Other Hedging Obligations, (ii) for so long as the Senior Note Obligations or any Senior Note Refinancing Indebtedness are required pursuant to the terms of the Indenture or the documentation governing the Senior Note Refinancing Indebtedness to be equally and ratably secured with the obligations under this Agreement, the Senior Note Obligations or Senior Note Refinancing Indebtedness, (iii) the Obligations and/or any Term Loan Refinancing Indebtedness and (iv) obligations for other Indebtedness incurred pursuant to Section 7.01(m); provided that, in connection with any Indebtedness secured pursuant to this Section 7.02(p), after giving pro forma effect to the incurrence of such Indebtedness, the ratio of (i) Value on such date to (ii) the outstanding principal amount of all obligations so secured on such date is not less than 2.0 to 1.0.

Notwithstanding any of the foregoing to the contrary, no Liens of the kind set forth in clauses (a) through and including (o) above shall be permitted on the Equity Interests of the Company, SUG Holdco, ETP, ETP GP, ETP LLC, Regency, Regency GP or Regency LLC, other than those Liens created to secure (i) the Revolving Obligations, the Lender Hedging Obligations secured ratably thereunder and the Other Hedging Obligations, (ii) for so long as the Senior Note Obligations are required pursuant to the terms of the Indenture to be equally and ratably secured with other obligations secured by any of such Equity Interests, the Senior Note Obligations, (iii) the Obligations and/or any Term Loan Refinancing Indebtedness and (iv) obligations for other Indebtedness incurred pursuant to Section 7.01(m).

7.03 Limitation on Mergers, Issuances of Subsidiary Securities. The Borrower shall not, and shall not permit any other Restricted Person to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself or suffer any liquidation or dissolution, except (a) the Acquisition, (b) Permitted Acquisitions, (c) the merger, dissolution or liquidation into or consolidation of a Restricted Subsidiary (other than ETP GP, ETP LLC, Regency GP or Regency LLC) with or into the Borrower (so long as the Borrower is the surviving entity) or another Restricted Subsidiary (other than ETP GP, ETP LLC, Regency GP or Regency LLC) (so long as if one such Restricted Person is a Guarantor, the surviving entity shall be a Guarantor) and (d) any Restricted Person, other than the Borrower, may dissolve so long as such dissolution could not reasonably be expected to result in a Material Adverse Effect or have a material adverse effect on the value of the Guaranty or the Collateral. Except in connection with a sale of all of the Equity Interest of a Restricted Subsidiary permitted under Section 7.04: (i) the Borrower will not, and will not permit any Restricted Subsidiary to, sell, transfer or otherwise dispose the Equity Interest of any Restricted Subsidiary and no Restricted Subsidiary will issue any additional Equity Interests if such action will result in or allow any diminution of the Borrower’s Equity Interest (direct or indirect) in such Restricted Subsidiary; and (ii) no Restricted Subsidiary of the Borrower that is a partnership will allow any diminution of the Borrower’s interest (direct or indirect) in such Restricted Subsidiary.

7.04 Limitation on Sales of Property. The Borrower shall not, and shall not permit any other Restricted Person to, sell, transfer, lease, exchange, alienate or dispose of any of its property or any material interest therein except:

(a) in respect of Borrower, (or any Restricted Subsidiary that holds limited partnership units of an MLP), and in respect of ETP GP, ETP LLC, Regency GP or Regency LLC: (i) the sale of stock or other securities issued by a Restricted Subsidiary of a Restricted Person in order to qualify directors if required by applicable law, (ii) the sale of immaterial assets (other than stock or securities, including partnership units) in the ordinary course, (iii) the sale of limited partnership units of an MLP or Equity Interests of the Company held directly or indirectly by the Borrower, provided that with respect to this clause (iii) (A) no Default or Event of Default shall have occurred or be continuing or would result therefrom, (B)(1) the aggregate sale of limited partnership units of ETP from and after the Funding Date shall not exceed 25% of such units owned by the Borrower or of such units owned by its Restricted Subsidiaries as of such date, (2) the aggregate sale of Equity Interests of the Company held directly or indirectly by the Borrower from and after the Funding Date shall not exceed 50% of such Equity Interests held directly or indirectly by the Borrower as of such date and (3) the aggregate sale of limited partnership units of Regency from and after the Funding Date shall not exceed 25% of such units owned by the Borrower or of such units owned by its Restricted Subsidiaries as of the Funding Date, (C) after giving effect to such sale on a pro forma basis as if it had occurred on the first day of the test period most recently ended, the Borrower shall be in compliance with Section 7.12, and (D) the Net Asset Sale Proceeds thereof in excess of $25,000,000 shall be applied to prepay the Loans as contemplated by Section 2.05(b) and (iv) any Drop Down, provided that with respect to this clause (iv), the Net Asset Sale Proceeds thereof in excess of $25,000,000 are applied to prepay the Loans as contemplated, and if required, by Section 2.05(b);

(b) in respect of any Restricted Subsidiary of the Borrower, other than ETP GP, ETP LLC, Regency GP or Regency LLC that owns operating assets acquired after the date of this Agreement, the following in respect of such operating assets: (i) equipment and other personal property and fixtures that are either (A) obsolete for their intended purposes and disposed of in the ordinary course of business, or (B) replaced by personal property or fixtures of comparable suitability owned by such Restricted Person free and clear of all Liens except Permitted Liens; (ii) inventory which is sold in the ordinary course of business on ordinary trade terms; (iii) property sold or transferred by any Restricted Subsidiary to any other Restricted Subsidiary (so long as, if the transferor is a Guarantor, the transferee shall be a Guarantor); (iv) assignment of accounts receivable for collection purposes in the ordinary course of business; (v) property sold to comply with any divestment requirement imposed in connection with the approval of an acquisition under Hart-Scott-Rodino Act of 1976; (vi) sales, transfers or other dispositions of other property or issuances or sales of Equity Interests of any Restricted Subsidiary, in any case for fair consideration that are in the best interests of the Borrower not to exceed $10,000,000 on a cumulative basis, provided that immediately after giving effect to such proposed disposition no Default or Event of Default shall exist and be continuing; and (vii) sales, transfers or other dispositions of other property for cash that are in the best interests of the Borrower to any Person; provided that with respect to this clause (vii) (A) no Default or Event of Default shall have occurred or be continuing or would result therefrom, (B) after giving effect to such sale on a pro forma basis as if it had occurred on the first day of the test period most recently ended, the Borrower shall be in compliance with Section 7.12, (C) such sale, transfer or disposition is in exchange for other assets used by the Borrower or its Restricted Subsidiaries in the furtherance of their business, and (D) with respect to the amount of the Net Asset Sale Proceeds thereof in excess of $25,000,000 are applied to prepay the Loans as contemplated by Section 2.05(b);

(c) ETP GP may exchange all or part of the incentive distribution rights owned by it for limited partnership units of ETP of not less than substantially equivalent value as of the date of such exchange;

(d) ETP GP or Regency GP may relinquish incentive distribution rights in connection with any Drop Down;

(e) in connection with any Drop Down; provided that with respect to this clause (e), the Net Asset Sale Proceeds thereof are applied to prepay the Loans as contemplated, and if required, by Section 2.05(b); and

(f) the Borrower may make Restricted Payments permitted by Section 7.05.

Except as expressly permitted by this Section 7.04, in no event shall the Borrower sell, transfer, lease, exchange, alienate or dispose of its interests in the Company, a Drop Down Entity, ETP GP, ETP LLC, Regency GP or Regency LLC nor permit ETP LLC to sell, transfer, lease, exchange, alienate or dispose of its interests in ETP GP nor permit ETP GP to sell, transfer, lease, exchange, alienate or dispose of its interests in ETP nor permit Regency LLC to sell, transfer, lease, exchange, alienate or dispose of its interest in Regency GP nor permit Regency GP to sell, transfer, lease, exchange, alienate or dispose of its interests in Regency.

7.05 Limitation on Restricted Payment. The Borrower shall not, and shall not permit any other Restricted Person to, declare or make, directly or indirectly any Restricted Payments. Notwithstanding the foregoing, (a) no Restricted Person shall be restricted, directly or indirectly, from declaring and making Restricted Payments to another Restricted Person, (b) the Borrower may purchase its common limited partnership units and redeem the Restructuring Preferred Units or the Drop Down Equity, so long as in connection with each such purchase or redemption (i) no Event of Default has occurred and is continuing or would result therefrom, (ii) prior to and after giving effect thereto, the Leverage Ratio of the Borrower is not greater than 5.0 to 1.0, and (iii) the sum of the Borrower’s Cash on hand plus the amount of Cash that is available to be borrowed under the Revolving Credit Agreement without resulting in the Leverage Ratio of the Borrower being greater than 5.0 to 1.0, is greater than $10,000,000, (c) so long as the Borrower shall be in compliance with Section 7.12 prior to and after giving effect to any distribution, and so long as no Event of Default has occurred and is continuing or would result therefrom, the Borrower may declare or order and make, pay or set apart, during each Fiscal Quarter, Restricted Payments consisting of cash distribution to its general partner, its preferred limited partner unit holders, its Drop Down Equity holders and its common limited partner unit holders pursuant to the requirements of the Partnership Agreement, the Restructuring Preferred Units or the Drop Down Equity, and (d) the Borrower may redeem Restructuring Preferred Units either with the Net Asset Sale Proceeds of any Asset Sale of limited partnership units in an MLP or by exchanging or distributing limited partnership units in an MLP to the holders of the Restructuring Preferred Units; provided, that in any case, such redemption would be permitted under Section 7.05(b).

7.06 Limitation on Investments, Loans and Advances. The Borrower shall not, and shall not permit any other Restricted Person to, make or commit to make any capital contributions to, or make or hold any other Investments in, any Person, other than Permitted Investments, nor acquire properties or assets except (a) in the ordinary course of business, (b) any acquisition of capital assets that will become a part of the operations of such Restricted Person (and provided that the same shall not result in a violation of Section 7.08), (c) Investments in connection with the Acquisition or any Drop Down and (d) any Permitted Acquisition. Except for Permitted Investments and Hedging Contracts permitted under Section 7.10, the Borrower shall not, and shall not permit any other Restricted Person to, extend credit, make advances or make loans other than normal and prudent extensions of credit to customers in the ordinary course of business or to another Restricted Person in the ordinary course of business, which extensions shall not be for longer periods than those extended by similar businesses operated in a normal and prudent manner.

7.07 Transactions with Shareholders and Affiliates. No Restricted Person shall, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of Equity Interests of a Restricted Person or with any Affiliate of a Restricted Person, on terms that are less favorable to such Restricted Person than those that might be obtained at the time from a Person who is not such a holder or Affiliate; provided, that the foregoing restriction shall not apply to: (a) any transaction between Restricted Persons; (b) reasonable and customary fees paid to members of the board of directors (or similar governing body) of the Borrower and its Restricted Subsidiaries; (c) compensation arrangements for officers and other employees of any Restricted Person entered into in the ordinary course of business; (d) the transactions that are the subject of an MLP Limited Partnership Agreement; (e) transactions between a Restricted Person on the one hand and an MLP and the general partner of such MLP and their respective Subsidiaries on the other hand similar to those typically addressed in omnibus agreements between the sponsors of a publicly traded limited partnership on the one hand and the publicly traded partnership on the other hand; (f) the transactions that are the subject of the Shared Services Agreement dated August 26, 2005 by and between ETP and the Borrower, as amended or replaced from time to time; (g) the transactions that are the subject of the Services Agreement by and among ETE Services Company, LLC, the Borrower and Regency in substantially the form attached as Exhibit H to that certain Contribution Agreement dated May 10, 2010 providing for a portion of the Restructuring Transactions, as amended or replaced from time to time; (h) transactions entered into in the ordinary course of business of such Restricted Person on terms that are no less favorable to such Restricted Person than those which would have been obtainable at the time in an arm’s length transaction with Persons that are not Affiliates; (i) the Acquisition and any Drop Down; (k) the Drop Down Equity or Drop Down/Transfer Debt; (l) transactions between Restricted Persons, on the one hand, and the Company and its subsidiaries, on the other hand, that are approved by the Borrower’s board of directors (or similar governing body); and (m) the Drop Down/Transfer Guarantees.

7.08 Conduct of Business. The Borrower shall not engage in any business other than (a) the Permitted Line of Business and (b) such other lines of business as may be consented to by Majority Lenders. ETP GP shall not engage in any business other than acting as the general partner of ETP, ETP LLC shall not engage in any business other than acting as the general partner of ETP GP, Regency LLC shall not engage in any business other than acting as the general partner of Regency GP, and Regency GP shall not engage in any business other than acting as the general partner of Regency.

7.09 Restrictive and Negative Pledge Agreements. Except as provided for in the Loan Documents or as described in the Disclosure Schedule, the documents governing the Senior Notes or the Senior Note Refinancing Indebtedness, the Revolving Loan Documents, the documentation governing any Term Loan Refinancing Indebtedness (to the extent not more restrictive than the terms of this Agreement), and any Indebtedness incurred pursuant to Section 7.01(m) (to the extent not more restrictive than the terms of this Agreement), the Borrower shall not, and shall not permit any other Restricted Person to, directly or indirectly, enter into, create, or otherwise allow to exist any contract or other consensual restriction on (a) the ability of any Restricted Subsidiary to: (i) pay dividends or make other distributions; (ii) redeem Equity Interests held in it by the Borrower or another Restricted Subsidiary; (iii) repay loans and other indebtedness owing by it to the Borrower or another Restricted Subsidiary; or (iv) transfer any of its assets to the Borrower or another Restricted Subsidiary; or (b) the ability of any Restricted Person to create Liens on any of its assets or property to secure the Obligations or Lender Hedging Obligations.

7.10 Hedging Contracts. The Borrower shall not, and shall not permit any other Restricted Person to, be a party to or in any manner be liable on any Hedging Contract except any Hedging Contracts (a) entered into by such Person in the ordinary course of business for the purpose of fixing interest rates on Indebtedness or for the purpose of directly mitigating risks or reducing costs associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person in the normal course of business, and not for purposes of speculation, (b) that does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party, and (c) that is with a counterparty whose obligations are rated (or are guaranteed by an affiliate whose obligations are rated) A-/A3 or better, respectively, by the Rating Agencies or are in accordance with the risk management policies of the Borrower as such policies have been adopted or amended from time to time and disclosed to the Lenders.

7.11 Commingling of Deposit Accounts and Accounts. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, commingle their respective Deposit Accounts or Accounts (as such terms are defined in Article 9 of the UCC) with the Deposit Accounts or Accounts of any of its Unrestricted Persons.

7.12	Financial Covenants. From and after the Funding Date:

(a) Leverage Ratio of the Borrower. (i) on each Quarterly Testing Date using the Consolidated Funded Debt of the Borrower outstanding on such day and using Consolidated EBITDA of the Borrower as of such day, (ii) on the date of each acquisition or disposition of limited partnership units of an MLP or of any Specified Acquisition using the Consolidated Funded Debt of the Borrower that will be outstanding after giving effect to such acquisition or disposition and using Consolidated EBITDA of the Borrower for the four Fiscal Quarter period most recently ending prior to such acquisition or disposition for which financial statements contemplated by Section 6.02(b) are available to the Borrower (and giving pro forma effect to such acquisition or disposition as provided in the definition of Consolidated EBITDA of the Borrower), and (iii) on each date on which the Borrower makes a distribution permitted under Section 7.05, after giving effect thereto and using Consolidated EBITDA of the Borrower for the four Fiscal Quarter period most recently ending prior to such date for which financial statements contemplated by Section 6.02(b) are available to the Borrower, the Leverage Ratio of the Borrower will not exceed (A) 5.5 to 1.0 at any time other than during a Specified Acquisition Period and (B) 6.0 to 1.0 during a Specified Acquisition Period; and

(b) Fixed Charge Coverage Ratio. on each Quarterly Testing Date, the ratio of (i) Consolidated EBITDA of the Borrower for each period of four consecutive Fiscal Quarters to (ii) Consolidated Fixed Charges for such period will not be less than 1.5 to 1.0.

7.13 Amendments or Waivers of Certain Agreements; Material Contracts. Except in connection with the transactions described in Section 7.04(d), the Borrower shall not, and shall not permit any other Restricted Person to, agree to any material amendment, restatement, supplement or other modification to, or waiver of, any of its material rights under any organizational document (other than a change in domicile to Delaware or as otherwise permitted hereunder), the Merger Agreement or any material agreement, judgment, license or permit after the Funding Date that could reasonably be expected to have a Material Adverse Effect without in each case obtaining the prior written consent of Majority Lenders to such amendment, restatement, supplement or other modification or waiver.

7.14 Sales and Lease-Back Transactions. The Borrower shall not, and shall not permit any other Restricted Person to, directly or indirectly, enter any Sale and Lease Back Transaction.

7.15 Fiscal Year. The Borrower shall not, and shall not permit any other Restricted Person to, change its Fiscal Year-end without giving 15 days prior written notice thereof to the Administrative Agent.

7.16 Tax Status. The Borrower shall not, and shall not permit any other Restricted Person existing as of the Closing Date to, take any action that would result in a change in the tax pass-through status of any Restricted Person existing as of the Closing Date.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

8.01 Events of Default. Each of the following events, to the extent occurring after the Funding Date, constitutes an Event of Default under this Agreement (each, an “Event of Default”):

(a) Any Restricted Person fails to pay the principal component of any Loan when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise;

(b) Any Restricted Person fails to pay any Obligation (other than the Obligations in Section 8.01(a)), whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise, within five Business Days after the same becomes due;

(c) Any event defined as a “default” or “event of default” in any Loan Document (other than this Agreement) occurs, and the same is not remedied within the applicable period of grace (if any) provided in such Loan Document;

(d) Any Restricted Person fails to duly observe, perform or comply with any covenant, agreement or provision of Section 6.04 or ARTICLE VII;

(e) Any Restricted Person fails (other than as referred to in Sections 8.01(a), (b), (c) or (d) above) to duly observe, perform or comply with any covenant, agreement, condition or provision of any Loan Document to which it is a party, and such failure remains unremedied for a period of thirty (30) days after the earlier of (i) a Responsible Officer of the Borrower becomes aware of such failure or (ii) notice of such failure is given by the Administrative Agent to the Borrower;

(f) Any representation or warranty previously, presently or hereafter made in writing by or on behalf of any Restricted Person in connection with any Loan Document shall prove to have been false or incorrect in any material respect on any date on or as of which made;

(g) (i) Any Loan Document, including any Guaranty, at any time ceases to be valid, binding and enforceable as warranted in Section 5.05 for any reason other than as expressly permitted hereunder or thereunder (including because of its release by the Lenders or the Administrative Agent (as permitted under Section 9.10)) or the satisfaction in full of all Obligations, (ii) any Loan Document shall be declared null and void, (iii) the Borrower or any Restricted Person shall repudiate in writing its obligations under any Loan Document to which it is party, (iv) the Borrower or any Restricted Person shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability under any Loan Document to which it is party, or (v) any Collateral Document ceases to be in full force and effect (other than as expressly permitted hereunder or thereunder by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof), or the Collateral Agent shall not have or shall cease to have, or any Restricted Person shall assert in writing that the Collateral Agent shall not have or shall cease to have, a valid and perfected Lien in any Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document, in each case for any reason other than the failure of the Collateral Agent to take any action within its control;

(h) (i) The Borrower, any of its Subsidiaries or any Unrestricted Person (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Hedging Contracts, but including Indebtedness under the Revolving Credit Agreement and the Senior Notes) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $10,000,000 in respect of the Borrower or any of its Subsidiaries or of more than $50,000,000 in respect of an MLP, the Company, any Drop Down Entity or any of their respective subsidiaries, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, in each case, following any applicable cure period, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Hedging Contract an Early Termination Date (as defined in such Hedging Contract) resulting from (A) any event of default under such Hedging Contract as to which the Borrower or any Subsidiary or any Unrestricted Person is the Defaulting Party (as defined in such Hedging Contract) or (B) any Termination Event (as defined in such Hedging Contract) under such Hedging Contract as to which the Borrower or any Subsidiary or any Unrestricted Person is an Affected Party (as so defined) and, in either event, the Hedging Termination Value owed by the Borrower or such Subsidiary or such Unrestricted Person to a single counterparty as a result thereof is greater than $10,000,000 in respect of the Borrower or any of its Subsidiaries or greater than $50,000,000 in respect of an MLP, the Company, any Drop Down Entity or any of their respective subsidiaries, for such Hedging Contract and, in the case of a Termination Event under clause (ii)(B), any Hedging Termination Value payable by the Borrower, any of its Subsidiaries or an MLP, the Company, any Drop Down Entity, or any of their respective subsidiaries is not paid when due;

(i) Either (i) an “accumulated funding deficiency” or failure to meet applicable minimum “funding standards” (each as defined in Section 412(a) of the Code) in excess of $10,000,000 exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, or (ii) a Termination Event occurs which could reasonably be expected to result in a liability to the Borrower or any Restricted Subsidiary in an amount in excess of $10,000,000;

(j) The Borrower, any of its Subsidiaries or any Material Unrestricted Person:

(i) has entered against it a judgment, decree or order for relief by a Tribunal of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar Law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it, in each case, which remains undismissed for a period of sixty (60) days; or

(ii) commences a voluntary case under any applicable bankruptcy, insolvency or similar Law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such Law; or makes a general assignment for the benefit of creditors; or is generally unable to pay (or admits in writing its inability to so pay) its debts as such debts become due; or takes corporate or other action to authorize any of the foregoing; or

(iii) has entered against it the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within sixty (60) days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or

(iv) has entered against it a final judgment for the payment of money in excess of more than $10,000,000 in respect of the Borrower or any of its Subsidiaries or of more than $50,000,000 in respect of an MLP, the Company, any Drop Down Entity or any of their respective subsidiaries (in each case not covered by insurance or third party indemnification obligations satisfactory to the Administrative Agent), unless the same is discharged within sixty (60) days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

(v) suffers a writ or warrant of attachment or any similar process to be issued by any Tribunal against all or any substantial part of its assets, and such writ or warrant of attachment or any similar process is not stayed or released within sixty (60) days after the entry or levy thereof or after any stay is vacated or set aside;

(k) Any Change of Control occurs; or

(l) Except as permitted in the Applicable MLP Credit Agreement, an MLP shall, or shall permit any of its subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any of its subsidiaries to (i) pay dividends or make any other distributions on any of such subsidiary’s Equity Interests owned by such MLP or any other subsidiary, (ii) repay or prepay any Indebtedness owed by such subsidiary to such MLP or any subsidiary of such MLP, (iii) make loans or advances to such MLP or any subsidiary of such MLP, or (iv) transfer any of its property or assets to such MLP or any subsidiary of such MLP other than restrictions that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Equity Interests not otherwise prohibited under this Agreement; provided, that (1) the foregoing shall not apply to customary restrictions or conditions imposed by law, restrictions contained in the applicable MLP Limited Partnership Agreement as in effect on the date hereof, the Applicable MLP Credit Agreement, any other applicable MLP Credit Document, any documents governing Indebtedness assumed as part of a Transfer or Drop Down, or to any such restrictive provisions that are no less favorable to the Lenders than those contained in agreements similar to any such agreements, (2) the foregoing shall not apply to any customary restrictions on distributions that become effective upon the occurrence of a default or event of default under any financing agreement to which such MLP or any subsidiary of such MLP is a party, so long as such restrictions are on terms no less favorable to the Lenders than similar restrictions under the Applicable MLP Credit Agreement, and (3) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of any subsidiary of such MLP pending such sale, provided such restrictions and conditions apply to the subsidiary of such MLP that is sold and such sale is permitted under the Applicable MLP Credit Agreement, except as otherwise approved by the General Partner.

8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Majority Lenders, take any or all of the following actions after the Funding Date:

(a) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

(b) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;

provided, however, that upon the occurrence of an Event of Default described in subsections (j)(i), (j)(ii) or (j)(iii) of Section 8.01, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.

8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations (including amounts received from the Collateral Agent under the Collateral Documents) shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under ARTICLE III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Lenders and amounts payable under ARTICLE III but excluding principal and interest on the Loans) payable to the Lenders;

Third, on a paripassu basis, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations, ratably among the Lenders in proportion;

Fourth, on a paripassu basis, to payment of that portion of the Obligations constituting unpaid principal of the Loans; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

ARTICLE IX

ADMINISTRATIVE AGENT

9.01 Appointment and Authority. Each of the Lenders hereby irrevocably appoints Credit Suisse AG to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender irrevocably authorizes and directs the Administrative Agent to (a) upon the request of the Borrower in connection with any incurrence of Term Loan Refinancing Indebtedness, enter into one or more amendments to the Collateral Documents as may be agreed between the Borrower and the Administrative Agent to effectuate the Term Loan Refinancing Indebtedness, (b) upon the request of the Borrower in connection with the incurrence of Senior Note Refinancing Indebtedness or Term Loan Refinancing Indebtedness, enter into intercreditor arrangements with the agent or lenders in respect of such Senior Note Refinancing Indebtedness or Term Loan Refinancing Indebtedness to reflect the pari passu or junior nature of the Lien securing the Collateral in respect of such Senior Note Refinancing Indebtedness or Term Loan Refinancing Indebtedness and (c) upon the request of the Borrower in connection with any incurrence of Indebtedness pursuant to Section 7.01(m), enter into any amendments to the Collateral Documents to include such Indebtedness as a secured obligation thereunder or any intercreditor arrangements with the trustee, agent or lenders in respect of such Indebtedness to reflect the pari passu or junior nature of the Lien securing the Collateral in respect of such Indebtedness. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and the Borrower shall not have rights as a third party beneficiary of any of such provisions.

9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice describing such Default is given to the Administrative Agent by the Borrower or a Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in ARTICLE IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

9.06 Resignation of Administrative Agent. The Administrative Agent may at any time after the Funding Date give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Majority Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in New York, or an Affiliate of any such bank with an office in New York. If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and directly, until such time as the Majority Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

9.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Arrangers, the Managers and any other agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Restricted Person, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.06 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

9.10 Guaranty and Collateral Matters. The Lenders hereby authorize U.S. Bank National Association to act as Collateral Agent under the Collateral Agency Agreement and the Pledge Agreement and authorize the Administrative Agent to execute the Collateral Agency Agreement on their behalf. Collateral may be released from the Lien and security interest created by the Collateral Documents and Guarantors may be released from their obligations under the Guaranty at any time or from time to time in accordance with the provisions of the Collateral Documents or as provided hereby. Upon the request of the Borrower, in connection with any transaction otherwise permitted hereunder, the Administrative Agent and/or the Collateral Agent is authorized to release Collateral that is sold, conveyed or disposed of (or whose owner ceases to be a Subsidiary) and Guarantors that cease to be Restricted Persons or otherwise cease to be required to be Guarantors under the Loan Documents, in each case, pursuant to a transaction permitted by this Agreement. Upon receipt of such request, the Administrative Agent and/or the Collateral Agent shall (and the Lenders irrevocably authorize the Administrative Agent and/or the Collateral Agent to) execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to release (i) any Guarantor from its obligations under the Guaranty if such Person ceases to be a Restricted Person as a result of a transaction permitted hereunder and (ii) any Liens on Collateral that is disposed of (or whose owner ceases to be a Subsidiary), in each case, pursuant to a transaction permitted by this Agreement. Upon request by the Administrative Agent at any time, the Majority Lenders will confirm in writing the Administrative Agent’s authority to release any Guarantor from its obligations under the Guaranty or to release any Collateral from the Collateral Documents, in either case, pursuant to this Section 9.10.

9.11 Release With Respect to Senior Note Obligations. At any time that the Senior Note Obligations are no longer required, pursuant to the terms of the Indenture, to be equally and ratably secured with the Obligations, the Lenders authorize each of the Administrative Agent and the Collateral Agent to, at the Borrower’s request, enter into such amendments, releases, terminations or other instruments in connection with the Loan Documents as may be necessary or reasonably requested to reflect that the Senior Note Obligations are no longer equally and ratably secured.

ARTICLE X

MISCELLANEOUS

10.01 Amendments, Etc. (a) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Restricted Person therefrom, shall be effective unless in writing signed by the Majority Lenders and the Borrower or the applicable Restricted Person, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(i) except as contemplated in the definition of Commitment Period, extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(ii) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, premium, if any, or other amounts due to the Lenders (or any of them) hereunder (including final maturity (other than in connection with an Extension pursuant to Section 2.12) and scheduled amortization of any Loans) or under any other Loan Document without the written consent of each Lender directly affected thereby; provided that the Majority Lenders may waive, defer or delay the requirement to give a Reinvestment Notice in respect of an Asset Sale or to make a mandatory prepayment required as the result of an Asset Sale;

(iii) reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to the proviso to this Section 10.01(a)(iii)) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Majority Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(iv) change Section 2.09 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each affected Lender;

(v) change any provision of this Section 10.01 or the definition of “Majority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(vi) change any provision of Section 10.06 in a manner that would impose any additional restriction on a Lender’s ability to assign any of its rights or obligations under the Agreement; or

(vii) other than in connection with a transaction permitted under this Agreement, release all or substantially all of the aggregate value of the Guaranty or release all or substantially all of the Collateral from the Collateral Documents;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document and (ii) Lenders accepting Extension Offers may enter (or direct the Administrative Agent to enter) Extension Amendments as contemplated by Section 2.12.

Notwithstanding anything to the contrary herein, (x) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except to the extent the consent of such Lender would be required under clauses (a)(i), (a)(ii), (a)(iii) or (a)(iv) of this Section 10.01 and (y) the Borrower and the Administrative Agent may amend or modify this Agreement or any Loan Document to cure any ambiguity or defect or correct or supplement any provision herein that may be inconsistent with any other provision.

10.02 Notices; Effectiveness; Electronic Communication.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower or the Administrative Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 3; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet web sites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to ARTICLE II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested”

function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet web site shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the web site address therefor.

(c) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on all Restricted Persons, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

(d) Change of Address, Etc. Each of the Borrower and the Administrative Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent.

(e) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03 No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.04 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees,

charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each Related Party of any of the foregoing Persons (each such Person, an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related out-of-pocket expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Restricted Person arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Liability under Environmental Law related in any way to the Borrower or any of its Subsidiaries, (iv) any civil penalty or fine assessed by the U. S. Department of the Treasury’s Office of Foreign Assets Control against, and all reasonable costs and expenses (including counsel fees and disbursements) incurred in connection with defense thereof by the Administrative Agent or any Lender as a result of the funding of Loan or the acceptance of payments under the Loan Documents, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Restricted Person, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Restricted Person against an Indemnitee for breach in bad faith of such Indemnitee’s obligations to fund its Commitment hereunder on the Funding Date, if the Borrower or such Restricted Person has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought and as if no Lender were a Defaulting Lender) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), in its capacity as such, or against any Related Party acting for the Administrative Agent (or any such sub-agent), in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.08(e).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments, the repayment, satisfaction or discharge of all the other Obligations, and the termination of this Agreement.

10.05 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and its Loan at the time owing to it); provided that the amount of any such assignment shall be at least $1,000,000 (or (x) the principal outstanding balance of the Loans of the assigning Lender, if less or (y) such lesser amount as the Administrative Agent may agree to in its discretion); provided further that simultaneous assignments by or to two or more Approved Funds shall be combined for purposes of determining whether the minimum assignment requirement is met.

(i) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

(ii) any assignment of a Commitment must be approved by the Administrative Agent (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and

(iii) the parties to each assignment shall (A) execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent or (B) if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, which the Administrative Agent may waive or reduce in its sole discretion, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any tax forms required under Section 3.01(e).

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.09 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or Section 3.04than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01(a) unless such Participant agrees to comply with Section 3.01(e) as though it were a Lender (it being understood that the documentation required under Section 3.01(e) shall be delivered to the participating Lender).

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

10.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, trustees, officers, employees, agents, advisors and representatives, including any numbering, administration or settlement service providers, (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it or its Affiliates or to any such regulatory authority in accordance with such Lender’s regulatory compliance policy, (c) to the extent required by applicable laws or regulations or by subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower, or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a non-confidential basis from a source other than the Borrower.

For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender and its respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its respective Affiliates may have. Each

Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which, when taken together, shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

10.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Borrowing, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

10.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.13 Replacement of Lenders. If (i) any Lender requests compensation under Section 3.04, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, (iii) if a Lender gives a notice of illegality pursuant to Section 3.02, (iv) any Lender requests reimbursement for amounts owing under Section 3.05 (in a disproportionate manner relative to other Lenders), (v) any Lender is a Defaulting Lender, (vi) any Lender has refused to consent to any waiver or amendment with respect to any Loan Document that requires such Lender’s consent and has been consented to by the Majority Lenders or (vii) any Lender is a Non-Extending Lender under Section 2.12, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Borrower or the assignee shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05 and, with respect to any such payment made pursuant to this clause (b) within 365 days of the Funding Date, the prepayment premium payable pursuant to Section 2.05(a)(i), if applicable) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d) such assignment does not conflict with applicable Laws; and

(e) in the case of a Non-Extending Lender, such replacement Lender agrees to extend the Maturity Date of the applicable Loans of the Non-Extending Lender.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

10.14 Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, EXCEPT THAT ANY DETERMINATION OF WHETHER A COMPANY MATERIAL ADVERSE EFFECT HAS OCCURRED SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE.

(b) SUBMISSION TO JURISDICTION. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SUBSECTION (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16 USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act. The Borrower will comply with reasonable requests of any Lender for such information.

10.17 Time of the Essence. Time is of the essence of the Loan Documents.

10.18 No Recourse. The parties hereto hereby acknowledge and agree that neither the General Partner nor any director, officer, employee, limited partner or shareholder of the Borrower or the General Partner shall have any personal liability in respect of the obligations of the Borrower and the Guarantors under this Agreement and the other Loan Documents by reason of his, her or its status.

10.19 Separateness. The Lenders acknowledge (i) the separateness as of the date hereof of each MLP, the Company and each Drop Down Entity and their respective subsidiaries from the Borrower and each other Restricted Person, (ii) that the lenders and noteholders under credit agreements with each MLP, the Company and each Drop Down Entity and their respective subsidiaries have likely advanced funds thereunder in reliance upon the separateness of such MLP, the Company or such Drop Down Entity and their respective subsidiaries from the Borrower and each other Restricted Person, (iii) that each MLP, the Company and each Drop Down Entity and their respective subsidiaries has assets and liabilities that are separate from those of the Borrower and the other Restricted Persons, (iv) that the Loans and other obligations owing under the Loan Documents have not been guaranteed by either MLP, the Company and each Drop Down Entity or any of their respective subsidiaries, and (v) that, except as other Persons may expressly assume or guarantee any of the Loan Documents or obligations thereunder, the Lenders shall look solely to the Borrower and its property and assets and the property and assets of the other Restricted Persons, and any property pledged as collateral with respect to the Loan Documents, for the repayment of any amounts payable pursuant to the Loan Documents and for satisfaction of any obligations owing to the Lenders under the Loan Documents and that none of ETP, Regency, the Company or any Drop Down Entity or any of their respective subsidiaries is personally liable to the Lenders for any amounts payable, or any liability, under the Loan Documents.

10.20 Effectiveness. This Agreement shall be effective when signature pages have been executed and delivered to the Administrative Agent by the Borrower, the Administrative Agent and the Lenders.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ENERGY TRANSFER EQUITY, L.P.

By: LE GP, LLC, its general partner

By:	/s/ John W. McReynolds
Name:	John W. McReynolds
Title:	President and Chief Financial Officer

[Signature Page to Credit Agreement – Senior Term Loan]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent and a Lender

By:	/s/ Nupur Kumar
Name:	Nupur Kumar
Title:	Vice President

By:	/s/ Michael Spaight
Name:	Michael Spaight
Title:	Associate

[Signature Page to Credit Agreement – Senior Term Loan]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Katherine Stewart
Name:	Katherine Stewart
Title:	Vice President

[Signature Page to Credit Agreement – Senior Term Loan]

EXHIBIT A

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Senior Secured Term Loan Agreement identified below (the “Term Loan Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Term Loan Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations as a Lender under the Term Loan Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the facility identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Term Loan Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee: [, which is an Affiliate/Approved Fund of [identify Lender]1]

3.	Borrower: Energy Transfer Equity, L.P., a Delaware limited partnership

4.	Administrative Agent: Credit Suisse AG, as the Administrative Agent under the Term Loan Credit Agreement

[1]	Select as applicable.

5.	Term Loan Credit Agreement: Senior Secured Term Loan Agreement, dated as of March 23, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Term Loan Credit Agreement”), among the Borrower, Credit Suisse AG, as the Administrative Agent and the Lenders from time to time party thereto

6.	Assigned Interest:

Aggregate Amount of Commitment/Loans for all Lenders*	Amount of Commitment Assigned*	Aggregate Amount of Loans for all Lenders	Amount of Loans Assigned*	Percentage Assigned of Commitment/Loans[2]
$	$	$	$		%
$	$	$	$		%
$	$	$	$		%

[7.	Trade Date: ][3]

Effective Date:             , 201     [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

*	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[3]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

[Consented to and]4 Accepted:

CREDIT SUISSE AG,

    as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

[4]

To be added only if the consent of the Administrative Agent is required by Section 10.06(b)(ii) of the Term Loan Credit Agreement or the definition of Eligible Assignee in the Term Loan Credit Agreement.

Annex 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Term Loan Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Term Loan Credit Agreement, (ii) it meets all requirements of an Eligible Assignee as defined in the Term Loan Credit Agreement (subject to receipt of such consents as may be required under the Term Loan Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Term Loan Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Term Loan Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.02 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Term Loan Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terns of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

To:	Credit Suisse AG, as the Administrative Agent

Ladies and Gentlemen:

Reference is made to the Senior Secured Term Loan Agreement, dated as of March 23, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among Energy Transfer Equity, L.P., a Delaware limited partnership (the “Borrower”), Credit Suisse AG, as the Administrative Agent and the Lenders from time to time party thereto. Terms that are defined in the Agreement are used herein with the meanings given them in the Agreement.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the [chief financial officer/principal accounting officer/treasurer] of LE GP, LLC, a Delaware limited liability company and the general partner of the Borrower, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Administrative Agent in its capacity as the general partner of the Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1. Attached hereto as Schedule 1 are the year-end audited financial statements (the “Financial Statements”) required by Section 6.02(a) of the Agreement for the Fiscal Year of the Borrower ended as of December 31, 201[    ] (the “Reporting Date”), together with the report and opinion of an independent certified public accountant required by such section. Such Financial Statements present fairly, in all material respects, the information contained therein.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1. Attached hereto as Schedule 1 are the unaudited financial statements (the “Financial Statements”) required by Section 6.02(b) of the Agreement for the Fiscal Quarter of the Borrower ended as of             , 201[    ] (the “Reporting Date”). Such Financial Statements present fairly, in all material respects, the information contained therein (subject to normal year-end adjustments).

2. Attached hereto as Schedule 2 are a consolidating balance sheet and a consolidating statement of operations (collectively, the “Consolidating Financial Statements”) required by Section [6.02(a)(ii)/6.02(b)(ii)] reflecting the consolidating information for the Borrower, the Unrestricted Persons (reflecting the consolidating information for each MLP, the Company, each Drop Down Entity, each Drop Down/Transfer Joint Venture and their respective subsidiaries on a Consolidated basis) and the Restricted Subsidiaries (individually or with one or more on a combined basis) for such [Fiscal Year] [Fiscal Quarter], setting forth, in each case, in comparative form, figures for the preceding Fiscal Year. Such Consolidating Financial Statements present fairly, in all material respects, the information contained therein, on a basis consistent with the Financial Statements

3. Attached hereto as Schedule 3 are calculations showing the Borrower’s compliance as of the Reporting Date with the requirements of Section 7.12 of the Agreement *[and the Borrower’s non-compliance as of such date with the requirements of Section 7.12 of the Agreement]. The financial covenant analyses and information set forth on Schedule 3 attached hereto are true and accurate in all material respects on and as of the date of this Certificate. The undersigned has reviewed the Loan Documents and the activities of the Borrower during such fiscal period with a view to determining whether during such fiscal period the Borrower performed and observed all its obligations under the Loan Documents.

4. On the Reporting Date, the Borrower was, and on the date hereof is, in full compliance with the disclosure requirements of Section 6.04 of the Agreement, and no Default or Event of Default otherwise existed on the Reporting Date or otherwise exists on the date of this instrument *[except for Default(s)/ Event(s) of Default under Section(s)             of the Agreement, which [is/are] more fully described on Schedule 4 attached hereto].

5. The undersigned has reviewed the Loan Documents and the Financial Statements and has otherwise undertaken such inquiry as is in his/her opinion necessary to enable him/her to express an informed opinion with respect to the above representations, warranties and acknowledgments of the Borrower and, to the best of his/her knowledge, such representations, warranties, and acknowledgments are true, correct and complete in all material respects.

IN WITNESS WHEREOF, this instrument is executed as of             ,             .

ENERGY TRANSFER EQUITY, L.P.

By:	LE GP, LLC, its general partner

By:

For the Fiscal Quarter/Year ended                      (“Reporting Date”)

SCHEDULE 1

to the Compliance Certificate

[Financial Statements]

For the Fiscal Quarter/Year ended                      (“Reporting Date”)

SCHEDULE 2

to the Compliance Certificate

[Consolidating Financial Statements]

For the Fiscal Quarter/Year ended                      (“Reporting Date”)

SCHEDULE 3

to the Compliance Certificate

($ in 000’s)

EXHIBIT C

FORM OF GUARANTY

THIS GUARANTY is made as of            , 201    , by each party named on the signature pages hereto (collectively herein called the “Guarantors”) in favor of Credit Suisse AG, as the Administrative Agent for the Lenders, as such term is defined in the Term Loan Credit Agreement described below (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

RECITALS:

1. Energy Transfer Equity, L.P., a Delaware limited partnership (the “Borrower”), has entered into the Senior Secured Term Loan Agreement dated as of March 23, 2012 (herein, as from time to time amended, supplemented or restated, called the “Term Loan Credit Agreement”), by and among Borrower, Credit Suisse AG, as the Administrative Agent and the other Lenders from time to time party thereto, pursuant to which the Lender Parties (as defined below) have agreed to advance funds and extend credit to the Borrower up to an aggregate principal amount of up to $2,250,000,000.

2. It is a condition to the Lender Parties’ obligations to advance funds and extend credit pursuant to the Term Loan Credit Agreement that the Guarantors shall execute and deliver to the Administrative Agent a satisfactory guaranty of the Borrower’s obligations under the Notes and the Term Loan Credit Agreement.

3. Each Guarantor is a direct or indirect subsidiary of the Borrower.

4. The Borrower, the Guarantors, and the other direct and indirect subsidiaries of the Borrower are mutually dependent on each other in the conduct of their respective businesses under a holding company structure, with the credit needed from time to time by each often being provided by another or by means of financing obtained by one such affiliate with the support of the others for their mutual benefit and the ability of each to obtain such financing being dependent on the successful operations of the others.

5. The board of directors, members, managers or general partner of each Guarantor, as applicable, has determined that such Guarantor’s execution, delivery and performance of this Guaranty may reasonably be expected to benefit such Guarantor, directly or indirectly, and are in the best interests of such Guarantor.

NOW, THEREFORE, in consideration of the premises, of the benefits which will inure to each Guarantor from the Lender Parties’ advances of funds and extension of credit to the Borrower under the Term Loan Credit Agreement, and of Ten Dollars and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, and in order to induce the Lender Parties to advance funds and extend credit under the Term Loan Credit Agreement, each Guarantor hereby agrees with the Administrative Agent, for the benefit of each Lender Party, as follows:

AGREEMENTS:

ARTICLE XI DEFINITIONS. Reference is hereby made to the Term Loan Credit Agreement for all purposes. All terms used in this Guaranty that are defined in the Term Loan Credit Agreement and not otherwise defined herein shall have the same meanings when used herein. All references herein to any Obligation Document (as defined below), Loan Document, or other document or instrument refer to the same as from time to time amended, supplemented or restated. As used herein the following terms shall have the following meanings:

“Additional Guarantor” has the meaning given to such term in Section 11.

“Administrative Agent” has the meaning given to such term in the preamble.

“Guarantors” has the meaning given to such term in the preamble.

“Guaranty Supplement” has the meaning given to such term in Section 11.

“Indemnitee” has the meaning given to such term in Section 19(b).

“Lender Parties” means the Administrative Agent and the Lenders.

“Obligations” means collectively all of the indebtedness, obligations, and undertakings which are guaranteed by each Guarantor and described in subsections (a) and (b) of Section 2.

“Obligation Documents” means this Guaranty, the Notes, the Term Loan Credit Agreement, the other Loan Documents, all other documents and instruments under, by reason of which, or pursuant to which any or all of the Obligations are evidenced, governed, secured, or otherwise dealt with.

“Obligors” means the Borrower, the Guarantors and any other endorsers, guarantors or obligors, primary or secondary, of any or all of the Obligations.

“Term Loan Credit Agreement” has the meaning given to such term in the recitals.

ARTICLE XII GUARANTY.

12.01 Each Guarantor hereby irrevocably, absolutely, and unconditionally guarantees to each Lender Party the prompt, complete, and full payment when due, and no matter how the same shall become due, of:

(a) all Obligations, as defined in the Term Loan Credit Agreement, including all principal of and all interest on the Loans, and all other sums payable in connection therewith;

(b) all other sums payable under the other Loan Documents, whether for principal, interest, fees or otherwise; and

(c) any and all other indebtedness, obligations or liabilities which may at any time be owed to any Lender Party, whether incurred heretofore or hereafter or concurrently herewith, under or pursuant to any of the Loan Documents, and including interest, reasonable attorneys’ fees and collection costs as may be provided by law or in any instrument or agreement evidencing any such indebtedness or liability.

Without limiting the generality of the foregoing, each Guarantor’s liability hereunder shall extend to and include all post-petition interest, expenses, and other duties and liabilities of the Borrower described above in this subsection (a), or below in the following subsection (b), which would be owed by the Borrower but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization, or similar proceeding involving the Borrower.

12.02 Each Guarantor hereby irrevocably, absolutely, and unconditionally guarantees to each Lender Party the prompt, complete and full payment, when due, and no matter how the same shall become due, of all obligations and undertakings of the Borrower to such Lender Party under, by reason of, or pursuant to any of the Obligation Documents.

12.03 If the Borrower shall for any reason fail to pay any Obligation, as and when such Obligation shall become due and payable, whether at its stated maturity, as a result of the exercise of any power to accelerate, or otherwise, each Guarantor will, upon demand by the Administrative Agent, pay such Obligation in full to the Administrative Agent for the benefit of the Lender Party to whom such Obligation is owed.

12.04 If either the Borrower or any Guarantor fails to pay any Obligation as described in the immediately preceding subsections (a), (b), or (c), each Guarantor will incur the additional obligation to pay to the Administrative Agent, and each Guarantor will forthwith upon demand by the Administrative Agent pay to the Administrative Agent, the amount of any and all reasonable expenses, including fees and disbursements of the Administrative Agent’s counsel and of any experts or agents retained by the Administrative Agent, which the Administrative Agent may incur as a result of such failure.

12.05 The liability of each Guarantor hereunder shall be limited to the maximum amount of liability that can be incurred without rendering this Guaranty, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount.

12.06 The books and records of the Lender Parties showing the amount of any of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon the Guarantors and conclusive for the purpose of establishing the amount of the Obligations.

12.07 Each Guarantor shall make all payments hereunder without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless such Guarantor is compelled by law to make such deduction or withholding. If any such obligation (other than one arising with respect to taxes based on or measured by the income or profits of any Lender Party) is imposed upon such Guarantor with respect to any amount payable by it hereunder, such Guarantor will pay to the Administrative Agent, on the date on which such amount is due and payable hereunder, such additional amount in Dollars as shall be necessary to enable each Lender Party to receive the same net amount that such Lender Party would have received on such due date had no such obligation been imposed upon such Guarantor. Each Guarantor will deliver promptly to the Administrative Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by such Guarantor hereunder. The obligations of the Guarantors under this paragraph shall survive the payment in full of the Obligations and termination of this Guaranty.

ARTICLE XIII UNCONDITIONAL GUARANTY.

13.01 No action which the Administrative Agent or any other Lender Party may take or omit to take in connection with any of the Obligation Documents or any of the Obligations (or any other indebtedness owing by the Borrower to the Administrative Agent or any other Lender Party), and no course of dealing of the Administrative Agent or any other Lender Party with any Obligor or any other Person, shall release or diminish any Guarantor’s obligations, liabilities, agreements or duties hereunder, affect this Guaranty in any way, or afford any Guarantor any recourse against the Administrative Agent or any other Lender Party, regardless of whether any such action or inaction may increase any risks to or liabilities of the Administrative Agent or any other Lender Party or any Obligor. Without limiting the foregoing, each Guarantor hereby expressly agrees that any Lender Party may, from time to time, without notice to or the consent of any Guarantor, do any or all of the following:

(a) Amend, change or modify, in whole or in part, any one or more of the Obligation Documents and give or refuse to give any waivers or other indulgences with respect thereto.

(b) Neglect, delay, fail, or refuse to take or prosecute any action for the collection or enforcement of any of the Obligations, to foreclose or take or prosecute any action in connection with any Obligation Document, to bring suit against any Obligor or any other Person, or to take any other action concerning the Obligations or the Obligation Documents.

(c) Accelerate, change, rearrange, extend, or renew the time, rate, terms, or manner for payment or performance of any one or more of the Obligations (whether for principal, interest, fees, expenses, indemnifications, affirmative or negative covenants, or otherwise).

(d) Compromise or settle any unpaid or unperformed Obligation or any other obligation or amount due or owing, or claimed to be due or owing, under any one or more of the Obligation Documents.

(e) Discharge, release, substitute or add Obligors.

(f) Apply all monies received from Obligors or others to any one or more of the Obligations as the Administrative Agent or the other Lender Parties may determine to be in their best interest, without in any way being required to apply all or any part of such monies upon any particular Obligations.

13.02 No action or inaction of any Obligor or any other Person, and no change of law or circumstances, shall release or diminish any Guarantor’s obligations, liabilities, agreements, or duties hereunder, affect this Guaranty in any way, or afford any Guarantor any recourse against any Lender Party. Without limiting the foregoing, the obligations, liabilities, agreements, and duties of the Guarantors under this Guaranty shall not be released, diminished, impaired, reduced, or affected by the occurrence of any or all of the following from time to time, even if occurring without notice to or without the consent of any Guarantor:

(a) Any voluntary or involuntary liquidation, dissolution, sale of all or substantially all assets, marshalling of assets or liabilities, receivership, conservatorship, assignment for the benefit of creditors, insolvency, bankruptcy, reorganization, arrangement, or composition of any Obligor or any other proceedings involving any Obligor or any of the assets of any Obligor under laws for the protection of debtors, or any discharge, impairment, modification, release, or limitation of the liability of, or stay of actions or lien enforcement proceedings against, any Obligor, any properties of any Obligor, or the estate in bankruptcy of any Obligor in the course of or resulting from any such proceedings.

(b) The failure by the Administrative Agent or any other Lender Party to file or enforce a claim in any proceeding described in the immediately preceding subsection (i) or to take any other action in any proceeding to which any Obligor is a party.

(c) The release by operation of law of any Obligor from any of the Obligations or any other obligations to the Administrative Agent or any other Lender Party.

(d) The invalidity, deficiency, illegality, or unenforceability of any of the Obligations or the Obligation Documents, in whole or in part, any bar by any statute of limitations or other law of recovery on any of the Obligations, or any defense or excuse for failure to perform on account of force majeure, act of God, casualty, impossibility, impracticability, or other defense or excuse whatsoever, other than the defense of payment having been made to the Lender Parties in accordance with this Guaranty or the Term Loan Credit Agreement.

(e) The failure of any Obligor or any other Person to sign any guaranty or other instrument or agreement within the contemplation of any Obligor, the Administrative Agent or any other Lender Party.

(f) The fact that the Guarantors may have incurred directly part of the Obligations or are otherwise primarily liable therefor.

(g) Without limiting any of the foregoing, any fact or event (whether or not similar to any of the foregoing) which in the absence of this provision would or might constitute or afford a legal or equitable discharge or release of or defense to a guarantor or surety other than the actual payment by the Borrower of the Obligations or the actual payment by the Guarantors under this Guaranty.

13.03 The Administrative Agent, on behalf of any Lender Party, may invoke the benefits of this Guaranty before pursuing any remedies against any Obligor or any other Person. The Administrative Agent, on behalf of any Lender Party, may maintain an action against any Guarantor on this Guaranty without joining any other Obligor therein and without bringing a separate action against any other Obligor.

13.04 If any payment to any Lender Party by any Obligor is held to constitute a preference or a voidable transfer under applicable state or federal laws, or if for any other reason any Lender Party is required to refund such payment to the payor thereof or to pay the amount thereof to any other Person, such payment to such Lender Party shall not constitute a release of any Guarantor from any liability hereunder, and each Guarantor agrees to pay such amount to such Lender Party on demand and agrees and acknowledges that this Guaranty shall continue to be effective or shall be reinstated, as the case may be, to the extent of any such payment or payments. Any transfer by subrogation which is made as contemplated in Section 6 prior to any such payment or payments shall (regardless of the terms of such transfer) be automatically voided upon the making of any such payment or payments, and all rights so transferred shall thereupon revert to and be vested in the Lender Parties.

13.05 This is a continuing guaranty and shall apply to and cover all Obligations and renewals and extensions thereof and substitutions therefor from time to time.

ARTICLE XIV WAIVER. Each Guarantor hereby waives, with respect to the Obligations, this Guaranty, and the other Obligation Documents:

14.01 notice of the incurrence of any Obligation by the Borrower, and notice of any kind concerning the assets, liabilities, financial condition, creditworthiness, businesses, prospects, or other affairs of the Borrower (it being understood and agreed that: (i) each Guarantor shall take full responsibility for informing itself of such matters, (ii) neither the Administrative Agent nor any Lender Party shall have any responsibility of any kind to inform any Guarantor of such matters, and (iii) the Administrative Agent and the other Lender Parties are hereby authorized to assume that each Guarantor, by virtue of its relationships with the Borrower which are independent of this Guaranty, has full and complete knowledge of such matters whenever any Lender Party extends credit to the Borrower or takes any other action which may change or increase any Guarantor’s liabilities or losses hereunder).

14.02 notice that the Administrative Agent, the other Lender Parties, any Obligor, or any other Person has taken or omitted to take any action under any Obligation Document or any other agreement or instrument relating thereto or relating to any Obligation.

14.03 notice of acceptance of this Guaranty and all rights of each Guarantor under any statute or law discharging such Guarantor from liability hereunder for failure to sue on this Guaranty.

14.04 default, demand, presentment for payment, and notice of default, demand, dishonor, nonpayment, or nonperformance (except as otherwise set forth herein or in any other Loan Document).

14.05 notice of intention to accelerate, notice of acceleration, protest, notice of protest, notice of any exercise of remedies (as described in the following Section 5 or otherwise), and all other notices of any kind whatsoever.

ARTICLE XV EXERCISE OF REMEDIES. The Administrative Agent, on behalf of any Lender Party, shall have the right to enforce (or to direct the Collateral Agent to enforce, as so required by the terms of the Loan Documents), from time to time, in any order and at its sole discretion, any rights, powers and remedies which any Lender Party may have under the Obligation Documents or otherwise, including judicial foreclosure, the exercise of rights of power of sale, the taking of a deed or assignment in lieu of foreclosure, the appointment of a receiver to collect rents, issues and profits, the exercise of remedies against personal property, or the enforcement of any assignment of leases, rentals, oil or gas production, or other properties or rights, whether real or personal, tangible or intangible; and each Guarantor shall be liable to the Lender Parties hereunder for any deficiency resulting from the exercise by the Administrative Agent of any such right or remedy even though any rights which any Guarantor may have against the Borrower or others may be destroyed or diminished by exercise of any such right or remedy. No failure on the part of any Lender Party to exercise, and no delay in exercising, any right hereunder or under any other Obligation Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right preclude any other or further exercise thereof or the exercise of any other right. The rights, powers and remedies of the Lender Parties provided herein and in the other Obligation Documents are cumulative and are in addition to, and not exclusive of, any other rights, powers or remedies provided by law or in equity. The rights of the Lender Parties hereunder are not conditional or contingent on any attempt by any Lender Party to exercise any of its rights under any other Obligation Document against any Obligor or any other Person.

ARTICLE XVI LIMITED SUBROGATION.

16.01 Until all of the Obligations have been paid and performed in full, no Guarantor shall have any right to exercise any right of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which it may now or hereafter have against or to any Obligor in connection with this Guaranty (including any right of subrogation under any statute or other law), and each Guarantor hereby waives any rights to enforce any remedy which such Guarantor may have against the Borrower. If any amount shall be paid to any Guarantor on account of any such subrogation or other rights or any such other remedy at any time when all of the Obligations and all other expenses guaranteed pursuant hereto shall not have been paid in full, such amount shall be held in trust for the benefit of the Administrative Agent, shall be segregated from the other funds of such Guarantor and shall forthwith be paid over to the Administrative Agent to be held by the Collateral Agent as Collateral for, or then or at any time thereafter applied in whole or in part by the Administrative Agent against, all or any portion of the Obligations, whether matured or unmatured, in such order as the Administrative Agent shall elect.

16.02 If any Guarantor shall make payment to the Administrative Agent of all or any portion of the Obligations and if all of the Obligations shall be finally paid in full, the Administrative Agent will, at such Guarantor’s request and expense, execute and deliver to such Guarantor (without recourse, representation or warranty) appropriate documents necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Obligations resulting from such payment by such Guarantor; provided that such transfer shall be subject to Section 3(d) above and that without the consent of the Administrative Agent (which the Administrative Agent may withhold in its discretion) such Guarantor shall not have the right to be subrogated to any claim or right against any Obligor which has become owned by the Administrative Agent or any Lender Party, whose ownership has otherwise changed in the course of enforcement of the Obligation Documents, or which the Administrative Agent otherwise has released or wishes to release from its Obligations.

16.03 Upon full and final payment of the Obligations, each Guarantor which has made payments upon the Obligations shall be entitled to contribution from each other Guarantor hereunder, to the end that all such payments upon the Obligations shall be shared among all Guarantors in proportion to their respective Net Worths, provided that the contribution obligations of each Guarantor shall be limited to the maximum amount that it can pay at such time without rendering its contribution obligations voidable under applicable law relating to fraudulent conveyances or fraudulent transfers. As used in this subsection, the “Net Worth” of each Guarantor means, at any time, the remainder of (i) the fair value of such Guarantor’s assets (other than such right of contribution), minus (ii) the fair value of such Guarantor’s liabilities (other than its liabilities under its guaranty of the Obligations).

ARTICLE XVII SUCCESSORS AND ASSIGNS. No Guarantor’s rights or obligations hereunder may be assigned or delegated (except pursuant to a transaction permitted by the Term Loan Credit Agreement), but this Guaranty and such obligations shall pass to and be fully binding upon the successors of each Guarantor, as well as each Guarantor. This Guaranty shall apply to and inure to the benefit of each Lender Party and its successors or assigns, subject in all cases to the provisions of the Term Loan Credit Agreement regarding assignment, participation, and transfer. Without limiting the generality of the immediately preceding sentence, each Lender Party may assign, grant a participation in, or otherwise transfer any Obligation held by it or any portion thereof, and each Lender Party may assign or otherwise transfer its rights or any portion thereof under any Obligation Document, to any other Person, subject in all cases to the provisions of the Term Loan Credit Agreement regarding such assignment, participation, or transfer, and such other Person shall thereupon become entitled to all of the benefits in respect thereof granted to such Lender Party hereunder unless otherwise expressly provided by such Lender Party in connection with such assignment or transfer.

ARTICLE XVIIISUBORDINATION AND OFFSET. Each Guarantor hereby subordinates and makes inferior to the Obligations any and all indebtedness now or at any time hereafter owed by the Borrower to such Guarantor. Each Guarantor agrees that after the occurrence of any Default or Event of Default and receipt of notice from the Administrative

Agent to stop payments pursuant to this Section 8, it will neither permit the Borrower to repay such indebtedness or any part thereof nor accept payment from the Borrower of such indebtedness or any part thereof without the prior written consent of the Administrative Agent. If any Guarantor receives any such payment without the prior written consent of the Administrative Agent, the amount so paid shall be held in trust for the benefit of the Lender Parties, shall be segregated from the other funds of such Guarantor, and shall forthwith be paid over to the Administrative Agent to be held by the Collateral Agent as Collateral for, or then or at any time thereafter applied in whole or in part by the Administrative Agent against, all or any portions of the Obligations, whether matured or unmatured, in such order as the Administrative Agent shall elect. Each Guarantor hereby grants to each Lender Party a right of offset, executable as set forth in the immediately succeeding sentence, to secure the payment of the Obligations and such Guarantor’s obligations and liabilities hereunder, which right of offset shall be upon any and all monies, securities and other property (and the proceeds therefrom) of such Guarantor now or hereafter held or received by or in transit to any Lender Party from or for the account of such Guarantor, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general or special), credits and claims of such Guarantor at any time existing against any Lender Party. Upon the occurrence of any Event of Default, each Lender Party is hereby authorized at any time and from time to time, without notice to any Guarantor, to offset, appropriate and apply any and all items hereinabove referred to against the Obligations and the Guarantors’ obligations and liabilities hereunder irrespective of whether or not such Lender Party shall have made any demand under this Guaranty and although such obligations and liabilities may be contingent or unmatured. Each Lender Party agrees promptly to notify the applicable Guarantor after any such offset and application made by such Lender Party, provided that the failure to give such notice shall not affect the validity of such offset and application. The rights of each Lender Party under this section are in addition to, and shall not be limited by, any other rights and remedies (including other rights of offset) which any Lender Party may have.

ARTICLE XIX REPRESENTATIONS AND WARRANTIES. As of the date hereof, each Guarantor hereby represents and warrants as to itself to each Lender Party as follows:

19.01 Recitals 3, 4, and 5 at the beginning of this Guaranty are true and correct in all respects.

19.02 Each of the representations and warranties contained in Article V of the Term Loan Credit Agreement are true, insofar as they refer to such Guarantor, or to the assets, operations, conditions, agreements, business or actions of such Guarantor, as one of the Restricted Persons, or to the Loan Documents to which such Guarantor is a party.

ARTICLE XX COVENANTS. Each Guarantor hereby agrees to observe and comply with each of the covenants and agreements made in the Term Loan Credit Agreement if and when required, insofar as they refer to such Guarantor, or the assets, obligations, conditions, agreements, business, or actions of such Guarantor, as one of the Restricted Persons, or to the Loan Documents to which such Guarantor is a party.

ARTICLE XXI AMENDMENTS; GUARANTY SUPPLEMENTS. No amendment of any provision of this Guaranty shall be effective unless it is in writing and signed by the Guarantors and the Administrative Agent, and no waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor therefrom, shall be effective unless it is in writing and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given and to the extent specified in such writing. In addition, all such amendments and waivers shall be effective only if given with the necessary approvals of the Lenders as required in Section 10.01 of the Term Loan Credit Agreement. Upon the execution and delivery by any Person of a guaranty supplement in substantially the form of Exhibit A hereto (each, a “Guaranty Supplement”), (i) such Person shall be referred to as an “Additional Guarantor” and shall become and be a Guarantor hereunder, and each reference in this Guaranty to a “Guarantor” shall also mean and be a reference to such Additional Guarantor, and each reference in any other Loan Document to a “Guarantor” shall also mean and be a reference to such Additional Guarantor, and (ii) each reference herein to “this Guaranty,” “hereunder,” “hereof” or words of like import referring to this Guaranty and each reference in any other Loan Document to the “Guaranty,” “thereunder,” “thereof” or words of like import referring to this Guaranty, shall mean and be a reference to this Guaranty as supplemented by such Guaranty Supplement.

ARTICLE XXII SEVERABILITY. If any provision of this Guaranty is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Guaranty shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

ARTICLE XXIII INTERPRETIVE PROVISIONS. With reference to this Guaranty:

23.01 The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Guaranty in its entirety and not to any particular provision thereof, (iv) all references in this Guaranty to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Guaranty in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

23.02 In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

23.03 Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Guaranty.

ARTICLE XXIV TERM. This Guaranty shall be irrevocable until all of the Obligations have been completely and finally paid and performed, no Lender Party has any obligation to make any loans or other advances or to extend credit to the Borrower, and all obligations and undertakings of the Borrower under, by reason of, or pursuant to the Obligation Documents have been completely performed (in each case, except pursuant to a transaction permitted by the Term Loan Credit Agreement), and this Guaranty is thereafter subject to reinstatement as provided in Section 3(d). All extensions of credit and financial accommodations heretofore or hereafter made by the Administrative Agent and the other Lender Parties to the Borrower shall be conclusively presumed to have been made in acceptance hereof and in reliance hereon. Notwithstanding the foregoing, the Administrative Agent may from time to time release one or more Guarantors from its obligations under this Guaranty as permitted in Section 9.10 of the Term Loan Credit Agreement.

ARTICLE XXV NOTICES. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier addressed (a) to the Administrative Agent at the address listed in the Term Loan Credit Agreement and (b) to Guarantor at the address listed on Guarantor’s signature page hereto or to such other address or to the attention of such other individual as hereafter shall be designated in writing by the applicable party sent in accordance herewith. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).

ARTICLE XXVI LIMITATION ON INTEREST. The Lender Parties and the Guarantors intend to contract in strict compliance with applicable usury law from time to time in effect, and the provisions of the Term Loan Credit Agreement limiting the interest for which any Guarantor is obligated are expressly incorporated herein by reference.

ARTICLE XXVII LOAN DOCUMENT. This Guaranty is a Loan Document, as defined in the Term Loan Credit Agreement, and is subject to the provisions of the Term Loan Credit Agreement governing Loan Documents. Each Guarantor hereby approves the Term Loan Credit Agreement and the other Loan Documents and hereby ratifies and confirms any provisions thereof which relate to such Guarantor.

ARTICLE XXVIII COUNTERPARTS; EFFECTIVENESS. This Guaranty may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Guaranty by telecopy shall be effective as delivery of a manually executed counterpart of this Guaranty.

ARTICLE XXIX EXPENSES; INDEMNITY; DAMAGE WAIVER.

29.01 Costs and Expenses. Each Guarantor shall pay all reasonable out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Guaranty, including its rights under this Section, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Obligations.

29.02 Indemnification. Each Guarantor shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related out-of-pocket expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Guarantor arising out of, in connection with, or as a result of (i) the execution or delivery of this Guaranty, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Liability under Environmental Law related in any way to the Borrower or any of its Subsidiaries, (iv) any civil penalty or fine assessed by the U. S. Department of the Treasury’s Office of Foreign Assets Control against, and all reasonable costs and expenses (including counsel fees and disbursements) incurred in connection with defense thereof by the Administrative Agent or any Lender as a result of the funding of Loans or the acceptance of payments under the Loan Documents, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, any Guarantor, or any other Restricted Person, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower, any Guarantor, or any other Restricted Person against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower, such Guarantor, or such Restricted Person has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

29.03 Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, each Guarantor shall not assert, and hereby waives, any claim against any

Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Guaranty, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Guaranty or the other Loan Documents or the transactions contemplated hereby or thereby.

29.04 Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

29.05 Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments, the Term Loan Credit Agreement and/or this Guaranty, and the repayment, satisfaction or discharge of all the other Obligations.

ARTICLE XXX GOVERNING LAW; JURISDICTION; ETC.

30.01 GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

30.02 SUBMISSION TO JURISDICTION. EACH OF THE UNDERSIGNED IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE UNDERSIGNED IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE UNDERSIGNED AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT AGAINST ANY GUARANTOR OR ANY OF THEIR PROPERTIES IN THE COURTS OF ANY JURISDICTION.

30.03 WAIVER OF VENUE. EACH OF THE UNDERSIGNED IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

30.04 SERVICE OF PROCESS. EACH OF THE UNDERSIGNED IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 15. NOTHING IN THIS GUARANTY WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

ARTICLE XXXI WAIVER OF JURY TRIAL. EACH GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY THEORY). EACH GUARANTOR HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

ARTICLE XXXII FINAL AGREEMENT. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES HERETO.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, each Guarantor has executed and delivered this Guaranty as of the date first written above.

[NAME]

By:
Name:
Title:

Address of the Guarantor:

AGREED TO as of the date

First written above:

CREDIT SUISSE AG, as the

Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT A

FORM OF GUARANTY SUPPLEMENT

            , 201

Credit Suisse AG, as the Administrative Agent

Eleven Madison Avenue

New York, New York 10010

Re:	Senior Secured Term Loan Agreement, dated as of March 23, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Term Loan Credit Agreement”), among Energy Transfer Equity, L.P., a Delaware limited partnership (the “Borrower”), Credit Suisse AG, as the Administrative Agent and the Lenders from time to time party thereto

Ladies and Gentlemen:

Reference is made to the Term Loan Credit Agreement and to that certain Guaranty dated as of             , 201    , executed by [                    ], in favor of the Administrative Agent, for the benefit of the Lenders (as heretofore amended, supplemented, modified or restated, the “Original Guaranty”; such Original Guaranty, as in effect on the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, together with this Guaranty Supplement, being the “Guaranty”). The capitalized terms defined in the Guaranty or in the Term Loan Credit Agreement and not otherwise defined herein are used herein as therein defined.

SECTION 1. GUARANTY.

32.01 The undersigned hereby irrevocably, absolutely, and unconditionally guarantees to each Lender Party the prompt, complete, and full payment when due, and no matter how the same shall become due, of:

(a) all Obligations, as defined in the Term Loan Credit Agreement, including all principal of and all interest on the Loans, and all other sums payable in connection therewith;

(b) all other sums payable under the other Loan Documents, whether for principal, interest, fees or otherwise; and

(c) any and all other indebtedness, obligations or liabilities which may at any time be owed to any Lender Party, whether incurred heretofore or hereafter or concurrently herewith, under or pursuant to any of the Loan Documents, and including interest, reasonable attorneys’ fees and collection costs as may be provided by law or in any instrument or agreement evidencing any such indebtedness or liability.

Without limiting the generality of the foregoing, the liability hereunder of each of the undersigned shall extend to and include all post-petition interest, expenses, and other duties and liabilities of the Borrower described above in this subsection (a), or below in the following subsection (b), which would be owed by the Borrower but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization, or similar proceeding involving the Borrower.

32.02 The undersigned hereby irrevocably, absolutely, and unconditionally guarantees to each Lender Party the prompt, complete and full payment, when due, and no matter how the same shall become due, of all obligations and undertakings of the Borrower to such Lender Party under, by reason of, or pursuant to any of the Obligation Documents.

32.03 If the Borrower shall for any reason fail to pay any Obligation, as and when such Obligation shall become due and payable, whether at its stated maturity, as a result of the exercise of any power to accelerate, or otherwise, each of the undersigned will, upon demand by the Administrative Agent, pay such Obligation in full to the Administrative Agent for the benefit of the Lender Party to whom such Obligation is owed.

32.04 If either the Borrower or any of the undersigned fail to pay any Obligation as described in the immediately preceding subsections (a), (b), or (c), each of the undersigned will incur the additional obligation to pay to the Administrative Agent, and each of the undersigned will forthwith upon demand by the Administrative Agent pay to the Administrative Agent, the amount of any and all reasonable expenses, including fees and disbursements of the Administrative Agent’s counsel and of any experts or agents retained by the Administrative Agent, which the Administrative Agent may incur as a result of such failure.

32.05 The liability of each of the undersigned hereunder shall be limited to the maximum amount of liability that can be incurred without rendering this Guaranty, as it relates to such Person, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount.

32.06 The books and records of the Lender Parties showing the amount of any of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon the Guarantors and conclusive for the purpose of establishing the amount of the Obligations.

SECTION 2. OBLIGATIONS UNDER THE GUARANTY. The undersigned hereby agrees, as of the date first above written, to be bound as a Guarantor by all of the terms and conditions of the Guaranty to the same extent as each of the other Guarantors thereunder. The undersigned further agrees, as of the date first above written, that each reference in the Guaranty to an “Additional Guarantor” or a “Guarantor” shall also mean and be a reference to the undersigned, and each reference in any other Loan Document to a “Guarantor” shall also mean and be a reference to the undersigned.

ARTICLE XXXIII COUNTERPARTS; EFFECTIVENESS. This Guaranty Supplement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Guaranty Supplement by telecopy shall be effective as delivery of a manually executed counterpart of this Guaranty Supplement.

ARTICLE XXXIV GOVERNING LAW; SUBMISSION TO JURISDICTION.

34.01 GOVERNING LAW. THIS GUARANTY SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

34.02 SUBMISSION TO JURISDICTION. EACH OF THE UNDERSIGNED IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY SUPPLEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE UNDERSIGNED IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE UNDERSIGNED AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY SUPPLEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY SUPPLEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY OF THE UNDERSIGNED OR ANY OF THEIR PROPERTIES IN THE COURTS OF ANY JURISDICTION.

34.03 WAIVER OF VENUE. EACH OF THE UNDERSIGNED IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY

APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY SUPPLEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

34.04 SERVICE OF PROCESS. EACH OF THE UNDERSIGNED HEREBY IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 15 OF THE GUARANTY. NOTHING IN THIS GUARANTY SUPPLEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 5. WAIVER OF JURY TRIAL. EACH OF THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY SUPPLEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY THEORY). EACH OF THE UNDERSIGNED HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY SUPPLEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 6. FINAL AGREEMENT. THIS GUARANTY SUPPLEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES HERETO.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Guaranty Supplement as of the date first written above.

Very truly yours,

[NAME OF ADDITIONAL GUARANTOR]

By:
Name:
Title:

Address of Guarantor:

EXHIBIT D

FORM OF SOLVENCY CERTIFICATE

March [    ], 2012

This Solvency Certificate (the “Certificate”) of Energy Transfer Equity, L.P., a Delaware limited partnership (the “Borrower”), and its Subsidiaries is delivered pursuant to Section 4.01(a) of the Senior Secured Term Loan Agreement entered into as of March 23, 2012 (the “Term Loan Credit Agreement”) by and among the Borrower, Credit Suisse AG, as the Administrative Agent and the Lenders from time to time party thereto. Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Term Loan Credit Agreement.

I, [            ], the duly elected, qualified and acting Chief Financial Officer of LE GP, LLC, a Delaware limited liability company and the general partner of the Borrower, DO HEREBY CERTIFY in my capacity as such officer and not in my individual capacity, as of the date hereof, that:

1. I have reviewed the terms and provisions of the Term Loan Credit Agreement and the other Loan Documents referred to therein (collectively, the “Transaction Documents”) and such other documents as I have deemed relevant and the contents of this Certificate and, in connection herewith, have made such investigation, as I have deemed necessary therefor. Furthermore, I confirm and acknowledge that the Administrative Agent and the Lenders are relying on the truth and accuracy of this Certificate in connection with the Commitments and Loans under the Term Loan Credit Agreement.

2. Before and after giving effect to the transactions contemplated by the Term Loan Credit Agreement (the “Transactions”), the fair value of any and all property of the Borrower and its Restricted Subsidiaries, on a consolidated basis, is greater than the probable liability on existing debts of the Borrower and its Restricted Subsidiaries, on a consolidated basis, as they become absolute and matured.

3. Before and after giving effect to the Transactions, the present fair saleable value of any and all property of the Borrower and its Restricted Subsidiaries, on a consolidated basis, is greater than the probable liability on existing debts of the Borrower and its Restricted Subsidiaries, on a consolidated basis, as they become absolute and matured.

4. Before and after giving effect to the Transactions, the Borrower and its Restricted Subsidiaries, on a consolidated basis, are solvent and are able to pay their debts (including, without limitation, contingent and subordinated liabilities) as they become absolute and mature.

5. The Borrower and its Restricted Subsidiaries, on a consolidated basis, do not intend to, nor do they believe that they will, incur debts that would be beyond their ability to pay as such debts mature.

6. Before and after giving effect to Transactions, the Borrower and its Restricted Subsidiaries are not engaged in businesses or transactions, nor about to engage in businesses or transactions, for which any property remaining would, on a consolidated basis, constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which they are engaged.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, I have executed this Certificate as of the date first written above.

By:
Name:
Title:	Chief Financial Officer

EXHIBIT E

FORM OF LOAN NOTICE

Date: March [    ], 2012

To:	Credit Suisse AG, as the Administrative Agent

Ladies and Gentlemen:

Reference is made to the Senior Secured Term Loan Agreement, dated as of March 23, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among Energy Transfer Equity, L.P., a Delaware limited partnership (the “Borrower”), Credit Suisse AG, as the Administrative Agent and the Lenders from time to time party thereto. Terms that are defined in the Agreement are used herein with the meanings given them in the Agreement.

[For Loans on the Funding Date use the following:]

Pursuant to the terms of the Agreement, the Borrower hereby requests the Lenders to make Loan[s] to Borrower in the aggregate principal amount of $ [        ] and specifies March 26, 2012, as the date Borrower desires for the Lenders to make such Loan[s] and for the Administrative Agent to deliver to the Borrower the proceeds thereof. Such Loan[s] are [is] hereby designated as follows:

Type of Loans: [Eurodollar Loans][ABR Loans]

[Length of Interest Periods for Eurodollar Loan:              months.]

[Aggregate amount of new Borrowing:                                                          $            ]

[For conversion or continuation use the following:]

Borrower hereby requests a conversion or continuation of existing Loans into a new Borrowing pursuant to Section 2.03 of the Agreement as follows:

Existing Borrowing(s) of Loans to be Continued or Converted:

$          of Eurodollar Loans with Interest Period ending

$          of ABR Loans

Date of Continuation or Conversion:

Length of Interest Period for Eurodollar Loans:                                              months]

To induce the Lenders to [make/continue/convert] such Loan[s], the Borrower hereby represents, warrants, acknowledges, and agrees to and with the Administrative Agent and each Lender that:

a.	The undersigned is the duly elected, qualified and acting officer of LE GP, LLC, a Delaware limited liability company and the general partner of the Borrower, as indicated below such officer’s signature hereto having all necessary authority to act for the Borrower in making the request herein contained.

b.	The Specified Representations made by the Borrower in the Agreement are true and correct in all material respects on and as of the date hereof, with the same effect as though such Specified Representations had been made on and as of the date hereof, except to the extent that such Specified Representations specifically refer to an earlier date, in which case they were true and correct as of such earlier date.

c.	The Borrowings requested herein comply with the requirements set forth in Section 2.04 of the Agreement.

The undersigned hereby certifies that, to the best of his knowledge after due inquiry, the above representations, warranties, acknowledgments, and agreements of the Borrower are true, correct and complete in all material respects.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, this instrument is executed as of

ENERGY TRANSFER EQUITY, L.P.

By:	LE GP, LLC, its general partner

By:

EXHIBIT F

FORM OF NOTE

$	, 201

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to              or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under the Senior Secured Term Loan Agreement, dated as of March 23, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), by and among the Borrower, Credit Suisse AG, as the Administrative Agent and the Lenders from time to time party thereto. Terms that are defined in the Agreement are used herein with the meanings given them in the Agreement.

The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranty. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

ENERGY TRANSFER EQUITY, L.P.

By:	LE GP, LLC, its general partner

By:

F-1

EXHIBIT G

FORM OF PERFECTION CERTIFICATE

[Provided under separate cover]

G-1

EXHIBIT H-1

FORM OF EXEMPTION CERTIFICATE FOR NON-U.S. LENDERS THAT ARE NOT

PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES

Reference is hereby made to the Senior Secured Term Loan Agreement dated as of March 23, 2012 (as amended, supplemented or otherwise modified from time to time, the “Term Loan Credit Agreement”), among ENERGY TRANSFER EQUITY, L.P., a Delaware limited partnership (the “Borrower”), CREDIT SUISSE AG, as Administrative Agent and each lender from time to time party thereto.

Pursuant to the provisions of Section 3.01 of the Term Loan Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Term Loan Credit Agreement and used herein shall have the meanings given to them in the Term Loan Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]

H-1-1

EXHIBIT H-2

FORM OF EXEMPTION CERTIFICATE FOR NON-U.S. LENDERS THAT ARE

PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES

Reference is hereby made to the Senior Secured Term Loan Agreement dated as of March 23, 2012 (as amended, supplemented or otherwise modified from time to time, the “Term Loan Credit Agreement”), among ENERGY TRANSFER EQUITY, L.P., a Delaware limited partnership (the “Borrower”), CREDIT SUISSE AG, as Administrative Agent and each lender from time to time party thereto.

Pursuant to the provisions of Section 3.01 of the Term Loan Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Term Loan Credit Agreement, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Term Loan Credit Agreement and used herein shall have the meanings given to them in the Term Loan Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]

H-2-1